UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

CNO Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

2022

Annual Meeting
of Shareholders
Proxy Statement

Notice of Annual Meeting of Shareholders

Voting Items
Proposal 1: To elect the nine directors nominated to the Board of Directors of the Company and named in the Proxy Statement, each for a one-year term ending in 2023.

Proposal 2: To approve, by non-binding advisory vote, the executive compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement.

Proposal 3: To approve the Company’s Amended and Restated Certificate of Incorporation to include the Replacement NOL Protective Amendment.

Proposal 4: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022.

To consider other matters, if any, as may properly come before the Annual Meeting and any adjournment or postponement thereof.
The Board of Directors unanimously recommends that you vote FOR all director nominees and in favor of approving each of the above proposals.
Your Vote is Important.
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), on or about March [  ], 2022, we either mailed you a Notice of Internet Availability of Proxy Materials (the “Notice”) notifying you how to vote online and how to access an electronic copy of this Proxy Statement and the Company’s Annual Report to Shareholders (together referred to as the “Proxy Materials”) or mailed you a complete set of the Proxy Materials and proxy card. If you have not received but would like to receive printed copies of these documents, including a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice.
If you received a paper copy of the Proxy Materials, management and the Board of Directors respectfully request that you date, sign and return the enclosed proxy card in the postage-paid envelope so that we receive the proxy card prior to the Annual Meeting. Alternatively, you may follow the instructions on your proxy card or Notice for submitting a proxy electronically or by telephone. If your shares are held in the name of a bank, broker or other holder of record, please follow the procedures as described in the voting form that they send to you. If you subsequently attend the virtual meeting, you may withdraw your proxy and vote during the meeting.
Our Proxy Statement follows. Our Proxy Statement (including all attachments), the Company’s Annual Report to Shareholders (which includes the Annual Report on Form 10-K for the year ended December 31, 2021) (which is not deemed to be part of the official proxy soliciting materials), and any amendments to the foregoing materials that are required to be provided to shareholders are available at www.proxyvote.com. Shareholders may obtain copies of the Proxy Statement, Annual Report to Shareholders (including financial statements and schedules thereto) and form of proxy relating to this or future meetings of the Company’s shareholders, free of charge on our website at www.CNOinc.com in the “Investors—Financials—SEC Filings” section, by calling (317) 817-2893 or by emailing the Company at ir@CNOinc.com.
By Order of the Board of Directors,
Rachel J. Spehler
Vice President, Deputy General Counsel and Secretary
March [  ], 2022
Carmel, Indiana
Meeting and Voting Information
Date and Time May 19, 2022 8:00 a.m. Eastern Daylight Time Record Date March 21, 2022

Admission
The Annual Meeting is being
held virtually only. You will be
able to attend the Annual
Meeting, vote and submit your
questions during the meeting
via live webcast by visiting
www.virtualshareholdermeeting.com/ CNO2022. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice or proxy card.

Voting You may cast your vote online, by telephone, by mail, or virtually at the meeting. For more details on how to vote, see the Q&A beginning on page 7.

CNO Financial Group, Inc. 2022 Proxy Statement1

Executive Summary

Our Business
CNO Financial Group, Inc. (“CNO,” the “Company,” “we,” “us,” or “our”) is a Fortune 1000 company with $4.1 billion in total revenues for the year ended December 31, 2021. Our mission is to secure the future of middle-income America by providing insurance and financial services that help protect their health, income and retirement needs, while building enduring value for all our stakeholders. Our strategic plan focuses on delivering long-term value for our shareholders.
CNO has a unique set of highly valuable distribution assets that market our annuity, health and life insurance products. We view the financial results of our business based on our consolidated product line segments (annuity, health and life) and the investment and fee income segments. Our exclusive agent distribution force is among the largest in the industry and has deep and established customer relationships. We operate a leading* direct-to-consumer life insurance business with significant brand awareness and a highly leverageable platform. We also operate a growing workforce benefits solutions business.
In January 2020, we announced a strategic transformation to create a more integrated, customer-centric organization. Our new operating model realigned our three businesses into two divisions centered on the customers we serve: Consumer and Worksite. Changing consumer behaviors, including increased comfort with transacting online, drove our transformation. The 2020 onset of the COVID-19 pandemic made more critical the shift to digitally enabled customer interaction and purchases across all industries. In some cases, the pandemic required us to accelerate the pace and execution of our transformation priorities. In other cases, such as in our Worksite business, the pandemic disrupted our progress because of emerging variants, associated lockdowns and delayed return-to-office plans at Worksite client companies.
In 2021, our focus remained squarely on executing our transformation strategy and enhancing the framework of our customer-centric operating model amidst navigating the uncertainties of the ongoing pandemic and macroeconomic environment. Within the Consumer Division, we strengthened the integration between our direct-to-consumer and exclusive field agency channels, which enabled cross-channel efficiencies to better serve our customers. In 2021, customers were able to transact with us online, over the phone, in person or virtually with a local agent, or a combination of the three means of interaction. Our ability to provide customers with this type of hybrid experience—an integrated blend of virtual and local service—is key to how we think about serving our market. It allows us to build deeper, more meaningful relationships with our clients and establish a level of trust that is difficult to duplicate without local agents.
Within the Worksite Division, we acquired DirectPath, a leading national provider of employee benefits advocacy and education services to employers and employees, in February 2021. We now offer a unique combination of voluntary benefits, benefits administration technology, year-round advocacy and education services. Building out our capabilities gets us deeper into the employer/employee value chain and strengthens our position to capture future growth. As employers continue to reduce employer-paid benefits and shift more responsibility for managing healthcare costs onto employees, the demand for our supplementary products and services is likely to grow.
2021 Business and Operational Highlights
In 2021, we delivered solid financial results and made continued progress optimizing our business realignment amidst continued COVID-related disruption.
Our broad product portfolio and multi-channel business model enabled us to navigate the pandemic from a position of strength. In 2021, we continued to experience favorable morbidity impacts within our health products, which served to more than offset the unfavorable COVID-related mortality impacts in our life products, which demonstrated the benefits of our diverse product offerings. Demand for products within our direct-to-consumer distribution channel remained high, which helped to offset pockets of weakness in businesses that rely on in-person distribution due to the ongoing challenges of accessing prospective clients face-to-face during the pandemic. Our fee businesses complemented our underwriting and spread-based earnings.
*
Based on Company research of carrier-owned direct-to-consumer programs and carrier-owned captive agencies.

CNO Financial Group, Inc. 2022 Proxy Statement

Company Initiatives
CNO’s mission is to secure the future of middle-income America by providing insurance and financial services that help protect their health, income and retirement needs, while building enduring value for all our stakeholders.
Strategic Objectives
Our Board of Directors (“Board”) frequently discusses our strategy and holds a multi-day, long-term strategy session each year. Management and the Board routinely discuss the implementation and refinement of strategic goals, and the Board holds management accountable for evaluating and executing our strategy. Our strategic objectives remain unchanged:
»
Execute on our strategic transformation.

»
Extend the breadth and depth of our product offerings.

»
Leverage our diverse distribution channels and unique product combinations.

»
Expand to serve slightly younger and wealthier consumers within the middle-income market.

»
Enhance the customer experience.

»
Deploy excess capital to its highest and best use.

Execute on Our Strategic Transformation
In January 2020, our strategic transformation realigned our three businesses into two divisions centered on the customers we serve: Consumer and Worksite. In 2021, we continued to optimize this customer-centric business model. Within our Consumer Division, we strengthened the integration between our direct-to-consumer and exclusive field agency channels, which enabled cross-channel efficiencies to better serve our customers. At our Worksite Division, we focused on the integration of our various businesses to strengthen our position for future growth as the economy reopens. Examples include:
»
The Consumer Division serves individual consumers, engaging with them on the phone, online, face-to-face or virtually with agents, or through a combination of sales channels.

»
Lead-sharing programs and collaboration efforts between exclusive agent and direct-to-consumer channels were expanded and drove significant increases in life insurance and third-party health sales growth, higher conversion rates and lower overall customer acquisition costs.

»
The Worksite Division developed new virtual approaches to engage with employers and employees and expanded our product and service offerings both organically and through the acquisition of DirectPath.

Extend the Breadth and Depth of Our Product Offerings
»
We introduced 22 new products and product enhancements in 2021, including:

•
Guaranteed Lifetime Income Annuity Plus, a lifetime income indexed annuity that provides for temporary increase in the Lifetime Income Withdrawal in the event of a qualified health crisis.

•
Life Product Portfolio Update, that included 15 life insurance product enhancements and updates to comply with updated regulations.

•
Supplemental Health Product Expansion, which made these products more broadly available in more states to meet customer demand in our individual and worksite markets.

»
We introduced new third-party products through our online health insurance marketplace, myHealthPolicy.com, including additional Medicare Advantage and prescription drug programs.

CNO Financial Group, Inc. 2022 Proxy Statement3

Leverage Our Diverse Distribution Channels and Unique Product Combinations
»
Our high-touch model, which blends the digital capabilities of our growing online health platform, myHealthPolicy.com, with the personal support of our tele-agents and local Bankers Life agents, is driving meaningful increases to lead flow and customer engagement in our online marketplace.

»
Ongoing investments in agent recruiting and retention initiatives continued to generate positive results, including improvements in veteran agent retention and agent productivity.

»
Our producing agent count was unfavorably impacted by the challenging labor market, particularly in the second half of 2021. We are piloting various programs to boost our new agent recruiting but expect these headwinds to continue in the near-term.

Expand to Serve Slightly Younger and Wealthier Consumers Within the Middle-Income Market
»
Our Broker Dealer and Registered Investment Adviser businesses continued to grow. Client assets in brokerage accounts increased 25% over the prior year, to $2.9 billion.

»
Annuity collected premiums grew 20% for the year.

Enhance the Customer Experience
»
We improved our online purchasing experience with our refreshed ColonialPenn.com website, which makes it simpler for customers to research and apply for life insurance protection.

»
We introduced two new engagement initiatives: select Bankers Life customers received digital onboarding emails with useful retirement tips and resources and Washington National customers accessed more online claims information through our enhanced My.WashingtonNational.com portal.

»
We continued to offer digital tools such as video conferencing, e-signature, voice authorizations and telesales assistance to help customers to file claims, submit applications, pay bills and easily view claim information online.

Deploy Excess Capital to Its Highest and Best Use
»
See “Returning Capital to Shareholders” on page 5 for 2021 highlights.

CNO Financial Group, Inc. 2022 Proxy Statement

Company Results
Strong Financial Performance
As a result of the positive momentum created by growth initiatives that were implemented over the past few years, we entered 2021 on solid footing.
»
Underwriting results overall continued to be favorably impacted by consumers deferring healthcare treatments as a result of the COVID-19 pandemic. Underlying margins excluding the effects of the COVID-19 pandemic and other significant items remained stable.

»
CNO reported net income of $441.0 million, or $3.36 per diluted share, compared to $301.8 million, or $2.11 per diluted share, in 2020.

»
Net operating income(1) was $365.6 million, or $2.79 per diluted share, in 2021, compared to $362.3 million, or $2.53 per diluted share, in 2020.

•
The pandemic continued to underscore the crucial need for life insurance products among our consumer base. Demand for life insurance, particularly within our direct-to-consumer channels, increased meaningfully in 2021. Compared to the prior year, new annualized premium (“NAP”) for life insurance was up 12%. NAP for health insurance was up 6%.

•
At the same time, COVID disruptions limited our agents’ face-to-face meetings with consumers, particularly within our Worksite Division, where onsite benefits enrollments were delayed or postponed. Challenging labor market conditions impacted new agent recruiting, which created headwinds in both divisions.

•
We experienced strong policy persistency in 2021.

•
Life and health collected premiums were up 1%, and annuity collected premiums were up 20%.

Disciplined Expense Control
The insurance industry faces significant headwinds from the lower interest rate environment and other macro-economic challenges. In response, we remain focused on balancing expense discipline and operating efficiency against continued targeted investments to drive future growth and enhance technology. Total allocated and unallocated expenses were up 0.9% in 2021, and included significant regulatory, legal and other items in both periods.

Returning Capital to Shareholders
CNO remains committed to prudent capital management, including deploying 100% of our excess capital to its highest and best use.
»
In 2021, the Company generated $380 million in free cash flow(1). By releasing excess capital, we were able to return $468 million to shareholders—a record $402 million in the form of share repurchases, which reduced our share count by 11% in 2021, and $66 million in the form of common stock dividends.

»
In February 2021, we acquired DirectPath, a leading national provider of employee benefits management services to employers and employees.

»
For the 10-year period ended December 31, 2021, we returned $3.4 billion to shareholders—$2.9 billion in the form of securities repurchases, which reduced our share count by 50% during this period, and $0.5 billion in the form of common stock dividends.

»
As of December 31, 2021, we had $366.9 million of share repurchase authorization remaining.

(1) Net operating income; net operating income per diluted share; Operating ROE; book value per diluted share, excluding accumulated other comprehensive income (loss); debt to total capital ratio, excluding accumulated other comprehensive income; and free cash flow, are non-GAAP financial measures. See “Information Related to Certain Non-GAAP Financial Measures” beginning on page 92 for a description of these measures and a reconciliation to the corresponding GAAP measure.
CNO Financial Group, Inc. 2022 Proxy Statement5

Solid Capital and Liquidity
We ended 2021 with robust capital and liquidity.
»
The unrestricted cash and investments held by CNO and its non-insurance subsidiaries was $249 million, and we had a consolidated risk-based capital ratio of 386% at December 31, 2021.

»
Book value per diluted share, excluding accumulated other comprehensive income (loss)(1), increased to $26.86 at the end of 2021 from $23.95 at the end of 2020.

»
Debt to total capital ratio at the end of 2021, excluding accumulated other comprehensive income(1), was 25.6%.

»
We amended our revolving credit facility in 2021, extending the maturity date to July 16, 2026 and favorably modifying various covenants.

»
Our senior debt is rated as investment grade by all four primary rating agencies.

(1) Net operating income; net operating income per diluted share; Operating ROE; book value per diluted share, excluding accumulated other comprehensive income (loss); debt to total capital ratio, excluding accumulated other comprehensive income; and free cash flow, are non-GAAP financial measures. See “Information Related to Certain Non-GAAP Financial Measures” beginning on page 92 for a description of these measures and a reconciliation to the corresponding GAAP measure.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

CNO Financial Group, Inc.
S&P 500
S&P 500 Life & Health Insurance
S&P 400 Mid Cap
$250
$200
$150
$100
$50
$-
12/16
12/17
12/18
12/19
12/20
12/21

*
$100 invested on 12/31/16 in stock or index, including reinvestment of dividends.

	12/16	12/17	12/18	12/19	12/20	12/21
CNO Financial Group, Inc.	$100.00	$131.02	$80.55	$100.75	$126.94	$139.01
S&P 500	100.00	121.83	116.49	153.17	181.35	233.41
S&P 500 Life & Health Insurance	100.00	116.43	92.24	113.63	102.86	140.59
S&P 400 Mid Cap	100.00	116.24	103.36	130.44	148.26	184.97

CNO Financial Group, Inc. 2022 Proxy Statement

Annual Meeting Information

Q: How are proxies solicited, and who pays the costs of soliciting them?
Proxies may be solicited by mail, telephone, internet or in person. Proxies may be solicited by members of the Board, officers and other Company representatives. All expenses relating to the preparation and distribution to shareholders of the Notice, the Proxy Materials and the form of proxy will be paid by CNO.
Q: Who is entitled to vote?
Only holders of record of shares of CNO’s common stock as of the close of business on March 21, 2022 will be entitled to vote at the Annual Meeting. On such record date, CNO had [  ] shares of common stock outstanding and entitled to vote at the Annual Meeting and any adjournment or postponement thereof. Each share of common stock will be entitled to one vote with respect to each matter submitted to a vote at the Annual Meeting. Information on how to vote by internet, phone, mail or during the Annual Meeting is set forth below.
Q: What constitutes a quorum at the Annual Meeting?
The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.
Q: How do I attend the Annual Meeting?
You will be able to attend, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/CNO2022. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice or on your proxy card if you receive the Proxy Materials by mail. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
Q: How do I submit a question to be answered during the Annual Meeting?
This year’s shareholders’ question-and-answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. If you would like to submit a question in advance of the Annual Meeting, please email your question to ir@CNOinc.com. If you would like to submit a question during the Annual Meeting, once you have logged into the webcast, simply type your question in the “ask a question” box and click “submit.” Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Any questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted on the Company’s website after the Annual Meeting.
Q: What will I be voting on at the Annual Meeting?
You are being asked to:
1.
Elect the nine directors nominated to the Board;

2.
Approve, by non-binding advisory vote, the executive compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement;

3.
Approve the Amended and Restated Certificate of Incorporation to include the Replacement NOL Protective Amendment to Preserve Value of Tax Net Operating Losses and Certain Other Tax Losses; and

4.
Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022.

The Board unanimously recommends that you vote FOR all director nominees and in favor of approving Proposals 2, 3 and 4.
While it’s possible that other matters could come up for a vote at the meeting, the Board is not presently aware of any such matters.
CNO Financial Group, Inc. 2022 Proxy Statement7

Q: How many votes are needed to approve each proposal?
Assuming that a quorum is present, a majority of the votes cast in person or by proxy by the holders of shares entitled to vote at the Annual Meeting is required to elect each director. The vote required to approve the Replacement NOL Protective Amendment (Proposal 3) is a majority of the issued and outstanding shares entitled to vote at the Annual Meeting. Proposals 2 and 4 are approved with the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the applicable subject matter.
Q: How do abstentions, unmarked proxy cards and broker non-votes affect the voting results?
Abstentions: Abstentions and shares represented by “broker non-votes,” as described below, are counted as present and entitled to vote for the purpose of determining a quorum. Abstentions from voting will have no impact on the election of directors (Proposal 1) and will have the same effect as voting against each other proposal.
Unmarked proxy cards: If you submit a proxy card without giving specific voting instructions, your shares will be voted in accordance with the Board recommendations set forth above.
Broker non-votes: A broker non-vote occurs if you hold your shares in street name and do not provide voting instructions to your broker, bank or other holder of record on a proposal and your broker, bank or other holder of record does not have discretionary authority to vote on such proposal. The New York Stock Exchange (“NYSE”) rules determine whether uninstructed brokers have discretionary voting power on a particular proposal. Broker non- votes will have no effect on the outcomes of Proposals 1 and 2 because the shares subject to the broker non-vote will not be entitled to vote on such matters. Broker non-votes will have the effect of voting against Proposal 3. Your broker, bank or other holder of record will have discretion to vote your uninstructed shares on Proposal 4.
Q: Why did I receive this Proxy Statement or notice of internet availability of Proxy Materials?
On or about March [ ], 2022, we either (1) mailed you a Notice detailing how to vote online and how to access an electronic copy of the Proxy Materials; or (2) mailed you a complete set of the Proxy Materials. If you received the Notice but would like to receive printed copies of the Proxy Materials and proxy card, please follow the instructions for requesting such materials in the Notice. A completed proxy should be returned in the envelope provided to you for that purpose (if you have requested or received a paper copy of the Proxy Materials) for delivery no later than May 18, 2022, as further detailed below. If the form of proxy is properly executed and delivered in time for the Annual Meeting, the named proxy holders will vote the shares represented by the proxy in accordance with the instructions marked on the proxy.
Each shareholder may appoint a person (who need not be a shareholder) other than the persons named in the proxy to represent him or her at the Annual Meeting by properly completing a proxy. Persons appointed as proxies may vote at their discretion on other matters as may properly come before the meeting.
Whether or not you plan to attend the Annual Meeting, we encourage you to grant a proxy to vote your shares.

CNO Financial Group, Inc. 2022 Proxy Statement

Q: How do I vote?
You may vote:

ONLINE. You can vote in advance of the Annual Meeting at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number that is shown on your Notice or on your proxy card (if you received a paper copy of the Proxy Materials).
You may attend the Annual Meeting via the webcast and vote during the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNO2022 and entering the 16-digit control number that is shown on your Notice or on your proxy card (if you received a paper copy of the Proxy Materials). Please have your Notice in hand when you access the website and then follow the instructions.

BY TELEPHONE. You can vote using a touch-tone telephone by calling the toll-free number included on your Notice, 24 hours a day, seven days a week. You will need the 16-digit control number that is shown on your Notice or on your proxy card (if you received a paper copy of the Proxy Materials).
The internet and telephone voting procedures, which comply with Delaware law and the SEC rules, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

BY MAIL. If you have received a paper copy of the Proxy Materials by mail, you may complete, sign, date and return by mail the paper proxy card sent to you in the envelope provided to you with your Proxy Materials.

Q: What if my voting shares are held in street name?
If you hold your shares in street name (that is, if you hold your shares through a broker, bank or other holder of record), you must follow the instructions printed on your voting instruction form. In most instances, you will be able to submit voting instructions to your bank, broker or other holder of record over the internet, by telephone, or by mail.
If you want to vote virtually at the Annual Meeting and hold your shares in street name, you must obtain a legal proxy from your bank, broker or other holder of record authorizing you to vote and follow the instructions printed on your voting instruction form.
Q: What is the deadline for submitting votes by internet, telephone or mail?
Proxies submitted over the internet or by telephone as described above must be received by 11:59 p.m. Eastern Daylight Time, on May 18, 2022.
Proxies submitted by mail should be returned in the envelope provided to you with your paper proxy card or voting instruction form and must be received no later than May 18, 2022.
Please note that you may receive multiple copies of the Notice or Proxy Materials (electronically and/or by mail). These materials may not be duplicates as you may receive separate copies of the Notice or Proxy Materials for each type of account in which you hold shares. Please be sure to vote all of your shares in each of your accounts in accordance with the directions that you receive. In the case of duplicate votes for shares in a particular account, only your last vote will count.
Q: Can I revoke my proxy or change my vote after I vote my proxy?
A shareholder may revoke a proxy at any time before it is exercised by mailing or delivering to the Corporate Secretary a written notice of revocation or a later-dated proxy, or by attending the virtual Annual Meeting and voting.
CNO Financial Group, Inc. 2022 Proxy Statement9

Proposal 1
Election of Directors

Nine individuals are nominated for election to the Board at the Annual Meeting for one-year terms expiring at the 2023 Annual Meeting. Each nominee is a current member of the Board. All directors will serve until their successors are duly elected and qualified. Mr. Greving will retire from the Board at the conclusion of his current term, which ends at the close of the Annual Meeting. The table below lists each director nominee and our current directors’ membership on the five committees of the Board: Audit and Enterprise Risk (“Audit Committee”), Governance and Nominating (“Governance Committee”), Human Resources and Compensation (“HR/Compensation Committee” or “HRCC”), Investment, and Executive.

The Board of Directors recommends you vote FOR the election of all director nominees.
				Committee Memberships
Director Nominees	IND	Age	Director Since	AR	GOV	HRC	I	E
Gary C. Bhojwani Chief Executive Officer, CNO Financial Group, Inc.	–	54	2017	–	–	–	●	●
Ellyn L. Brown Former Principal, Brown & Associates	★	72	2012	–	▲	●	–	–
Stephen N. David Senior Advisor, The Boston Consulting Group	★	73	2017	●	●	–	–	–
David B. Foss Board Chair and Chief Executive Officer, Jack Henry & Associates, Inc.	★	60	2019	–	●	●	–	–
Mary R. (Nina) Henderson Former Corporate Vice President, Bestfoods and President, Bestfoods Grocery	★	71	2012	–	–	▲	●	–
Daniel R. Maurer Board Chair, CNO Financial Group, Inc. Former Executive, Intuit Inc.	★	65	2015	–	–	–	–	▲
Chetlur S. Ragavan Former Executive Vice President and Chief Risk Officer, Voya Financial	★	67	2021	●	–	–	●	–
Steven E. Shebik Former Vice Chair, The Allstate Corporation and Allstate Insurance Company	★	65	2020	●	–	–	▲	–
Frederick J. Sievert Former President, New York Life Insurance Company	★	74	2011	–	●	●	–	–
Retiring Director
Robert C. Greving Former Executive Vice President, Chief Financial Officer and Chief Actuary, Unum Group	★	69	2011	▲	–	–	●	●
★ Independent ▲ Chair ● Member	AR Audit and Enterprise Risk GOV Governance and Nominating	HRC Human Resources and Compensation	E Executive I Investment

CNO Financial Group, Inc. 2022 Proxy Statement

Diversity of Nominees
Our Board is of the view that a diverse mix of directors is essential to meeting its oversight responsibility.
The Board and the Company benefit from a variety of viewpoints, professional experiences, educational backgrounds and skills, and from the different perspectives that may be brought to the Board by individuals with different characteristics. To that end, the Governance Committee considers numerous factors in evaluating, recruiting and recommending candidates to fill Board positions. Such factors include, among others, diversity in gender, ethnicity, race, age, cultural framework, economic background and geographic origin. The Governance Committee reviews the skills and experiences of each director, and the composite of Board skills and experiences, to assess its progress in building an effective and diverse Board.
The tables below highlight the characteristics of our director nominees. Each director nominee’s background and relevant experience is described in more detail commencing on page 16.

Independence

1 Non-independent CEO
8 Independent Directors
88%
Independent

Director Nominee Tenure

3 Nominees <1–3 years
2 Nominees 4–6 years
6 Years
Average Tenure
4 Nominees 7+ years

Director Nominee Age Distribution

4 Nominees 60–69 years
1 Nominee 50–59 years
66 Years
Average Age
4 Nominees 70+ years

Diversity

Board

2 Women
44%
Diverse
2 Ethnically/Racially Diverse

Committee Chairs

2 Women
40%
Diverse

CNO Financial Group, Inc. 2022 Proxy Statement11

Board of Directors’ Qualifications and Experience
Our directors are expected to exercise leadership, sound judgment, high ethical standards and a commitment to the current and future success of the Company.
In considering candidates for the Board, the Governance Committee evaluates:
»
The depth and types of experience, skills, attributes and qualifications of current Board members and potential candidates to ensure that the Board can effectively guide the Company’s strategic future and oversee its management;

»
Independence, financial literacy, personal and professional accomplishments and experience in light of the Company’s current and future needs;

»
For incumbent directors, overall engagement and continued contributions to the Board’s effectiveness;

»
Succession planning to replace directors who are anticipated to retire in one to three years; and

»
Diversity factors, including those previously discussed.

The following table summarizes each director nominee’s areas of focus or expertise on which the Board particularly relies and highlights the balanced mix of experience, qualifications and attributes of the Board as a whole. The biographies commencing on page 16 describe each director nominee’s background and relevant experience in more detail.

Diversity of Skills and Experiences

FINANCIAL EXPERTISE
Corporate finance 9
Expertise as CFO or financial expert 7
Capital markets 7
INVESTMENTS
Securities analysis 6
Mergers & acquisitions 8
Rating agencies & process 7
Brokerage & investment adviser 4
INDUSTRY EXPERIENCE
Insurance 7
Other financial services 7
Banking (retail, commercial, investment) 3
CORPORATE AFFAIRS
Company culture & transformation 9
Strategic planning 9
Public affairs, gov. relations or corp.comm. 7
MANAGEMENT
CEO or division president 7
Human capital management 9
RISK MANAGEMENT
Legal & regulatory compliance 7
Risk assessment & management 9
Ethics & non-securities compliance 8
Sustainability 5
GOVERNANCE
Corporate governance 8
Other public company board experience 7
Public company senior executive 7
CONSUMER INSIGHTS
Marketing, insurance/finance products & services 6
Middle market consumer products & services 6
Sales, insurance/finance products & services 5
TECHNOLOGY & INNOVATION
Digital marketing & sales 5
Information technology 8
Technology transformation management 8
Cyber & data security 7
EXTENSIVE
CORE

CNO Financial Group, Inc. 2022 Proxy Statement

Financial Expertise. Experience as a financial expert, public company chief financial officer or audit partner enables in-depth analysis of our financial statements, capital structure and financial reporting processes.
Investments. Investment management and mergers and acquisitions expertise adds valuable perspective to, and provides oversight of, these critical functions of our business.
Industry Experience. Experience working as a senior executive in the insurance or financial services industry provides a deep understanding of the complexities, opportunities and challenges necessary to set the strategic direction of the Company.
Corporate Affairs. Experience in strategic planning, sustainability, community relations and corporate social responsibility offers valuable insight on our goals and programs in these areas.
Management. Experience managing a multi-function enterprise in developing and executing business plans through human capital to deliver stable financial results provides a range of Board perspectives on business opportunities and challenges.
Risk Management. Expertise in managing risk in complex, highly regulated organizations facilitates a sophisticated understanding of the challenges facing our business and enables effective oversight of the processes and procedures for managing those risks.
Governance. Expertise in public company corporate governance facilitates the appropriate exercise of the Board’s fiduciary duties to the Company and its shareholders, and also provides perspective on the importance of governance best practices and compliance with applicable regulatory standards.
Consumer Insights. Experience in marketing, sales and consumer behavior analytics provides insight and perspective on growth opportunities for our Company.
Technology and Innovation. Technology, innovation and data security expertise is critical to achieving our strategic objectives and maintaining the security of our customers’ information and Company data.

CNO Financial Group, Inc. 2022 Proxy Statement13

Board Refreshment
The Governance Committee seeks to build and maintain a highly qualified, well-rounded, diverse Board that functions as a productive and effective unit in the exercise of its oversight responsibilities.
The Committee regularly assesses a timetable of anticipated Board member retirements, and actively plans for Board replenishment that focuses on the Board’s oversight and risk management responsibilities in the context of the Company’s strategic plans, future growth and continued innovation. As one element of this ongoing assessment, the Governance Committee maintains and utilizes an extensive inventory of current directors’ respective skills and experiences. This permits the Committee to identify and focus on particular Board candidate skill sets that will optimize Board effectiveness, particularly for key Board positions such as committee chairs. The Committee seeks out and screens candidates from a variety of sources, including independent search firms. The Committee expects to continue to engage search firms to identify potential candidates who can bring skills and experience that will be of value to the Company, in addition to diverse backgrounds, qualities and perspectives that will further enhance the Board’s value to the Company and its shareholders. See pages 12 and 13 for more details on the range of skills and experiences of the Board nominees.

CNO Financial Group, Inc. 2022 Proxy Statement

Director Onboarding
As one element of director onboarding, each new director participates in orientation sessions with current Board members and management to gain a working knowledge of our business, strategic initiatives, performance and Company culture. In addition, new directors meet with committee chairs to learn about the issues and decisions within each committee’s purview. When appointed to a committee, a new director receives additional information and perspectives on committee responsibilities and activities. Targeted onboarding sessions also are provided when a sitting director assumes a leadership role, such as becoming a committee chair. During onboarding and throughout a director’s tenure, directors regularly meet with, and have direct access to, management.
Board Evaluation
Pursuant to its charter, the Governance Committee evaluates Board and committee performance and establishes the procedures by which such evaluations are conducted. The evaluation process includes:
»
Annually, the full Board evaluates its effectiveness, and considers areas of strengths and areas of potential improvement.

»
An individual interview is conducted with each director to collect robust feedback regarding the functioning of the Board and its committees.

»
The Governance Committee performs an annual evaluation of the Board Chair in the same manner.

»
The evaluation reports of Board and Board Chair effectiveness are presented to and discussed by the Board. In addition, Board discussions of effectiveness, communications and logistics occur throughout the year, including with respect to Board agenda items and materials. This has been an important aspect of Board communications during the course of the pandemic, when the Board and committees have met virtually. Management and the Board have sought out new and evolving means to optimize the effectiveness of the virtual forum.

Additional information about the key responsibilities of the Governance Committee may be found on page 23.
CNO Financial Group, Inc. 2022 Proxy Statement15

Director Nominee Biographies
Gary C. Bhojwani Chief Executive Officer, CNO Financial Group, Inc. Age: 54 Director since: 2017 Member, Executive Committee and Investment Committee

Career Prior to joining CNO, Mr. Bhojwani was a member of the Board of Management at Allianz SE, and was Chairman of Allianz of America, Allianz Life Insurance Company and Fireman’s Fund Insurance Company from 2012 to 2015. He was Chief Executive Officer of Allianz Life Insurance Company of North America from 2007 to 2012, and was President of Commercial Business, Fireman’s Fund Insurance Company from 2004 to 2007. Mr. Bhojwani was Chief Executive Officer of Lincoln General Insurance Company from 2002 to 2004, Founder and Chief Executive Officer of Avalon Risk Management from 1998 to 2002 and President of Trade Insurance Services from 1995 to 1997.
Mr. Bhojwani served as President of CNO from April 2016 to December 2017, prior to his appointment as Chief Executive Officer on January 1, 2018. His areas of responsibility included overseeing the Bankers Life, Colonial Penn and Washington National businesses as well as marketing, underwriting and new business.
Mr. Bhojwani is a member of the Governing Committee of CEO Action for Racial Equity and a signatory of the CEO Action for Diversity & Inclusion™ pledge to advance diversity and inclusion within the workplace.

Qualifications Experience as Chief Executive Officer of the Company and extensive insurance, financial services, corporate affairs, consumer insights, sales and executive management experience

Other Board Experience » Hormel Foods Corporation (NYSE: HRL), 2014–present » Allina Health, 2016–present
Ellyn L. Brown Former Principal, Brown & Associates Age: 72 Director since: 2012 Chair, Governance and Nominating Committee; and Member, Human Resources and Compensation Committee

Career Until her retirement from full-time law practice, Ms. Brown practiced corporate and securities law, most recently as principal of Brown & Associates, a boutique law and consulting firm that provided operations, regulatory and governance services to financial services industry clients and other clients that operated in heavily regulated, high-scrutiny environments.
Ms. Brown was a member of the Board of NYSE Euronext (and predecessor entities) from 2005 to 2013, and chaired the Board of NYSE Regulation, the independent NYSE subsidiary responsible for regulatory oversight of the members and operations of all NYSE-owned exchanges, through 2014. She also served as a governor of the Financial Industry Regulatory Authority (“FINRA”) from 2007 to 2012 and, from 2007 to 2011, was a trustee of the Financial Accounting Foundation, the parent entity of the Financial Accounting Standards Board and the Governmental Accounting Standards Board.

Qualifications Extensive financial industry, legal, compliance, governance and regulatory experience

Other Board Experience » Brinker Capital Destinations Trust, 2017–2021 » Walter Investment Management Corp., 2009–2017

CNO Financial Group, Inc. 2022 Proxy Statement

Stephen N. David Senior Advisor, The Boston Consulting Group Age: 73 Director since: 2017 Member, Audit and Enterprise Risk Committee and Governance and Nominating Committee

Career Mr. David has been a Senior Advisor with The Boston Consulting Group since 2005, providing strategic planning services in sales, marketing and technology to a variety of clients across multiple industries, including financial services.
He retired in 2005 after 34 years with Procter & Gamble (“P&G”). During his P&G career, Mr. David held multiple senior management positions including Chief Information Officer, Global Customer Development Officer, and Senior Vice President, Business Development.

Qualifications Extensive leadership experience in technology, innovation, data security, corporate affairs, marketing and sales

Other Board Experience » Checkpoint Systems, Inc., 2012–2016 » Iomega Corporation, 2002–2008

David B. Foss
Board Chair and Chief
Executive Officer, Jack
Henry & Associates, Inc.
Age: 60
Director since: 2019
Member, Governance and
Nominating Committee and
Human Resources and
Compensation Committee

Career Mr. Foss is Board Chair and Chief Executive Officer of Jack Henry and Associates, Inc. (“Jack Henry”), a leading provider of technology solutions to the financial services industry. He served as President of Jack Henry from 2014 to January 2022 and was named Chief Executive Officer in 2016. He was elected to the Jack Henry Board of Directors in 2017 and was named Board Chair in 2021.
Mr. Foss joined Jack Henry in 1999 when he arranged the sale of BancTec’s financial solutions division to Jack Henry and subsequently served as President of Jack Henry’s Open Systems Group and General Manager of the Complementary Solutions Group. He was named General Manager of Jack Henry’s ProfitStars division in 2006 and as its President in 2009.
Mr. Foss previously served as President and a board member of the Association for Financial Technology from 2007 to 2012. Before joining Jack Henry, he held a variety of positions in the financial services industry, including senior operations management, sales management and supervisory roles at BancTec, Advanced Computer Systems and NCR.

Qualifications Extensive experience in technology, data security, financial services, innovation, corporate affairs, change management and leadership, and experience as a public company chief executive officer

Other Board Experience » Jack Henry & Associates, Inc. (NASDAQ: JKHY), 2017–present (Board Chair since 2021) » Association for Financial Technology, 2007–2012

CNO Financial Group, Inc. 2022 Proxy Statement17

Mary R. (Nina) Henderson
Former Corporate Vice
President, Bestfoods and
President,
Bestfoods Grocery
Age: 71
Director since: 2012
Chair, Human Resources and
Compensation Committee; and
Member, Investment
Committee

Career Ms. Henderson is a former Corporate Vice President of Bestfoods and President of Bestfoods Grocery. During her 30-year career with Bestfoods, and its predecessor company CPC International, Ms. Henderson has held a wide variety of international and North American general management and executive marketing positions.
Ms. Henderson is the Managing Partner of Henderson Advisory, a consulting practice providing marketing perspective and business evaluation to investment management firms on consumer markets. She is Vice Chair of the Board of Drexel University and a director of the Visiting Nurse Service of New York and the Foreign Policy Association. She also serves as Commissioner of the Smithsonian National Portrait Gallery and as the President of the Kent Land Trust Foundation.

Qualifications Extensive management, corporate affairs, human capital management, governance, risk management, consumer marketing and sales experience

Other Board Experience
»
IWG plc (International Workplace Group), 2014–present

»
Hikma Pharmaceuticals plc, 2016−present

»
Walter Energy, Inc., 2013−2016

»
Del Monte Foods Company, 2002−2011

»
The Equitable Companies, 1996−2000

»
AXA Financial, 2001−2011

»
Pactiv Corporation, 2000−2010

»
Royal Dutch Shell plc and its predecessor The Shell Transport and Trading Company, 2001−2009

»
Hunt Corporation, 1991−2002

Daniel R. Maurer Former Executive, Intuit Inc. Age: 65 Director since: 2015 Chair, Board; and Chair, Executive Committee

Career Mr. Maurer has extensive experience in consumer sales, marketing and product management. From 2006 until his retirement in 2014, Mr. Maurer was a member of the senior management team at Intuit Inc. In his most recent role at Intuit, he oversaw the Small Business Solutions Group (including QuickBooks payroll, DemandForce, and QuickBase).
He previously led the TurboTax®, Mint, and Quicken brands where he developed significant digital marketing and product management skills.
Prior to Intuit, Mr. Maurer spent over 20 years in executive management at Procter & Gamble (“P&G”), including 15 years internationally. Subsequent to his tenure at P&G, Mr. Maurer was Vice President of Strategy for Global Sales and U.S. Business at Campbell Soup Company.

Qualifications Extensive experience in consumer sales, product management, financial services, corporate affairs, management, technology and consumer insights, including the use of digital marketing strategies to reach the middle market

Other Board Experience » Zagg Inc. (formerly NASDAQ: ZAGG), 2012–2021 » Checkpoint Systems, Inc., January 2016−May 2016 (upon sale of the company) » Iomega Corporation, 2006−2008

CNO Financial Group, Inc. 2022 Proxy Statement

Chetlur S. Ragavan Former Executive Vice President and Chief Risk Officer, Voya Financial Age: 67 Director since: 2021 Member, Audit and Enterprise Risk Committee and Investment Committee

Career Mr. Ragavan is the former Executive Vice President and Chief Risk Officer of Voya Financial, a position he held from 2014 until his retirement in 2019. He was a member of Voya’s Executive Committee and Chair of its Enterprise Risk Committee. From 2008 to 2013, he served as Managing Director and Chief Risk Officer for Voya Investment Management.
Prior to joining Voya Financial, Mr. Ragavan was Managing Director and Co-Head of the Portfolio Analytics Group for BlackRock from 2006 to 2008.
Mr. Ragavan began his career at Merrill Lynch in 1980 and held several senior technology, investment and risk management positions within its various subsidiaries during his 26-year career with the company. His leadership roles included serving as Managing Director and Global Head of Fixed-Income Research of Merrill Lynch Investment Managers from 2000 to 2006 and as Managing Director and Head of Risk Management of Merrill Lynch Asset Management from 1992 to 2000.
Mr. Ragavan is a current board member of the Council for Economic Education (CEE) and a former board member of the Voya Foundation and the Fixed Income Analysts Society.

Qualifications Extensive insurance and financial services industry experience in risk management, portfolio optimization, data analytics, accounting, investment research and strategy

Other Experience » Earned the CERT Certification in Cybersecurity Oversight from Carnegie Mellon University » Chartered Financial Analyst (CFA) charterholder since 1987
Steven E. Shebik Former Vice Chair, The Allstate Corporation and Allstate Insurance Company Age: 65 Director since: 2020 Chair, Investment Committee; and Member, Audit and Enterprise Risk Committee

Career Mr. Shebik served as the Vice Chair of The Allstate Corporation and Allstate Insurance Company and Chief Executive Officer of Allstate Life Insurance Company from 2018 until his retirement in May 2020, after a 25-year career with the company. He was a member of Allstate’s executive management team from 2012 to 2020. As Vice Chair, Mr. Shebik oversaw Allstate Life and Retirement, Allstate Benefits, the direct and independent agency personal property-casualty and commercial insurance businesses, and corporate business transformation and analytics. From 2012 to 2018, Mr. Shebik served as Executive Vice President and Chief Financial Officer and was Interim Chief Investment Officer from 2016 to 2017 and Interim Chief Risk Officer on two occasions. Mr. Shebik’s additional leadership positions included service as the senior financial executive for Allstate Investments, Allstate Protection, and Allstate Financial, and various roles in accounting, treasury and mergers and acquisitions. Prior to joining Allstate in 1995, he held positions in finance and accounting with Sears, Roebuck and Co. and auditing with Arthur Andersen & Co.

Qualifications Extensive experience in insurance company management, finance, investment and risk management and in financial reporting and mergers and acquisitions

Other Experience » Certified Public Accountant (CPA) since 1978

CNO Financial Group, Inc. 2022 Proxy Statement19

Frederick J. Sievert Former President, New York Life Insurance Company Age: 74 Director since: 2011 Member, Governance and Nominating Committee and Human Resources and Compensation Committee

Career Mr. Sievert is the former President of New York Life Insurance Company, having served in that position from 2002 to 2007. He shared responsibility for overall company management in the Office of the Chairman, from 2004 until his retirement in 2007.
Mr. Sievert joined New York Life in 1992 as Senior Vice President and Chief Financial Officer of the individual insurance businesses. In 1995, he was promoted to Executive Vice President and was elected to the New York Life Board of Directors in 1996. Prior to joining New York Life, Mr. Sievert was a Senior Vice President for Royal Maccabees Life Insurance Company, a subsidiary of the Royal Insurance Group of London, England.
Mr. Sievert is a Fellow of the Society of Actuaries.

Qualifications Extensive insurance, finance, actuarial, human capital management, risk management and consumer insights experience

Other Board Experience » Reinsurance Group of America, Incorporated (NYSE: RGA), 2010–2021

CNO Financial Group, Inc. 2022 Proxy Statement

Voting for Directors: Required Vote
The election of each director will be determined by a majority of the votes cast (by which the number of votes cast “for” a director exceeds the number of votes cast “against” that director) by the holders of shares of common stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.
In an uncontested election of directors at which a quorum is present, any incumbent director who fails to receive a majority of the votes cast (where the number of votes cast “for” the director exceeds the number of votes cast “against” the director) shall offer to tender his or her resignation to the Board. In such event, the Governance Committee will consider the offer and recommend to the Board whether the director’s resignation should be accepted or rejected or whether other action should be taken. The Board will publicly disclose its decision and its rationale therefore within 90 days after the certification of the election results.
CNO Financial Group, Inc. 2022 Proxy Statement21

Board and Governance Matters

Board Committees
Our Board has five committees: (1) Audit and Enterprise Risk, (2) Governance and Nominating, (3) Human Resources and Compensation, (4) Investment and (5) Executive.
Each of our committees operates pursuant to a written charter (available on our website at www.CNOinc.com in the “Investors—Governance” section). Committee membership is shown as of March 21, 2022.
AUDIT AND ENTERPRISE RISK COMMITTEE(1)
Committee Members	Key Responsibilities
All Independent
»
Appoints, sets compensation, determines retention and oversees the independent registered public accounting firm (“independent auditor”) that is retained to provide an audit opinion on the Company’s financial statements and internal control over financial reporting.

•
Reviews the arrangements for the scope of the audit and reviews any non-audit services and the impact of such services on the continued independence of the independent auditor.

•
Meets regularly with the independent auditor’s lead engagement partner to discuss, among other matters, audit issues, the effectiveness of internal controls over financial reporting and Critical Audit Matters (“CAMs”) arising from the audit and the relevant financial statement accounts or disclosures that relate to each CAM.

•
Annually evaluates the performance of the independent auditor, including the senior members of the audit engagement team and determines whether to reengage the independent auditor or to consider other audit firms.

•
Selects a new lead engagement partner when such partner is required to rotate off the Company’s audit (generally every five years).

»
Evaluates the adequacy of the Company’s accounting control systems, along with the Company’s internal audit department and independent auditor.

»
Reviews and monitors the Company’s compliance with legal and regulatory requirements and the Company’s Code of Conduct.

»
Discusses the drafts of annual and quarterly financial statements with management and the independent auditor as well as other key accounting and reporting matters.

»
Prepares the annual Audit Committee report which appears on page 87 of this Proxy Statement. The Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

»
Oversees management’s processes for managing enterprise risk, including cybersecurity and technology risks.

Additional information regarding the Audit Committee, including the factors considered by the Audit Committee in the appointment of the independent auditor and selection of the lead engagement partner, can be found under “Proposal 4—Ratification of the Appointment of Our Independent Registered Public Accounting Firm for 2022,” which begins on page 85.

Robert C. Greving, Chair
Stephen N. David
Chetlur S. Ragavan
Steven E. Shebik

Key Skills & Experience
•
Financial literacy or expertise

•
Risk management

•
Cyber and data security

•
Industry experience

•
Technology and innovation

•
Consumer insights

(1) Based on their respective experience, the Board has determined that Mr. Greving, Mr. Ragavan, and Mr. Shebik each qualify as an “audit committee financial expert,” as defined by SEC rules promulgated under the Sarbanes-Oxley Act. Each of Mr. Greving and Mr. Ragavan holds the CERT Certification in Cybersecurity Oversight from Carnegie Mellon University. All Audit Committee members satisfy the financial literacy qualifications of the NYSE listing standards.

CNO Financial Group, Inc. 2022 Proxy Statement

GOVERNANCE AND NOMINATING COMMITTEE
Committee Members	Key Responsibilities
All Independent
»
Develops, maintains and periodically reviews the Company’s governance policies, including the Corporate Governance Guidelines and Code of Conduct, and recommends to the Board new or amended policies designed to encourage the highest levels of ethical corporate conduct by the Board, the Company and its officers, employees and agents.

»
Identifies, evaluates, recruits and recommends director candidates (including any nominees recommended by shareholders) for nomination by the Board and election by the shareholders.

»
Establishes criteria for Board membership, including:

•
Relevant experience;

•
Desired skill sets;

•
Thorough understanding of the Board’s fiduciary duty to act in the best interests of the Company and its shareholders; and

•
Diversity in gender, ethnicity, race, age, cultural framework, economic background and geographic origin, in addition to other personal and professional characteristics, experiences and competencies.

»
With the Board Chair, evaluates Board and committee performance and establishes procedures by which such evaluations will be conducted.

»
Considers questions of possible conflicts of interest involving Board members, senior officers and key employees.

»
Recommends to the Board new or amended policies intended to enhance the Board’s effectiveness, including with respect to the size and composition of the Board and its committees, and the frequency and structure of the Board and committee meetings.

»
Oversees the implementation of governance-related legal and regulatory changes and monitors expectations of shareholders and proxy advisory firms.

»
Oversees and reviews, in coordination with the Company’s management committee, the formulation and execution of the Company’s corporate citizenship and sustainability strategy, including providing input as to the Company’s public reporting of such matters and potential impact on the Company’s sustainability and corporate citizenship profile and reputation.

»
Oversees and reviews the Company’s policies and practices regarding public policy advocacy and political activities, including political contributions, lobbying and support of organizations that may engage in political activity.

For additional information on the Committee’s practices, see pages 11−15.

Ellyn L. Brown, Chair
Stephen N. David
David B. Foss
Frederick J. Sievert
Key Skills & Experience • Governance • Legal and regulatory compliance • Executive management • Sustainability

CNO Financial Group, Inc. 2022 Proxy Statement23

HUMAN RESOURCES AND COMPENSATION COMMITTEE
Committee Members	Key Responsibilities
All Independent
»
Evaluates the performance of the CEO against his or her goals pursuant to the Company’s plans, incorporating all directors’ input, and recommends CEO compensation to the Board for final determination.

»
Reviews and approves the corporate goals and objectives relevant to CEO compensation.

»
On an annual basis, reviews, modifies and approves (or if appropriate, recommends to the full Board for determination and approval) the Company’s executive compensation philosophy and strategy.

»
On an annual basis, and in conjunction with the CEO, reviews and approves the evaluation process and compensation structure for the Company’s other executive officers.

»
Ensures that appropriate programs and procedures are established to provide for the development, selection, retention and succession of officers and key personnel.

»
Establishes compensation programs and practices intended to align management’s interests with those of shareholders in order to contribute to the creation of long-term shareholder value.

»
Carries out similar review functions with respect to the Company’s incentive compensation, equity awards and human resource asset programs to support the Company’s objectives, including environmental, social and governance (“ESG”) and Diversity, Equity & Inclusion (“DE&I”) principles.

»
Produces the annual Compensation Committee Report in compliance with SEC rules, which appears on page 68 of this Proxy Statement.

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee. Additional information regarding the compensation of the CEO and other executives can be found under “Compensation Discussion and Analysis” beginning on page 42.

Mary R. (Nina) Henderson, Chair
Ellyn L. Brown
David B. Foss
Frederick J. Sievert
Key Skills & Experience • Human capital management • Corporate affairs • Governance

CNO Financial Group, Inc. 2022 Proxy Statement

INVESTMENT COMMITTEE
Committee Members	Key Responsibilities
Majority Independent
»
Reviews investment strategies, policies, programs and tolerances of the Company and its subsidiaries, including those relating to:

•
Asset-liability management;

•
Responsible investing;

•
Risk management;

•
Diversification;

•
Derivatives use and hedging; and

•
Applicable policies and regulations.

»
Reviews the quality and performance of the Company’s and its subsidiaries’ investment portfolios and the investment-related aspects of the Company’s asset-liability management practices, including:

•
Alignment of asset duration to liabilities, including the approval of tolerances for asset-liability duration alignment;

•
Investment performance of portfolios compared to benchmarks; and

•
The Company’s, and its subsidiaries’, investment borrowings in furtherance of their respective investment plans and activities.

»
Together with the Human Resources and Compensation Committee and/or the Board, participates in the selection, appointment and review of the Company’s Chief Investment Officer and the design and periodic review of the responsibilities thereof.

Steven E. Shebik, Chair
Gary C. Bhojwani
Robert C. Greving
Mary R. (Nina) Henderson
Chetlur S. Ragavan
Key Skills & Experience • Investments • Risk management • Industry experience
EXECUTIVE COMMITTEE
Committee Members	Key Responsibilities
Majority Independent
»
Assists the Board in handling matters which, in the opinion of the Board Chair, are not advisable to postpone until the next scheduled meeting of the Board.

»
Subject to the requirements of applicable law, including the Company’s Certificate of Incorporation and Bylaws, exercises the authority, to the extent determined necessary or appropriate by the Executive Committee, of the Board in the management of the business and affairs of the Company during the intervals between Board meetings.

Daniel R. Maurer, Chair
Gary C. Bhojwani
Robert C. Greving
Key Skills & Experience • Leadership and strategy • Industry experience • Corporate affairs
CNO Financial Group, Inc. 2022 Proxy Statement25

Director Compensation
In general, the Board reviews the compensation of non-employee directors every other year, commencing with a study undertaken by the Governance Committee, in order to provide fair and reasonable compensation in light of the demands and obligations placed upon directors, and also to align with director compensation at our peer companies. The last such compensation studies were conducted in 2018 and 2021. The Governance Committee determined that it would not review non-employee director compensation in 2020 in light of the impact of the COVID-19 pandemic. The Governance Committee reviewed the compensation of non-employee directors in 2021. As one element of that review, the Governance Committee considered data provided by the Board’s independent compensation consultant. Based on that information and other factors, including the continuing impact of the pandemic, the Governance Committee determined that it would not recommend any change to the compensation of non-employee directors for the ensuing year. Thus, since 2018, no changes have been made either to the amount or structure of non-employee director compensation.
Key Features of Director Compensation
The design of the Company’s non-employee director compensation is intended to:
»
Appropriately value the significant time commitment required of our directors to prepare for and attend meetings of the Board and its committees and to actively engage with directors and management outside of the formal meeting cycle;

»
Emphasize long-term alignment of director interests with shareholders; and

»
Attract and retain highly qualified directors.

What We Do
Our Emphasis on Equity Compensation for Our Board
»
Includes a significant percentage of compensation in the form of equity-based awards.

»
Seeks to align director compensation with the Company’s pay-for-performance philosophy.

Robust Equity Ownership Requirements
»
Each director has five years from the date of his or her initial election to own shares of common stock with a value of at least five times his or her annual base cash compensation. As of March 21, 2022, each director who has served on the Board for at least five years met these stock ownership guidelines, and each director who has served for fewer than five years either has already met or is on track to meet these guidelines.

What We Don’t Do
»
We do not permit directors to hedge or pledge CNO stock.

»
We do not pay additional compensation to CNO’s CEO for service as a director.

»
We do not pay meeting fees to directors.

»
We do not offer a retirement program for our non-employee directors.

CNO Financial Group, Inc. 2022 Proxy Statement

The 2021 director compensation is summarized in the table below:
2021 Director Compensation
Components	Annual Compensation(1)	Form of Payment
Non-Chair Base Fees	$240,000	$96,000 cash; annual equity award valued at approximately $144,000
Committee Chair Fees	$20,000–$45,000(2)	Cash
Committee Participation Fees	$5,000–$15,000(3)	Cash
Board Chair Fees(4)	$400,000	$160,000 cash; annual equity award valued at approximately $240,000

(1)
In addition to the amounts set forth in this table, directors are reimbursed for out-of-pocket expenses incurred in connection with their responsibilities as Board members.

(2)
Audit Committee, $45,000; HR/Compensation Committee, $40,000; Investment Committee, $20,000; and Governance Committee, $20,000. Committee Chairs do not receive the committee participation fees.

(3)
Audit Committee, $15,000; HR/Compensation Committee, $10,000; Investment Committee, $5,000; and Governance Committee, $5,000. Members of the Executive Committee do not receive any additional compensation for service on that committee.

(4)
The Board Chair is an ex officio member of each Board committee (other than the Executive Committee) and receives no additional committee- related compensation.

CNO Financial Group, Inc. 2022 Proxy Statement27

The compensation earned or paid in 2021 to our non-employee directors is summarized in the table below:
Director Compensation in 2021
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Ellyn L. Brown(3)	$126,000	$144,021	$270,021
Stephen N. David(4)	116,000	144,021	260,021
David B. Foss(5)	111,000	144,021	255,021
Robert C. Greving(6)	146,000	144,021	290,021
Mary R. (Nina) Henderson(7)	141,000	144,021	285,021
Charles J. Jacklin(8)	13,100	—	13,100
Daniel R. Maurer(9)	160,000	240,021	400,021
Chetlur S. Ragavan(10)	104,400	144,021	248,421
Steven E. Shebik(11)	129,500	144,021	273,521
Frederick J. Sievert(12)	111,000	144,021	255,021

(1)
This column represents the amount of cash compensation earned or paid in 2021 for Board service, for service as the Chair of the Board, for service on the Audit Committee, the HR/Compensation Committee, the Governance Committee, the Investment Committee, and for service as a committee chair, as applicable. Several directors have elected to defer receipt of their director fees pursuant to the Company’s Board of Directors Deferred Compensation Plan.

(2)
The amounts in this column are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) and represent the grant date fair values for shares of common stock awarded. On May 10, 2021, Mr. Maurer received an award of 8,818 RSUs and each of the other directors other than Mr. Jacklin, received an award of 5,291 RSUs. These RSUs vested immediately upon grant. Each RSU entitles the director to receive one share of common stock. As described on page 89 of this Proxy Statement, several directors have elected to defer receipt of the common stock pursuant to the Company’s Board of Directors Deferred Compensation Plan.

(3)
In addition to the base compensation paid to all non-employee directors, Ms. Brown received cash fees of (i) $20,000 for chairing the Governance Committee and (ii) $10,000 for serving as a member of the HR/Compensation Committee.

(4)
In addition to the base compensation paid to all non-employee directors, Mr. David received cash fees of (i) $15,000 for serving as a member of the Audit Committee and (ii) $5,000 for serving as a member of the Governance Committee.

(5)
In addition to the base compensation paid to all non-employee directors, Mr. Foss received cash fees of (i) $10,000 for serving as a member of the HR/Compensation Committee and (ii) $5,000 for serving as a member of the Governance Committee.

(6)
In addition to the base compensation paid to all non-employee directors, Mr. Greving received cash fees of (i) $45,000 for chairing the Audit Committee and (ii) $5,000 for serving as a member of the Investment Committee. He also served as a member of the Executive Committee, for which he received no additional compensation.

(7)
In addition to the base compensation paid to all non-employee directors, Ms. Henderson received cash fees of (i) $40,000 for chairing the HR/Compensation Committee and (ii) $5,000 for serving as a member of the Investment Committee.

(8)
Mr. Jacklin retired from the Board on May 7, 2021. In addition to the base compensation paid to all non-employee directors (prorated through May 7, 2021), Mr. Jacklin received cash fees of (i) $20,000 (prorated through May 7, 2021) for chairing the Investment Committee and (ii) $15,000 (prorated through May 7, 2021) for serving as a member of the Audit Committee. Mr. Jacklin did not receive an equity award grant in 2021 due to his retirement.

(9)
Mr. Maurer received no additional compensation beyond the Board Chair fees set forth above. Mr. Maurer serves as Chair of the Executive Committee, for which he receives no additional compensation. As Board Chair, Mr. Maurer is also an ex officio member of each Board committee (other than the Executive Committee) and receives no additional committee-related compensation.

(10)
In addition to the base compensation paid to all non-employee directors (prorated from May 7, 2021), Mr. Ragavan received cash fees of (i) $15,000 (prorated from May 7, 2021) for serving as a member of the Audit Committee and (ii) $5,000 (prorated from May 7, 2021) for serving as a member of the Investment Committee.

(11)
In addition to the base compensation paid to all non-employee directors, Mr. Shebik received cash fees of (i) $15,000 for serving as a member of the Audit Committee, (ii) $5,000 (prorated through May 7, 2021) for serving as a member of the Investment Committee and (iii) $20,000 (prorated from May 7, 2021) for chairing the Investment Committee.

(12)
In addition to the base compensation paid to all non-employee directors, Mr. Sievert received cash fees of (i) $10,000 for serving as a member of the HR/Compensation Committee and (ii) $5,000 for serving as a member of the Governance Committee.

CNO Financial Group, Inc. 2022 Proxy Statement

Board Leadership Structure
Powers and Duties of Our Independent Board Chair
CNO’s Board Chair, Mr. Maurer, is an independent director who was elected to the Board in May 2015 and has served as Board Chair since May 2018.
The Board’s leadership structure, with an independent Chair in addition to a CEO, provides appropriate non-executive oversight of management and the Company. The Board Chair:
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Presides at all meetings of the Board and shareholders;

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Presides during regularly held executive sessions with only the independent directors;

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Encourages and facilitates active participation of all directors in meetings and fulfillment of other Board responsibilities;

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In consultation with the CEO and other members of the Board, develops the calendar of, and agendas for, Board meetings;

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In consultation with the CEO, determines the topics for Board discussion and the materials that will be provided to the Board in advance of each meeting;

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Consults with the Governance Committee to develop and oversee the performance of evaluations of the Board, committees and committee chairs;

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Engages with shareholders as appropriate, including leading scheduled shareholder outreach discussions;

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Receives, through the Corporate Secretary, communications from shareholders who seek to communicate with the Board; and

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Performs other appropriate duties as requested by the Board.

CNO Financial Group, Inc. 2022 Proxy Statement29

Board Meetings and Attendance
Commitment of Our Directors
Our Board and its committees met frequently in 2021.
2021 Meetings
Board of Directors	11
Audit and Enterprise Risk Committee	14
Governance and Nominating Committee	6
Human Resources and Compensation Committee	7
Investment Committee	4
Executive Committee	—

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During 2021, the Board met on 11 occasions and the committees met 31 times in the aggregate. Due to the COVID-19 pandemic and related health and safety concerns, all 2021 Board and committee meetings were conducted virtually.

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In between formal Board and committee meetings, the Board and management communicated frequently, including with respect to the changing circumstances of the pandemic and potential impacts to the Company’s business, associates, customers and communities.

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Each director attended at least 95% of the aggregate meetings of the Board and respective committees on which he or she served.

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The independent directors routinely meet in executive session without the CEO or any other member of management. The Board Chair presides over executive sessions of the Board. Committee Chairs preside over the executive sessions of their respective committees.

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All directors are expected to attend annual meetings of shareholders. All directors attended the Annual Meeting of shareholders held in 2021, which was held virtually.

Director Independence
The Board determines the independence of directors on an annual basis, based on a questionnaire completed by each director that is analyzed against Company standards, applicable SEC rules and regulations and NYSE listing standards. Although the Board has not adopted categorical standards of materiality for independence purposes, no director is considered independent unless the Board has determined that he or she has no material relationship with CNO, either directly or as an officer, shareholder or partner of an organization that has a material relationship with CNO. Material relationships include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.
The Board has determined that, other than our CEO, Mr. Bhojwani, all current directors and director nominees are independent. The Board is of the view that having an independent Chair and a Board comprised of independent directors, in addition to the CEO, best serves the interests of the Company and its shareholders.

CNO Financial Group, Inc. 2022 Proxy Statement

Board’s Role in Risk Oversight
Risk management is integral to our business and embedded deeply within our culture. The Board is responsible for overseeing the Company’s risk profile and management’s processes for managing risk. The oversight of certain risks, including those relating to the Company’s capital structure and capital management, is performed by the full Board. The Board’s oversight of risk also includes frequent discussion of our strategy, engaging with management in an annual, multi-day, long-term strategy session, approving annual business and strategic plans, and approving significant transactions. In addition, the Board receives regular reports on the Company’s business and financial results, as well as targeted presentations on various risks.
Certain risk areas, and management’s strategies and processes for managing those risks, are first examined in the respective committee(s) that are responsible for the subject matter of the risk. The chart below shows the primary areas of each committee’s risk oversight. Each committee regularly reports to the full Board on risk areas within its purview. In addition, management regularly reports both to committees, and to the full Board, on various risks.
Throughout the pandemic, the Board and its committees regularly considered additional risks associated with COVID-19. The Board’s oversight included active consideration of these risks and the potential impacts to the Company’s business, associates, customers and communities.
CNO Financial Group, Inc. 2022 Proxy Statement31

Enterprise Risk Management
Open communication with management is an important element of the Board’s risk management and oversight. The Board and its committees regularly meet with senior management to review material risks, including the matters identified above. The Audit and Enterprise Risk Committee of the Board oversees management’s processes for managing enterprise risk. CNO’s Enterprise Risk Management (“ERM”) Committee provides management-level oversight of the ERM function, which is responsible for developing and maintaining a risk management framework to assess, manage and mitigate evolving risks. The ERM framework includes a formalized process for assessing the evolving risk profile of the enterprise as well as quarterly reviews of our key risks to ensure the organization is operating within its stated risk appetite. CNO also has a Chief Risk Officer who is responsible for the oversight of enterprise-wide risk management activities. The Board and its committees receive regular reports on the ERM process. The Board and its committees also receive regular reports on legal, regulatory and compliance matters from our General Counsel and members of the Law Department.
Cybersecurity and Technology Risk Oversight
The Audit and Enterprise Risk Committee of the Board oversees management’s processes for managing cybersecurity and technology risks. Two Audit Committee members hold the CERT Certification in Cybersecurity Oversight from Carnegie Mellon University, and a third has significant work experience related to technology and data security. CNO also has a dedicated team devoted to information security led by the Chief Information Security Officer (“CISO”). The CISO reports directly to our Chief Information Officer and is responsible for the overall strategy and function of the cybersecurity program. CNO also maintains a Cybersecurity Steering Committee that takes an active role in setting strategic direction for cybersecurity initiatives and provides oversight and guidance for overall information security risk management. The CISO provides regular reports on CNO’s cybersecurity program and potential risks to the Audit Committee.
ESG Oversight
The Board oversees our ESG strategy and progress. Each committee of the Board has key responsibilities related to ESG (see pages 22–25) and oversees certain ESG-related risks (see page 31). The Board and its committees are updated regularly on ESG progress, developments and risks. Recognizing the strategic importance of ESG matters, CNO formed a Council on Sustainability that is led by our Chief Financial Officer. The council, in coordination with the Board and its committees, partners with key groups across the Company to continue to drive the advancement of our ESG strategy. The goals and benchmarks that reflect CNO's ESG program are managed by this council. Our Vice President of Investor Relations and Sustainability acts as the central point of contact to support and monitor Company-wide ESG-related initiatives.
To learn more about the risks facing the Company, please review the factors included in Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated by subsequent filings by the Company with the SEC.

CNO Financial Group, Inc. 2022 Proxy Statement

Relationship of Compensation Policies and Practices to Risk Management
Other Governance Matters
Approval of Related Party Transactions
Under the Company’s written policy, transactions and agreements with a Related Person (defined to include directors, director nominees and executive officers or members of their immediate families, or shareholders owning five percent or more of the Company’s outstanding stock) that meet the threshold for disclosure in the Proxy Statement under applicable SEC rules (which generally apply to transactions involving amounts of $120,000 or more in which a Related Person has a direct or indirect material interest) are required to be approved by the Governance Committee (or other designated committee comprised exclusively of independent directors). In considering whether to approve a transaction or agreement, the Board or committee will consider all relevant factors including the business reasons for the transaction, available alternatives on comparable terms, actual or apparent conflicts of interest and the overall fairness of the transaction or agreement to the Company.
CNO Financial Group, Inc. 2022 Proxy Statement33

A Related Person is required to report, in a timely manner, either to the Chair of the Board or the Chair of the Governance Committee, any proposed transaction or agreement that could be considered a Related Person transaction or agreement. The two Chairs then jointly determine if the proposed transaction or agreement should be considered by the Board or a Board committee, and whether any director should be recused from participating in that consideration because of conflict. The Board or Board committee will consider the proposed transaction or agreement in a timely manner, taking into account the facts and circumstances enumerated above. If such proposed transaction or agreement is not approved in advance, the Board or Board committee will take action as soon as practicable after it becomes aware of the transaction or agreement. There were no such transactions or agreements involving the Company and a Related Person in 2021 or to date in 2022.
Various Company policies and procedures, including the Code of Conduct and the annual questionnaires that are completed by all Company directors, officers and associates, require timely disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules. Any Related Person transactions or agreements that are identified under these additional policies and procedures will be considered under the process described above.
Code of Conduct
We have adopted a Code of Conduct that applies to all directors, officers and associates regarding their obligations in the conduct of the Company’s affairs. A copy of our current Code of Conduct is available on our website at www.CNOinc.com in the “Investors—Governance” section. Within the time period specified, and to the extent required, by the SEC and the NYSE, we will post on our website any amendment to our Code of Conduct and any waiver applicable to our executives. No such waivers have been requested or granted in 2021 or to date in 2022.
Corporate Governance Guidelines
CNO is committed to best practices in corporate governance. The Board, upon the recommendation of the Governance Committee, has adopted a set of Corporate Governance Guidelines, which include director responsibilities, independence, selection and review. These guidelines are periodically reviewed and updated by the Governance Committee and the Board to reflect the Board’s view of current best practices. A copy of the CNO Corporate Governance Guidelines is available on our website at www.CNOinc.com in the “Investors—Governance” section.
Communications with Directors
Shareholders and other interested parties wishing to communicate directly with the Board or any one or more individual directors are welcome to do so in writing to the CNO Corporate Secretary, 11825 North Pennsylvania Street, Carmel, Indiana 46032. The Corporate Secretary will forward any communications to the director or directors specified by the shareholder or other interested party.
Compensation Committee Interlocks and Insider Participation
Ms. Henderson, Ms. Brown, Mr. Foss and Mr. Sievert served on the Human Resources and Compensation Committee throughout 2021. None of the members of the Human Resources and Compensation Committee during 2021 is or has been an officer or associate of the Company. None of our executive officers serves, or served during 2021, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or the Human Resources and Compensation Committee.
Copies of Corporate Documents
In addition to being available on our website at www.CNOinc.com in the “Investors—Governance” section, we will provide to any person, without charge, a printed copy of our committee charters, Code of Conduct and Corporate Governance Guidelines upon request being made to CNO Investor Relations, 11825 N. Pennsylvania Street, Carmel, Indiana 46032; or by telephone: (317) 817-2893 or email: ir@CNOinc.com.

CNO Financial Group, Inc. 2022 Proxy Statement

2021 Shareholder Outreach

Our Annual Engagement Program Promotes Greater Communication With Our Investors
Our investors’ feedback is important to us. Throughout 2021, senior management and Board members invited shareholders representing approximately 70% of our outstanding shares to engage on matters of corporate governance, executive compensation and ESG. Discussions were held with five investors, representing approximately 25% of our outstanding shares.
Our Board Chair led most of these discussions, with participation from other Board members and senior management, to ensure access to key participants in the executive compensation planning process and other decision-making areas.
During these discussions, Board members and senior management responded to questions and discussed our executive compensation programs, corporate governance practices and sustainability efforts. The shareholder representatives who participated in these meetings told us that they appreciated the opportunity to engage, particularly with our Board members, and our willingness to consider their input into our decision-making process. They spoke favorably about our governance practices and approach and provided constructive feedback and insights into various aspects of our executive compensation programs and disclosures. CNO participants in these discussions shared their experiences with the full Board, which led to meaningful discussions on incorporating and responding to such feedback. We continue to find our shareholder engagement process to be highly valuable and intend to proactively seek and consider such input on an ongoing basis.
2021 Shareholder Outreach Feedback
What We Heard	What We Did	Intended Outcome
Board Disclosures • Provide additional detail on Board’s oversight of ESG and cybersecurity. • Enhance disclosure on director onboarding.	• Enhanced disclosures on Board’s role in risk oversight, including ESG and cybersecurity. • Provided information on director onboarding and evaluation methods.	Demonstrate our commitment to best practices in corporate governance.

Executive Compensation
•
Discuss the assessment process for qualitative metrics.

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Explain why ESG metrics are important to the business.

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Consider including total shareholder return (TSR) as a stand-alone performance share (P-share) metric.

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Consider using three-year P-share metrics instead of one-year metrics.

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Added two ESG-related performance metrics to the annual cash incentive plan.

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Enhanced disclosure on qualitative metric and ESG metrics.

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Our 2020–2022 and 2021–2023 P-share awards do not include TSR as a stand- alone metric. Instead, P-shares will pay out after three years based on one-year operating return on equity (50%) and one-year operating earnings per share (50%), each as adjusted by the relative TSR for the three-year period. A positive adjustment is only made if three-year TSR exceeds the 75th percentile.

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Maintain a long-term performance outlook, retain executives and align payouts with shareholder experience over a long-term time horizon.

•
One-year metrics provide greater visibility and focus and are balanced by three-year vesting and three-year TSR modifier.

ESG
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Adopt reporting framework.

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Provide more details on DE&I initiatives and metrics tracked, including associate demographic data.

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Enhance disclosures on climate risk and reduction strategy.

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Adopted the Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosures (TCFD) reporting frameworks.

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Provided additional information about ESG risk management and DE&I program in our Corporate Social Responsibility Report.

•
Committed to reducing scope 1 and 2 greenhouse gas emissions by 25% by 2030.

Communicate that the Company is committed to enhanced ESG transparency and progress with various ESG programs.
CNO Financial Group, Inc. 2022 Proxy Statement35

Human Capital Management

The Human Resources and Compensation Committee of our Board actively engages in the oversight of our human resource initiatives and receives regular updates from management on progress and developments.
As of December 31, 2021, we employed approximately 3,350 full-time associates, nearly all of whom are located in the United States. CNO associates are among our most important resources and are critical to achieving our mission: To secure the future of middle-income America by providing insurance and financial services that help protect their health, income and retirement needs, while building enduring value for all our stakeholders. We rely on our associates to develop products, advise clients, service customers and support the efficient running of the organization. Therefore, we focus significant attention on attracting and retaining talented, experienced individuals to serve our customers and manage and support our operations.
Our commitment to our associates is demonstrated through several areas of focus, including those discussed below. Our efforts have been recognized through numerous awards, including being certified as a 2021 Great Place to Work®, a reflection of the support that we receive from our associates, customers and communities in which we live, work and serve. See page 37 for more detail.
Associate Development and Engagement
CNO provides a supportive environment designed to encourage all associates to pursue their professional goals and career objectives through one-to-one coaching, mentoring, continuing education, professional education and training. We also regularly collect associate feedback through surveys to better learn and understand associates’ needs, priorities and issues of concern.
Compensation
At CNO, we strive for a culture of strong performance. We believe in developing associates through a challenging work environment coupled with extensive support and training. Our compensation philosophy is focused on pay-for- performance. We reward overall and individual performance that drives long-term success for associates and the Company. Further information on our compensation program may be found in the “Compensation Discussion and Analysis” beginning on page 42.
Health and Well-Being
Supporting our associates’ physical, emotional and financial well-being is at the center of how we engage our workforce. Our benefits package for associates includes medical, dental and vision insurance coverage as well as a well-being program. CNO’s well-being program encourages associates and their families to engage in healthy lifestyle choices, including completing preventive exams and screenings and taking care of their mental well-being. As of 2021, this well-being program includes augmented mental well-being support and caregiver resources as well as expanded free access to mental health providers for all associates and their household family members. We have also enhanced our clinic services to offer free virtual preventive care and behavioral health services to all associates and family members who are covered under the CNO health plan.
During 2021, in our continuing response to the COVID-19 pandemic, CNO focused on the health and safety of our customers, associates and agents, and the continuity of service to the policyholders who depend on us. Protocols we have implemented include complying with social distancing and other health and safety standards as required by federal, state and local government agencies, and taking into consideration guidelines from the Centers for Disease Control and Prevention and other public health authorities. In March 2020, we moved 97% of our corporate associates to work remotely and those associates continued to work remotely during 2021. By adapting quickly, our customer service and agent support teams have been delivering consistent service with minimal disruption. For business-critical associates whose jobs do not allow them to work remotely, we have taken significant steps to safeguard their health and safety at the office. In 2021, we further strengthened our existing well-being programs with additional resources, including additional personal time-off for COVID-19 vaccination and illness. We also hosted COVID-19 vaccination events for associates, their families and the community.
CNO’s commitment to health and well-being earned CNO the recognition as the top ranked company on the 2021 Healthiest 100 Workplaces in America by Healthiest Employers®and Springbuk®.

CNO Financial Group, Inc. 2022 Proxy Statement

Diversity, Equity & Inclusion
DE&I is one of CNO’s five corporate values. We are committed to creating an inclusive culture that encourages, supports, celebrates and values the diverse voices and backgrounds of our associates and customers. We believe an environment that fosters collaboration, inclusion and trust supports our mission, builds a strong sense of community, and leads to greater innovation and better solutions. This environment and inclusive culture creates benefits that are shared by our associates, customers and, ultimately, our shareholders. CNO’s Diversity Council brings together leaders from across the Company in support of DE&I. Our four associate-led Business Resource Groups and four affinity groups focus on mentoring, education and community outreach.
CNO’s Chief Executive Officer signed the CEO Action for Diversity & Inclusion™ pledge in 2018 and has been a member of the CEO Action for Racial Equity Governing Committee since 2020. CNO signed the Indy Racial Equity Pledge in 2021.
Awards and Recognition
CNO has been recognized through numerous awards for diversity, associate engagement and well-being. These awards would not be possible without the support of our associates, agents, customers and the communities in which we live, work and serve. Highlights of CNO’s 2021 recognition includes:
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Certified as a Great Place to Work® in our second year participating in the survey.

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Named as one of Forbes' 2021 Best Employers for Diversity.

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Ranked first on the 2021 list of Healthiest 100 Workplaces in America®.

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Recognized as a Training Top 100 company.

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Received the American Heart Association Workplace Health Achievement Index Gold recognition.

CNO Financial Group, Inc. 2022 Proxy Statement37

Corporate Social Responsibility

Social responsibility is at the core of our culture. Operating with integrity, while putting the needs of our customers first, are practices that are deeply embedded in our corporate DNA. Our products help millions of middle-income Americans gain access to financial protection to help them build a more secure future. Our long-term success is tied to the well-being of our customers, associates, agents, communities and the way we conduct business. ESG principles have become—and will continue to be—central to our overall business strategy.
We publish an annual Corporate Social Responsibility Report (“CSR Report”), in which we proudly highlight the work of our associates, agents, leadership team and Board to influence positive change. All of our sustainability materials may be found on our website at www.CNOinc.com in the “Investors—Sustainability” section. Our CSR Reports and other sustainability materials are not incorporated by reference into this Proxy Statement or considered to be part of this document. CNO’s Council on Sustainability, in coordination with our Board and Governance Committee and other leaders, partners with key groups across the Company to continue to drive the advancement of our ESG strategy. Our Board oversees our ESG strategy and progress.
Our Six Focus Areas
Our ESG approach is focused on six key areas that are most relevant to our business:
» Promoting ethical and responsible business practices.	» Investing prudently.
» Serving our customers.	» Philanthropy and community relations.
» Developing and supporting our associates.	» Environmental responsibility.
Promoting Ethical and Responsible Business Practices
At CNO, our business is built on trust and promises.
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Our customers trust us with their healthcare and retirement planning, and we promise to honor our policy commitments and serve their needs.

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Our shareholders trust us to return fair value for their investment, and we promise to be responsible stewards of our Company resources.

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Our agents and associates trust one another, and we promise to be accountable and respectful to each other and to our Company.

We recognize that the decisions we make as a company, and the actions of our associates and agents, directly impact our ability to keep our promises and maintain the trust that we hold as essential.
Our Code of Conduct outlines our expectations surrounding key issues and business practices, including anti- money laundering, political activities and contributions, conflicts of interest, fraud prevention, data security, confidentiality, gift giving and fair competition. Our associates are required to be familiar with, and to act in accordance with, our Code of Conduct. A copy of our current Code of Conduct is available on our website at www.CNOinc.com in the “Investors—Governance” section.
Our directors bring a diverse range of leadership, business, professional and personal experiences to the Board. We observe governance best practices relating to our Board structure, shareholder rights and governance philosophy. More information can be found under “Board and Governance Matters” and “Compensation Discussion and Analysis—Key Practices in Corporate Governance and Executive Compensation” beginning on pages 22 and 45, respectively.
Enterprise risk management is integral to our business. The Board is responsible for overseeing the Company’s risk profile and management’s processes for managing risk. More information as to how the Board oversees risk management can be found on pages 31 and 32.
At CNO, we take very seriously the privacy and security of all customer and associate personal information in our custody. Our cybersecurity program uses generally accepted principles and practices for securing information systems and information. We use the National Institute of Standards and Technology’s (NIST) Cybersecurity Framework to

CNO Financial Group, Inc. 2022 Proxy Statement

better manage and reduce cybersecurity risk. Our Chief Information Security Officer (CISO), who reports directly to our Chief Information Officer, is responsible for the overall strategy and function of the cybersecurity program. CNO’s cybersecurity governance includes the Cybersecurity Steering Committee, which helps set strategic direction for security initiatives and provides oversight and guidance for overall information security risk management. Numerous processes and procedures were enhanced in 2021 to reflect the expanded remote work environment. More information on our data security and privacy programs can be found in our CSR Report.
Serving Our Customers
Enhancing the customer experience is one of our core strategic initiatives. Every customer purchase of a CNO product represents a promise between our Company and the policyholder. We take seriously this responsibility by prioritizing the care and attention needed to achieve a positive customer experience.
Examples of continued support for our customers during the COVID-19 pandemic include:
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We delivered more than 20 new products and product enhancements and continue to offer customers virtual consultations and contactless enrollment to provide peace of mind during the pandemic.

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We offer customers web chat, digital claim filing, and improved claims efficiency through digital processing.

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We continued to make available online the studies, articles and awareness campaigns created by our consumer education program, the Center for a Secure Retirement, in order to provide insight and practical advice to help middle-income Americans achieve financial security in retirement.

Developing and Supporting Our Associates
We believe that corporate social responsibility starts with our Company’s responsibility to our associates. We are proud to offer a workplace that encourages diversity, fosters collaboration, values integrity and promotes professional growth. For additional information on our commitment to our associates, see pages 36–37.
Investing Prudently
To fulfill our promises and financial commitments to our policyholders, which may arise many years in the future, we seek to responsibly invest the premiums that we collect in high-quality assets that generate appropriate risk-adjusted returns and, to the extent practical and expected by our stakeholders, reflect our core values.
At CNO, we recognize that integration of ESG principles into our investment process can enhance our ability to identify, evaluate, monitor and react to investment risks in a manner that promotes our investment objectives, particularly over the long term. Our overall investment approach centers on developing high-quality portfolios diversified across asset classes, and which closely adhere to risk tolerances and practices, including discipline around quality, diversification and liquidity parameters. In 2021, we published a responsible investment policy addressing how we integrate ESG principles into our investment process. We measured the carbon footprint, among other metrics, of our investment portfolio and established a reduction strategy. We also funded $167 million in new impact investments in 2021. These investments were in sustainability bonds, green bonds, low-income housing-focused municipal bonds, environmentally focused municipal bonds and impact funds.
In 2020, CNO became a signatory of the Principles for Responsible Investment (PRI), an international network of investors working together to implement its six aspirational principles. CNO is committed to the adoption and implementation of the PRI’s six principles.
Philanthropy and Community Relations
CNO supports our communities, associates and customers through nonprofit organizations that focus on the health and financial wellness of middle-income Americans. From our executive leadership group to our individual associates, service in our communities remains a vital element of our corporate culture. Some highlights of 2021 include:
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$2.5 million—the approximate value of total, local community impact from the philanthropic efforts of CNO, our associates and our insurance agents.

•
This includes $1.375 million in corporate donations through tax credit scholarship programs for schools, approximately $800,000 in corporate donations to 501c3 non-profit organizations and approximately $100,000 in donations from associates.

CNO Financial Group, Inc. 2022 Proxy Statement39

•
Approximately $240,000 of our local community impact was raised through grass root efforts and community fundraising.

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Approximately 90% of our local community impact comes from financial and in-kind donations from the Company.

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We proudly maintained our annual, budgeted corporate donations to our charity partners in 2021 and throughout the pandemic.

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CNO supports several partner organizations, including the American Cancer Society, the Alzheimer’s Association, the American Heart Association, and various scholarship programs.

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8,500 hours—the approximate amount of time our associates contributed to volunteer service in their local communities, including time donated to our spring and fall virtual CNO Afternoon of Service projects.

Environmental Responsibility
CNO is committed to minimizing the impact of our operations on the environment while integrating environmental and sustainability processes into all our business practices and throughout our value chain. Through our CNO Council on Sustainability and our environmental affinity group, both comprised of senior leaders, associates and facilities team members, CNO is advancing efforts to reduce our carbon footprint, encourage sustainability in the workplace, and drive enterprise-wide green initiatives.
Examples of our sustainability efforts include:
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Adopted the Task Force on Climate-Related Financial Disclosures (TCFD);

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Committed to reducing our scope 1 and 2 greenhouse gas emissions by 25% by 2030; and

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Integrated ESG principles into our investment process, as summarized above.

CNO Financial Group, Inc. 2022 Proxy Statement

Proposal 2
Approval, by non-binding advisory vote, of the executive compensation of the Company’s Named Executive Officers
The Board of Directors unanimously recommends you vote FOR this proposal.
General
As required by Section 14A of the Securities Exchange Act of 1934 and the related rules of the SEC, we are asking shareholders to approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers as discussed under “Executive Compensation,” beginning on page 42, through the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby approved.”
While the results of the vote are non-binding and advisory in nature, the Board and the Human Resources and Compensation Committee will carefully consider the results of this vote. Currently, a non-binding advisory vote on executive compensation occurs annually, and we anticipate that the next vote will be at the next annual meeting of shareholders.
Our compensation programs are designed to attract, retain and motivate the executives who lead our Company. The Human Resources and Compensation Committee has established programs and practices that pay for performance and are intended to align management’s interests with those of the Company’s shareholders. Key features of our compensation programs are described in the “Compensation Discussion and Analysis” section that follows.
Required Vote
The affirmative vote of a majority of shares of common stock present in person or represented by proxy and entitled to vote on the subject matter is required to approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers. Abstentions will have the effect of a vote “against” this proposal.
CNO Financial Group, Inc. 2022 Proxy Statement41

Executive Compensation

Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation program and explains how the Human Resources and Compensation Committee (the “HRCC” or the “Committee”) made compensation decisions for the Named Executive Officers (the “NEOs”) in 2021.
2021 Compensation Design Highlights
CNO’s compensation programs are designed to promote the long-term success of the Company by driving our strategic priorities while adhering to CNO’s culture and values and ensuring our contribution to environmental and societal principles. Our people and their talents continue to be at the center of our ability to fulfill our mission: To secure the future of middle-income America by providing insurance and financial services that help protect their health, income and retirement needs, while building enduring value for all our stakeholders.
The HRCC has established plans and practices that pay for performance and align management’s interests with those of the Company’s shareholders and other stakeholders. The compensation programs are also intended to attract, retain and motivate the executives who lead our Company. Our executive compensation program consists of three primary components: base salary, annual cash incentive, and long-term incentive compensation.
In January 2020, we announced a strategic transformation to create a more integrated, customer-centric organization. Our new operating model realigned our three businesses into two divisions centered on the customers we serve: Consumer and Worksite. Changing consumer behaviors, including increased comfort with transacting online, drove our transformation. Our 2020 compensation design was developed to enable significant change in our business structure while rewarding delivery of performance goals. The 2020 onset of the COVID-19 pandemic made more critical the shift to digitally enabled customer interaction and purchases across all industries. In some cases, the pandemic required us to accelerate the pace and execution of our transformation priorities. In other cases, such as in our Worksite business, the pandemic disrupted our progress because of emerging variants, associated lockdowns and delayed return-to-office plans at Worksite client companies.
In 2021, our focus remained squarely on executing our transformation strategy and enhancing the framework of our customer-centric operating model amidst navigating the uncertainties of the ongoing pandemic and macroeconomic environment. Many of the changes made to our 2020 compensation design continued to foster delivery of our 2021 strategic objectives.
As we continued to operate in a rapidly evolving business environment, we aimed to move quickly to navigate internal, transformative impacts (e.g., change in operating model and customer interaction, increased digitization) and external forces (e.g., pandemic, interest rate environment, inflation, social unrest). We remained steadfast in aligning pay with performance and consistent in our approach to designing our compensation plans during times of uncertainty.
The key objectives of the 2021 plan design were to (1) balance responsive, timely execution of our strategic priorities with the stability of long-term incentives; (2) increase penetration of products and services to customers via our multi-channel cross collaboration; (3) focus on rewarding performance during uncertain conditions; (4) retain talent in a highly competitive job market; and (5) recognize the importance of ESG to CNO’s investment and business strategies.
Key 2021 decisions and actions regarding the compensation of our NEOs are described below.
»
Base salary:

•
Most executive officer base salaries were not increased in 2021.

»
Annual cash incentive/Pay-for-Performance Plan (“Annual Cash Incentive/P4P Plan”):

•
Maintained emphasis on corporate financial metrics; investment metrics continued for all executive officers; total quantitative performance factors continued to be weighted at 80%.

•
Added ESG metrics: (1) an investment metric measuring portfolio ESG ratings relative to a benchmark; and (2) an ESG “social” component within the qualitative metric for all executive officers.

CNO Financial Group, Inc. 2022 Proxy Statement

•
Continued to set targets equal to the Company’s 2021 business plan; widened performance ranges to coincide with a wider range of outcomes due to ongoing pandemic-related and macroeconomic uncertainties, balancing lower payout thresholds with higher required outperformance for maximum payouts.

•
Continued to offer P4P plans to eligible full-time associates to reflect our pay-for-performance culture at all levels of the organization.

»
Long-Term Incentive (“LTI”) Plan:

•
Maintained emphasis on our performance-based awards while balancing the retentive qualities of time-vested RSUs using an LTI award mix of 55% Performance Shares (“P-shares”) and 45% restricted stock units (“RSUs”).

•
Continued one-year P-share metrics of 50% operating return on equity (“Operating ROE”) and 50% operating earnings per share (“Operating EPS”); maintained three-year vesting.

•
Three-year relative total shareholder return (“TSR”) modifier maintained; the one-year Operating ROE and Operating EPS results are subsequently adjusted by relative TSR over a three-year period.

•
One-year metrics provide greater visibility and focus and are balanced by three-year vesting that encourages executive retention and a three-year relative TSR modifier that aligns payouts with shareholder experience over a long-term time horizon.

•
Continued to set targets equal to the Company’s 2021 business plan; widened performance ranges to coincide with a wider range of outcomes due to ongoing pandemic-related and macroeconomic uncertainties, balancing lower payout thresholds with higher required outperformance for maximum payouts.

Additional detail on our Annual Cash Incentive/P4P Plan can be found beginning on page 52 and additional detail on our LTI Plan can be found beginning on page 59.
With these design features, we maintained our strong pay-for-performance philosophy, with a vast majority of the pay program “At Risk.” The following charts show each element of 2021 target NEO compensation, including the mix of short-term and long-term incentives, as well as the amount of “Pay-at-Risk” for the CEO and for the other NEOs:
2021 Compensation Results Highlights
CNO delivered solid 2021 financial results amidst continued COVID-related disruption, reinforcing the strength and resiliency of our business. We also made continued progress optimizing our business realignment. Within our Consumer Division, we (1) strengthened the integration between our direct-to-consumer and exclusive field agency channels; (2) meaningfully enhanced our online health insurance marketplace; and (3) generated agent productivity gains in each quarter of 2021. Within our Worksite Division, we (1) acquired DirectPath in February, significantly improving the attractiveness and capabilities of our worksite offering; (2) further integrated our worksite businesses and began executing on our cross-sale playbook; and (3) deployed initiatives to position us for growth in the hybrid work environment. Across the enterprise, we made significant progress with our ESG program as detailed on pages 38–40.
Throughout the pandemic, CNO associate and agent commitment to the Company and its customers was exemplary. CNO continued to focus on the well-being and safety of our team members, customers and communities. Our
CNO Financial Group, Inc. 2022 Proxy Statement43

broad product portfolio and multi-channel business model enabled us to navigate the pandemic from a position of strength. In 2021, we continued to experience favorable morbidity impacts within our health products, which served to more than offset the unfavorable COVID-related mortality impacts in our life products, which demonstrated the benefits of our diverse product offerings. Demand for products within our direct-to-consumer distribution channel remained high, which helped to offset pockets of weakness in businesses that rely on in-person distribution due to the ongoing challenges of accessing prospective clients face-to-face during the pandemic. Our fee businesses complemented our underwriting and spread-based earnings.
No changes to our performance metrics or targets were needed or made in 2021, whether related to the COVID-19 pandemic or otherwise. Additional information on our 2021 financial performance can be found on pages 2–6, 57-58 and 62-63.
Our solid 2021 financial results resulted in the following payouts for our NEOs:
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Annual Cash Incentive/P4P Plan: 153−157% of target; and

»
2019−2021 P-shares: (1) 193.4% of the target number of shares for P-shares based on three-year Operating ROE; and (2) 194.4% of the target number of shares for P-shares based on three-year relative TSR.

The table below lists each NEO for 2021 and summarizes the 2021 compensation package delivered to each NEO.
NEO Compensation Delivered in 2021
Named Executive Officer	January 1, 2021 Base Salary	December 31, 2021 Base Salary	% Change During 2021	2021 Annual Cash Incentive/P4P Payout	2021 Annual LTI Grant(1)
Gary C. Bhojwani Chief Executive Officer	$1,030,000	$1,030,000	0%	$2,556,103	$5,139,686
Paul H. McDonough Chief Financial Officer	618,000	618,000	0%	958,539	1,134,231
Bruce K. Baude Chief Operations & Technology Officer	654,000	654,000	0%	1,001,296	763,179
Scott L. Goldberg President, Consumer Division	523,000	575,000	10%	890,730	875,177
Matthew J. Zimpfer General Counsel	600,000	600,000	0%	924,620	875,177

(1)
Expressed as the aggregate grant date fair value of P-shares and RSUs granted in 2021.

CEO 2021 Target Total Direct Compensation and Committee Philosophy of CEO Compensation
As detailed under “—Overview of 2021 Target Compensation” on page 51, our CEO’s 2021 target total direct compensation was approximately $7.8 million. In determining target total direct compensation for our CEO, the HRCC reviewed strategic business goals, peer group data, proprietary and publicly available compensation surveys and data, and considered our CEO’s experience, level of responsibility, individual job performance, leadership in delivering corporate performance, job tenure and future potential. Following this process, the Committee determined that target total direct compensation of approximately $7.8 million for the CEO was appropriate and in line with market competitive levels.
Consistent with our pay-for-performance philosophy, the Committee designed the vast majority of Mr. Bhojwani’s annual and long-term incentives to be performance based (i.e., “Pay-at-Risk”). In 2021, 87% of Mr. Bhojwani’s target total direct compensation was Pay-at-Risk, which compares to 86% Pay-at-Risk in the prior year.
In order to further align the interests of the CEO with those of the Company and its shareholders, Mr. Bhojwani is subject to the Company’s stock ownership guidelines, which require that the CEO hold Company securities with an aggregate value of at least five times his base salary. Mr. Bhojwani is in full compliance with this requirement, as his actual holdings are over 20 times his base salary. His performance-based compensation also is subject to the Company’s clawback rights described on page 67.

CNO Financial Group, Inc. 2022 Proxy Statement

Key Practices in Corporate Governance and Executive Compensation
The HRCC strives to maintain best practices in corporate governance in our executive compensation programs.
What We Do

Pay for Performance: The vast majority of NEO target total compensation is tied to Company-wide, business segment or individual performance or a combination thereof and therefore is considered to be “Pay-at-Risk.” Our plan design balances responsive, timely execution of our strategic priorities with the stability of long-term incentives.

Balanced View on Performance: We take a balanced approach to measuring our performance by employing (1) relative and absolute and (2) quantitative and qualitative performance metrics in our compensation programs.

Stock Ownership Guidelines: In order to align our executives with shareholder interests, our CEO and all of his direct reports (including all other NEOs) are required to maintain ownership levels in accordance with Company policy. The CEO is required to maintain ownership equal to five times his base salary, while all other NEOs are required to maintain ownership equal to three times their respective base salaries. As of December 31, 2021, all NEOs have met or are within their allowable timeframes for meeting these guidelines.

Double-Trigger Change in Control: Severance and accelerated vesting of equity awards are triggered in connection with a change in control of the Company only by a qualified termination of employment within six months in anticipation of, or within two years following, a change in control event.

Strong Clawback Rights: Our incentive compensation is subject to strong clawback rights. Our Annual Cash Incentive/P4P and LTI plans contain provisions that include the right to recapture any incentive amount paid or vested in the event that the HRCC determines that the achievement of performance goals was based on incorrect data. We also have a Clawback Policy containing additional rights to recapture incentive compensation from executive officers in the event of a material restatement of the Company’s financial statements or other detrimental conduct that causes material financial, operational or reputational harm to the Company.

Independence of Executive Compensation Consultant: Willis Towers Watson (“WTW”) has served as the Committee’s independent executive compensation consultant since August 6, 2019. It was engaged following the Committee’s thorough review of potential consultants and an analysis by the Committee of their independence pursuant to SEC and NYSE requirements. WTW has no business or personal relationships with any of our NEOs.

Ongoing Succession Planning: Throughout the year, the HRCC regularly engages in in-depth discussions regarding executive succession planning and talent development. Succession planning is reviewed by the entire Board at least annually.

Strive to Understand Our Shareholders’ Views: We undertake an annual shareholder outreach program focused on governance, executive compensation and ESG matters including diversity, equity and inclusion (DE&I). We consider our shareholders’ views when updating our executive compensation programs.

Proxy Access: Our Bylaws provide shareholders with proxy access rights for Board member nominations.

Corporate Responsibility/ESG Program: Social responsibility is at the core of CNO’s culture. ESG principles have become—and will continue to be—central to our overall business strategy. We believe that building a sustainable business will drive value creation for all of our stakeholders. Our Board is highly involved in setting our ESG strategies and overseeing our progress. Our ESG approach focuses on six key areas: (1) promoting ethical and responsible business practices, (2) serving our customers, (3) developing and supporting our associates, (4) investing prudently, (5) philanthropy and community relations and (6) environmental responsibility. We have a full-time DE&I leader to develop and embed DE&I practices into all human capital programs and policies including recruiting and selection, talent management and leadership development. In 2021, we expanded our commitment by incorporating ESG metrics in our Annual Cash Incentive/P4P Plan: (1) an investment metric measuring portfolio ESG ratings relative to a benchmark; and (2) an ESG “social” component within the qualitative metric for all NEOs, supporting our DE&I goal of increased awareness and understanding. We publish a Corporate Social Responsibility Report, which is available on our website at www.CNOinc.com in the “Investors—Sustainability” section.

Contractual Protections: Every executive is subject to non-solicitation and confidentiality agreements that extend one year beyond termination of employment. In addition, our CEO and Division Presidents are subject to non-competition agreements that extend one year beyond termination of employment.

CNO Financial Group, Inc. 2022 Proxy Statement45

What We Do Not Do
No Supplemental Executive Retirement Plans: We do not offer SERPs to our current executives other than the Company’s non-qualified deferred compensation plan (“Deferred Compensation Plan”).
No Excise Tax Gross-Up Provisions: We do not increase the gross amount of payments to account for excise taxes.

No Significant Perquisites: Our executives participate in broad-based, Company-sponsored, benefits programs on the same basis as other full-time associates (e.g., 401(k), medical, dental, life insurance).

No Re-Pricing of Stock Options: Re-pricing of underwater Stock Options without shareholder approval is prohibited except in the event of certain permissible corporate events including but not limited to stock splits or recapitalizations.

No Hedging: Directors and senior executives, including NEOs, are prohibited from hedging activities related to our equity securities, including holding CNO shares in margin accounts.

Limited Use of Employment Contracts: Except for our CEO, none of our executive officers are parties to employment agreements. Additional information on the CEO’s employment agreement may be found on page 65.

No Uncapped Awards: All awards under our Annual Cash Incentive/P4P and LTI plans are subject to caps.
“Say-on-Pay” Results
At our 2021 Annual Meeting, shareholders expressed strong support for our executive compensation programs with over 96% of votes cast in favor of the non-binding advisory resolution on executive compensation. The results of our “say-on-pay” advisory vote and feedback from our shareholder outreach discussions (described on page 35) are part of the Committee’s regular review of our executive compensation programs.
Role of the Human Resources and Compensation Committee
The purpose of the Human Resources and Compensation Committee (HRCC) is to provide oversight of the Company’s human resource asset and executive compensation programs to support the Company’s long-term success and the delivery of the Company’s objectives incorporating sound ESG principles. The HRCC determines the components and amount of compensation for our executive officers and provides overall guidance for our employee compensation policies and programs. In addition, the HRCC actively monitors executive development and succession planning activities with respect to our senior executives and other officers.
Currently, four of our Board members sit on the HRCC, each of whom is an independent director as required by the NYSE listing requirements. The Board Chair is an ex officio member of the Committee, and other Board members may also participate in Committee meetings, although non-HRCC members do not vote at the Committee level. The Board receives regular reports of committee deliberations and decisions and, at least once annually, reviews the Committee’s written evaluation of the CEO’s performance and compensation. The HRCC’s functions are more fully described in its charter, which can be found on our website at www.CNOinc.com in the “Investors—Governance” section.
Role of the Compensation Consultant
In 2021, the HRCC utilized WTW as its independent compensation consultant. The Committee conducted an assessment of WTW’s independence pursuant to SEC and NYSE requirements. Based on this assessment, the Committee determined that WTW is independent.
Although the compensation consultant is retained directly by the Committee, its personnel interact with our executive officers as needed, particularly our CEO, Chief Financial Officer, Chief Human Resources Officer, General Counsel, and each of their staffs, to provide the Committee with relevant compensation and performance data for our executives and the Company overall. In addition, the compensation consultant’s personnel may interact with management to confirm information, identify data questions and/or exchange ideas.
As requested by the Committee, the compensation consultant’s services to the Committee in 2021 included:
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Providing competitive analysis of total compensation components for our executive officers, including our NEOs;

CNO Financial Group, Inc. 2022 Proxy Statement

»
Researching and presenting competitive and emerging compensation practices and regulatory issues;

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Recommending peer groups for compensation and performance;

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Attending Committee meetings;

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Reviewing and evaluating changes to the Company’s executive compensation philosophy and proposed plan changes; and

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Assisting the Committee in the redesign of the CEO performance evaluation process.

The HRCC has the authority under its charter to retain outside consultants or other advisors. One element of that decision process is the Committee’s assessment of an advisor’s independence. Relative to that determination, the Committee takes into account certain independence factors enumerated by the SEC and NYSE.
The Company paid WTW $250,403 in the aggregate for executive compensation consulting services provided to the HRCC in 2021.
Separately, management engaged WTW and affiliates to provide the services described below, which do not pertain to executive compensation. In 2021, CNO paid WTW $88,954 for certain data services and a broad-based associate compensation analysis. In addition, certain WTW affiliates provide third-party distribution of certain Consumer Division products and provide other sales and marketing related services to our Consumer Division. In 2021, CNO paid WTW affiliates $10,016,356 in commissions and fees for these services.
How Our Human Resources and Compensation Committee Makes Decisions: Philosophy and Objectives
In making its decisions, the HRCC collects and considers input from multiple sources. The Committee may ask executive officers to attend Committee meetings at which executive compensation and overall and individual performance is discussed and evaluated, during which time executives may provide insight, suggestions or recommendations regarding executive compensation. Deliberations generally occur with input from the consultant, members of management and other Board members, however, only the members of the HRCC vote on matters of executive compensation. All elements of the CEO’s compensation are submitted to the full Board for its review and approval.
Philosophy
CNO’s compensation programs are designed to promote the long-term success of the Company by driving our strategic priorities while adhering to CNO’s culture and values and ensuring our contribution to environmental and societal principles. Our people and their talents continue to be at the center of our ability to fulfill our mission: To secure the future of middle-income America by providing insurance and financial services that help protect their health, income and retirement needs, while building enduring value for all our stakeholders.
The HRCC has established plans and practices that pay for performance and align management’s interests with those of the Company’s shareholders and other stakeholders. The compensation programs are also intended to attract, retain and motivate the executives who lead our Company.
CNO Financial Group, Inc. 2022 Proxy Statement47

Our compensation philosophy consists of the following three guiding principles:
Pay-for-Performance Objectives
The HRCC strives to provide a clear reward program that allows us to attract, retain and motivate seasoned executive talent with the significant industry experience required to continuously improve our performance and build long-term shareholder value. To achieve this, our programs are designed to:
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Reward operational and productivity improvements that are sustainable. This means that we establish performance goals at targeted performance levels for key financial metrics under (1) our Annual Cash Incentive/ P4P Plan, and (2) our P-share awards;

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Align with the manner and timeframe in which the Company develops and executes its strategic business plans including ESG progress;

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Align the interests of our executives with those of our shareholders by rewarding shareholder value creation;

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Integrate individual goal-setting, quarterly coaching and feedback with the Company-wide performance management program;

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Exercise appropriate judgment to reflect performance standards for an individual executive’s achievement of business results, as well as the contribution that an executive may make to uphold our values, leadership behaviors, and overall corporate culture including DE&I; and

»
Offer the opportunity to earn additional compensation when overall or individual performance exceeds expectations.

Compensation Benchmarking Approach and Relevant Comparator Group Selection
In setting target executive compensation opportunities, the Committee looks at base salary, target total annual cash and total direct compensation, and reviews these compensation components relative to a select group of peer companies (“Comparator Peer Companies”). For additional information on the components of executive compensation, see pages 50–66.
The Committee’s general philosophy is to compensate our executives at approximately the 50th percentile level for total direct compensation, for the achievement of target performance, with additional compensation opportunities for the achievement of superior results.
The Committee annually assesses “competitive market” compensation and reviews both peer group proxy data and survey data developed by its independent executive compensation consultant. In determining compensation levels for our NEOs, the Committee consults with its independent executive compensation consultant.
Following feedback from shareholder outreach as well as an extensive analysis of existing and potential peers, considering business and talent competitors and financial metrics including assets, premiums and market

CNO Financial Group, Inc. 2022 Proxy Statement

capitalization, the Committee made changes to the Comparator Peer Companies in 2019. In 2020 and 2021, the Committee and WTW reviewed the Comparator Peer Companies and determined that no additional changes were needed. The Committee is of the view that the current peers appropriately reflect our principal business competitors and those companies with which we compete for executive talent.
The Comparator Peer Companies listed below were used as a reference point to compare proxy-disclosed compensation for 2021 to similar executive positions within CNO. Survey data developed by WTW is utilized for positions where proxy-disclosed information is not available.
2021 Comparator Peer Companies
American Equity Investment Life Holding Co.	Horace Mann Educators Corporation
American Financial Group, Inc.	Kemper Corporation
Assurant, Inc.	Lincoln National Corporation
Brighthouse Financial, Inc.	Primerica, Inc.
Cincinnati Financial Corporation	Reinsurance Group of America, Incorporated
Globe Life Inc.	Unum Group
The Hanover Insurance Group, Inc.	Voya Financial, Inc.
CNO Financial Group, Inc. 2022 Proxy Statement49

Summary of Executive Compensation Components

	Description	Why We Pay This Component	How We Determine Amount
Fixed	**Fixed Cash Compensation/Base Salary** • May be adjusted annually based on individual performance and relevant market data. • The only fixed component. • Smallest percentage of executive compensation.	• To attract, retain and motivate top talent.	• Established using data targeting the 50th percentile for our Comparator Peer Companies. • Adjusted up or down to reflect factors such as job role and responsibility, experience level, performance, retention, future potential and time in position, competitive labor pressures, and comparison to market data.
Variable annual	**Variable Cash Compensation/ Annual Cash Incentive and P4P** • Earned based on Company, business-segment and individual financial and operational performance.	• To incentivize achievement of annual financial, operational and ESG performance goals that will contribute to the Company's long-term success and societal commitments/values. • Serves as primary vehicle for recognizing and differentiating performance each year.	• Established using data targeting the 50th percentile of the market. • Target incentive opportunities are expressed as a percentage of base salary.
Variable long-term	**Equity Compensation/ Performance Shares (P-Shares)** • Earned based on achievement of one-year performance goals, each as adjusted by relative TSR over a three-year period. • P-shares account for 55% of the 2021 annual grant target, and were divided evenly between those tied to (1) 2021 Operating ROE and (2) 2021 Operating EPS, each as adjusted by relative TSR over a three-year period.	• To focus management on long-term Company performance. • To balance the short-term focus of the Annual Cash Incentives/P4P by tying rewards to performance achieved over both single- and multi-year periods. • To align the interests of management with those of shareholders. • To help drive long-term shareholder value creation while incentivizing key executive talent.	• The Committee established compensation levels for equity compensation based on competitive market data. • The number of target P-shares or RSUs awarded may be adjusted up or down to reflect performance, potential and other individual considerations.
	Equity Compensation/Restricted Stock Units (RSUs) • Time-vested awards that generally vest over three years. • Realizable value is variable based on long-term stock price appreciation. • In addition to the annual grant, used selectively for retention and recognition. • RSUs accounted for 45% of the 2021 annual target in terms of total grant value.	• To encourage retention and reward for exceptional performance and/or potential. • To align the interests of management with those of shareholders.

CNO Financial Group, Inc. 2022 Proxy Statement

Overview of 2021 Target Compensation
The table below summarizes the target level of 2021 total annual cash and total direct compensation for our NEOs. This table differs from the Summary Compensation Table for 2021 beginning on page 69 in that most values below represent target amounts and equity grants that were granted in 2021 but not yet earned or paid.
Summary of Components of Regular Total Direct Compensation (TDC) in 2021 at Target(1)
Named Executive Officer	Base Salary	Target Incentive		Target Total Annual Cash	P-Share Value(2)	RSU Value(2)	Total LTI Value(2)	Target TDC(3)
Gary C. Bhojwani % of TDC	$1,030,000 13%	$1,648,000 21%	160%	$2,678,000	$2,801,340	$2,338,346	$5,139,686 66%	$7,817,686 100%
Paul H. McDonough % of TDC	618,000 26%	618,000 26%	100%	1,236,000	631,188	503,043	1,134,231 48%	2,370,231 100%
Bruce K. Baude % of TDC	654,000 32%	654,000 32%	100%	1,308,000	425,520	337,659	763,179 37%	2,071,179 100%
Scott L. Goldberg % of TDC	575,000 28%	575,000 28%	100%	1,150,000	486,984	388,193	875,177 43%	2,025,177 100%
Matthew J. Zimpfer % of TDC	600,000 29%	600,000 29%	100%	1,200,000	486,984	388,193	875,177 42%	2,075,177 100%

(1)
Base salaries are as of December 31, 2021. Annual incentive expressed as target levels as of award date. Value of equity is expressed as grant date fair value. Variances between values and totals may exist due to rounding.

(2)
Represents P-share and RSU aggregate grant date fair values granted in 2021; actual value realized will depend on stock price appreciation and achievement of performance metrics at time of vesting.

(3)
Target TDC includes Target Total Annual Cash and the Total LTI Value provided at the time of the annual grant.

In determining executive compensation levels, the Committee uses market studies to review the value delivered to each executive through each component of compensation.
These studies provide the means by which the Committee can objectively examine external market practices and compare those practices to our internal evaluations and decisions. These studies capture and report:
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Competitive external market data by position on a base salary, total annual cash incentive (including bonus) and total direct compensation basis; and

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Long-term equity grants and the vesting status and valuation methodologies of such grants.

Although aggregate pay levels generally are consistent with our compensation philosophy, it is possible that pay levels for specific individuals may be above or below the targeted competitive benchmark levels. Variances may arise from such factors as an individual’s role and responsibilities within our Company, the individual’s experience and expertise, the individual’s time in position, the pay levels for peers within the Company, and the pay levels for similar job responsibilities in the marketplace.
Realized total compensation in any year may be above or below targeted compensation levels depending on whether our incentive goals were attained and whether shareholder value was created. In some instances, the amount and structure of compensation results from negotiations with an executive at the time the individual was hired, which may reflect competitive pressures to attract and hire quality executive talent in our industry. To attract and retain such talent, the Company also seeks to provide benefit levels in line with those offered by comparable publicly traded companies, although without necessarily matching on an item-by-item basis.
Base Salaries
Overview
Base salary is the only fixed component of executive compensation and comprises the smallest percentage of total compensation. Each senior executive’s base salary is reviewed annually by the Committee, or more frequently in
CNO Financial Group, Inc. 2022 Proxy Statement51

the event of a promotion, a change in job responsibilities, an assessment of level of expertise or performance, or based on market data or internal pay guidelines.
Design
The Committee generally initiates the formulation of executive compensation levels by targeting the 50th percentile of the competitive market. Annual reviews of executives’ base salaries take into consideration numerous factors, including: mix of compensation; job role and responsibility; individual leadership, experience and expertise; individual historical performance; retention risk; future potential and time in position; competitive labor market pressures; comparison to market data; and internal equity of peers.
No specific weighting of these factors is employed. Given our Company’s performance-based compensation culture, however, the Committee’s analysis of the factors generally results in increases for our top performers and minimal or no increases in base salary for average- or lower-performing associates.
2021 Merit Increases
The HRCC does not presume that senior executives will receive annual base salary increases. In early 2021, the Committee approved 0% merit-based salary increases for most executive officers to acknowledge the challenging conditions presented by the pandemic and to align with a reduced merit funding pool for the organization overall. A 10% base salary adjustment was provided to Scott L. Goldberg to (1) align with market data, (2) acknowledge his successful leadership during the business transformation in 2020, and (3) reflect the resulting increase in his responsibility in leading a larger and more complex organization following the transformation.
Annual Cash Incentive/P4P Plan
Overview
Our Annual Cash Incentive/P4P Plan focuses on and rewards achievement of annual performance goals. It is the broadest of our management incentive programs, covering all of our NEOs and all of our associates except those who participate in sales incentive programs. Prior to the beginning of the annual performance period, all Annual Cash Incentive/P4P Plan participants are assigned target incentive opportunities expressed as a percentage of base salary. The target percentages are based on external and internal factors applicable to the positions held by these individuals, as described in more detail below.
Design and Changes
The design of our 2021 Annual Cash Incentive/P4P Plan is largely consistent with the 2020 design, as most of the 2020 compensation design continued to foster delivery of our 2021 strategic objectives. The key objectives of the 2021 plan design were to (1) balance responsive, timely execution of our strategic priorities with the stability of long-term incentives; (2) increase penetration of products and services to customers via our multi-channel cross collaboration; (3) focus on rewarding performance during uncertain conditions; (4) retain talent in a highly competitive job market; and (5) recognize the importance of ESG to CNO’s investment and business strategies.
The Committee reviewed the Annual Cash Incentive/P4P Plan design for 2021 in order to optimize alignment between shareholder and plan participant interests while recognizing continued uncertainties of the ongoing pandemic and macroeconomic environment. The compensation design is intended to focus senior executives on the financial performance of the enterprise by selecting metrics that are both the most significant drivers of financial success and are realistically subject to participants’ influence.
For 2021, three primary changes were introduced for all executive officers (including the NEOs):
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Added an ESG investment metric measuring portfolio ESG ratings relative to a benchmark;

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Added an ESG “social” component within the qualitative metric, focusing on diversity, equity and inclusion (DE&I) voluntary activities and education, and

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Applied wider performance ranges to most performance metrics to coincide with a wider range of outcomes due to ongoing pandemic-related and macroeconomic uncertainties while balancing lower payout thresholds with higher required outperformance for maximum payouts.

Additional details on the metrics and their weightings are provided below.

CNO Financial Group, Inc. 2022 Proxy Statement

Performance Metrics
In 2021, two new ESG metrics were introduced under the Annual Cash Incentive/P4P Plan: (1) an ESG “social” component was added within the Individual Qualitative Assessment, focused on DE&I voluntary associate education and participation activities; and (2) an ESG investment metric was added to the Investment Performance Metrics comparing the average composite MSCI rating of our Corporate Bonds (investment grade and high yield) portfolios to their respective benchmark portfolio’s composite MSCI rating. These metrics were added in recognition of the significance of ESG to our investment and business strategies. Social responsibility is at the core of CNO’s culture. ESG principles have become—and will continue to be—central to our overall business strategy. We believe that building a sustainable business will drive value creation for all of our stakeholders.
The other metrics established in 2020 were unchanged in 2021 as these metrics continued to foster delivery of our 2021 strategic objectives and measure performance in areas of focus. The table below summarizes the 2021 financial metrics and weightings for our NEOs under the Annual Cash Incentive/P4P Plan.
NEO 2021 Annual Cash Incentive/P4P Plan Metrics
Performance Measures	Gary C. Bhojwani	Paul H. McDonough	Bruce K. Baude	Scott L. Goldberg	Matthew J. Zimpfer
Combined In-Force EBIT	30%	30%	30%	30%	30%
Combined Total Life and Health Collected Premium	10%	10%	10%	7%	10%
Annuity Collected Premium	10%	10%	10%	7%	10%
Combined Total Fee Revenue	10%	10%	10%	6%	10%
Investment Performance Metrics (see below)	20%	20%	20%	10%	20%
Individual Qualitative Assessment (including ESG component)	20%	20%	20%	20%	20%
Consumer Division Performance Metrics
Life & Health NAP	—	—	—	7%	—
Annuity Collected Premium	—	—	—	7%	—
Fee Revenue	—	—	—	6%	—
Investment Performance Metrics
Effective Yield (GAAP Net Yield %)	35%	35%	35%	35%	35%
Pre-tax C1/AUM	30%	30%	30%	30%	30%
Portfolio Excess Returns	20%	20%	20%	20%	20%
Total Return versus Benchmark	10%	10%	10%	10%	10%
ESG Metric versus Benchmark	5%	5%	5%	5%	5%
These targets align with our business objectives to drive strong operational performance, deliver consistent yet disciplined growth and improved profitability, generate strong investment returns, and manage risk effectively. Our
CNO Financial Group, Inc. 2022 Proxy Statement53

plan also is designed to establish performance levels that are challenging yet achievable, and that appropriately balance risk and reward. These metrics also align with the day-to-day metrics that we use to run the Company.
Individual Qualitative Metric
The individual qualitative metric for each NEO is weighted at 20% of the total. The qualitative metric addresses individual results, contributions and leadership. In 2021, an ESG “social” component was included as part of this metric, weighted at five percentage points of the qualitative metric’s 20 percentage points. This metric recognizes the importance of DE&I to CNO’s business strategy and the critical role that our executives play in setting the tone for DE&I. To achieve the goal, 75% of associates on each executive’s team would participate in four hours of voluntary DE&I associate education or participation activities. Associates have access to a portfolio of voluntary activities via CNO Business Resource Groups and DE&I online education programs.
Qualitative metric results are determined by the HRCC using a variety of sources, including:
»
Peer-level input during quarterly business reviews;

»
CEO assessment (other than for the CEO);

»
HRCC observation and assessment of an NEO’s overall performance and contribution to Company success; and

»
For the ESG “social” component, time logged by associates on voluntary DE&I education and activities.

In addition, the qualitative metric is capped; if Combined In-Force Earnings Before Interest and Taxes (“EBIT”) is below threshold performance, this metric can achieve no greater than its target payout level.
2021 Annual Cash Incentive/P4P Plan Financial Metrics Defined
The following provides additional detail in explaining and defining the metrics that are applicable to all NEOs:
»
Combined In-Force EBIT, defined as the sum of individual business segment In-Force EBIT. In-Force EBIT includes pre-tax revenues and expenses associated with the sales of insurance products that were completed more than one year before the end of the reporting period.

The bulk of an insurer’s earnings typically are generated from policies sold in prior periods, or “policies in-force.” In addition, in the Committee’s view, this metric enhances “line of sight” for our operating management and increases their focus on retaining business and improving the longer-term profitability of our core operations.
»
Combined Total Life and Health Collected Premium, defined as Life & Health premiums received, net of reinsurance, as reported in our quarterly financial results.

»
Annuity Collected Premium, defined as annuity premiums received, net of reinsurance, on annuity products as reported in our quarterly financial results.

»
Combined Total Fee Revenue, defined as fees from third-party policies sold, Broker Dealer/Registered Investment Adviser accounts, and revenue from DirectPath and Web Benefits Design, the Company’s wholly-owned subsidiaries.

»
Effective Yield (or GAAP Net Yield %), defined as period investment income (net of investment expenses) divided by average invested assets for the same period.

»
Pre-tax C1/AUM, defined as the aggregate of investment asset National Association of Insurance Commissioners (NAIC) risk-based capital charges divided by assets under management. This measures the risk of default (of bonds and mortgages) or decrease in the value of the assets held in the investing portfolio as a percentage of assets under management.

»
Portfolio Excess Returns, which measures the annual value-added basis points from asset allocation and security selection decisions (expressed as a percentage) relative to an assigned industry benchmark. It is calculated by industry standard attribution formulas.

»
Total Return versus Benchmark, which measures the full-year portfolio total return for non-cash investments as compared to the full-year total return for a stated benchmark.

»
ESG Investment metric, which compares the average composite MSCI rating of our Corporate Bonds (investment grade and high yield) portfolios to their respective benchmark portfolio’s composite MSCI rating.

CNO Financial Group, Inc. 2022 Proxy Statement

2021 Payout Opportunities
Target Annual Cash Incentive/P4P Plan payout amounts for each NEO are determined by the Committee at the beginning of the performance period based on external and internal factors applicable to the positions held by each NEO.
»
Target Annual Cash Incentive/P4P Plan as a percentage of each NEO base salary:

•
Mr. Bhojwani, 160%

•
Other NEOs, 100%

»
Threshold payout: 50% of target payout

»
Target payout: 100% of target payout

»
Maximum payout: 200% of target payout

A linear interpolation is used to determine payout percentages between threshold and target performance, and target and maximum performance.
2021 Annual Cash Incentive/P4P Plan Targets
The primary purpose of the Annual Cash Incentive/P4P Plan is to reward executive officers for delivering targeted financial results. For the reasons set forth below, the Committee set the targets in February 2021 for each of the performance metrics at levels that it considered rigorous and challenging as compared to 2020 results. No changes were made to such targets after they were established. The Committee set the applicable financial objectives based on the Board-approved business plan for fiscal year 2021, which entailed a detailed vetting process prior to presentation and approval by the Board. The Committee considered a number of factors in setting incentive performance targets, as well as the threshold level and the maximum level, to require strong performance to achieve targets. These factors include Company business plans and current forecasts, historical performance, incentive practices used by peer companies, and analyst expectations. Consistent with our compensation philosophy, target annual cash incentive levels are established to generate total annual cash compensation at competitive market median levels.
Specifically, while establishing income oriented goals for 2021, we were projecting a potential spike in healthcare claims related to pent-up demand for healthcare services following the extended period during which consumers deferred care during the pandemic, and were expecting variable net investment income, which includes income from our alternative investments, to trend lower from elevated levels in 2020. Instead, healthcare services continued to be deferred in 2021 as pandemic challenges persisted, and variable net investment income remained elevated as economic growth and equity market valuations maintained positive momentum. Sales-oriented goals for 2021 were set in the context of the ongoing challenges of meeting customers face-to-face, particularly in our Worksite Division.
In 2021, wider performance ranges were used than in previous years. This reflects the wider range of possible outcomes modeled by management because of continued uncertainties in the ongoing pandemic and macroeconomic environment. During 2020, we ran base and adverse case scenarios that were generally aligned with certain rating agency assumptions regarding COVID-19 infection rates, death rates and related economic impacts. Threshold values for 2021 performance metrics were established using the adverse scenario outcomes and resulting underperformance compared to targets. Target values were set using the base case scenario outcomes. Maximum values were set using an equivalent percentage from the target-to-maximum as compared to the threshold-to-target percentage. This created a wider range of potential performance outcomes than set for 2020 targets, with lower threshold performance required to trigger minimum payouts, and corresponding higher outperformance required to trigger maximum payouts.
The tables below summarize 2020 actual results (as reported and excluding significant items) and the 2021 plan targets. Most 2021 targets incorporate growth over both 2020 as reported and excluding significant items.
The Combined In-Force EBIT target of $574.7 MM was set below 2020 as reported ($726.4 MM) and excluding significant items ($692.2 MM). This was due to the net favorable COVID impacts on insurance product margin and the outperformance of variable net investment income in 2020 that were expected to moderate in 2021. The favorable impact resulting from deferred care claims in 2020 was expected to reverse in 2021. Alternative investment yields were anticipated to be lower in 2021, reducing investment income gains.
CNO Financial Group, Inc. 2022 Proxy Statement55

The Annuity Collected Premium target of $1,158.9 MM was set slightly below 2020 as reported ($1,165.0 MM) because of stronger than expected results in 2020 that were not expected to recur in 2021.
The Committee determined that 2021 corporate performance measure targets were appropriately rigorous.
Baseline for 2021 Annual Cash Incentive/P4P Plan Target Setting
Corporate Performance Measures	2020 As Reported	2020 Excluding Significant Items	2021 Target
Combined In-Force EBIT	$726.4 MM	$692.2 MM	$574.7 MM
Combined Total Life and Health Collected Premium	$2,531.3 MM	$2,531.3 MM	$2,558.5 MM
Annuity Collected Premium	$1,165.0 MM	$1,165.0 MM	$1,158.9 MM
Combined Total Fee Revenue	$106.0 MM	$106.0 MM	$135.6 MM
Consumer Division Performance Measures	2020 As Reported	2020 Excluding Significant Items	2021 Target
Life & Health NAP	$293.7 MM	$293.7 MM	$300.3 MM
Annuity Collected Premium	$1,165.0 MM	$1,165.0 MM	$1,158.9 MM
Fee Revenue	$86.8 MM	$86.8 MM	$88.8 MM
The 2021 Effective Yield (GAAP Net Yield %) was set below 2020 results given the expectation that variable investment income would moderate, and that the ongoing low interest rate environment would continue to pressure average investment portfolio yields. The Pre-tax C1/AUM target was set in line with the Company’s 2021 risk-based capital plan while taking into consideration the target yield. The Portfolio Excess Returns reflects our strategy to take positions that may lag benchmark in total investment return but pay a higher level of current income. The Total Return versus Benchmark metric measures performance relative to a certain benchmark and is designed to reward performance generally in line with or exceeding market performance. The new ESG metric measuring ESG performance of our Corporate Bonds portfolios relative to benchmark portfolios targets performance at 7.5% above the benchmark. The Committee determined that the 2021 investment performance measure targets were appropriately rigorous.
Baseline for 2021 Annual Cash Incentive/P4P Plan Target Setting
Investment Performance Measures	2020 As Reported	2021 Target
Effective Yield (GAAP Net Yield %)	5.04%	4.72%
Pre-tax C1/AUM	1.33%	1.50%
Portfolio Excess Returns	54 bps	Benchmark Performance
Total Return versus Benchmark	2 bps	Benchmark Performance
ESG Metric versus Benchmark	New	Benchmark Performance +7.5%

CNO Financial Group, Inc. 2022 Proxy Statement

The table below summarizes the threshold, target and maximum performance targets for the 2021 Annual Cash Incentive/P4P Plan. See page 54 for definitions of each metric.
2021 Annual Cash Incentive/P4P Target Plan Performance Levels
Corporate Performance Measures	Threshold	Target	Maximum
Combined In-Force EBIT	$402.3 MM	$574.7 MM	$747.1 MM
Combined Total Life and Health Collected Premium	$2,430.6 MM	$2,558.5 MM	$2,686.5 MM
Annuity Collected Premium	$1,043.0 MM	$1,158.9 MM	$1,274.8 MM
Combined Total Fee Revenue	$115.3 MM	$135.6 MM	$156.0 MM
Consumer Division Performance Measures
	Threshold	Target	Maximum
Life & Health NAP	$270.3 MM	$300.3 MM	$330.3 MM
Annuity Collected Premium	$1,043.0 MM	$1,158.9 MM	$1,274.8 MM
Fee Revenue	$79.9 MM	$88.8 MM	$97.6 MM
Investment Performance Measures
	Threshold	Target	Maximum
Effective Yield (GAAP Net Yield %)	4.19%	4.72%	5.25%
Pre-tax C1/AUM	1.65%	1.50%	1.35%
Portfolio Excess Returns	≥ −150 bps of benchmark performance	Benchmark Performance	≥ +150 bps of benchmark performance
Total Return versus Benchmark	≥ −150 bps of benchmark performance	Benchmark Performance	≥ +150 bps of benchmark performance
ESG Metric versus Benchmark	Benchmark +3.75%	Benchmark +7.5%	Benchmark + 11.25%
2021 Annual Cash Incentive/P4P Plan Results
The Committee has the authority to adjust performance goals or results for the impact of certain industry, market or Company-specific special items from year to year. The Board takes very seriously the consideration of any such adjustments and generally prefers to avoid such modifications. Nonetheless, the Board is responsible for ensuring that management acts in the best interests of shareholders, regardless of the impact on its incentives. Therefore, we are of the view that any adjustment must be (1) material; (2) non-recurring or unusual in nature; and (3) reflect items that management either cannot control or, if controllable, has determined to be in the long-term best interests of the Company and its shareholders. These adjustments may vary from year to year and may have either a favorable or unfavorable impact on the funding of the Annual Cash Incentive/P4P Plan.
For 2021, the Committee considered certain items to be material, non-recurring items that were beyond management’s control and should be adjusted in determining the 2021 Annual Cash Incentive/P4P Plan payouts. Those items are identical to those that are determined to be significant and referenced in our external reporting: (a) adjustments arising from our comprehensive annual actuarial review of assumptions resulting in a net favorable impact of $25.9 million; (b) net expenses related to legal and regulatory matters of $12.8 million; and (c) $2.5 million
CNO Financial Group, Inc. 2022 Proxy Statement57

of transaction expenses related to the previously announced acquisition of DirectPath, LLC. None of these items had been considered in setting the 2021 operating plan or the Annual Cash Incentive/P4P Plan targets. In the aggregate, these items decreased the total bonus pool (which covers the NEOs and the majority of our associates) by approximately 1.2%. The adjusted amounts are reflected in the “2021 Excluding Significant Items” column in the table below.
Corporate Performance Measures	2021 Target*	2021 As Reported	2021 Excluding Significant Items	Payout % of Target
Combined In-Force EBIT	$574.7 MM	$716.5 MM	$705.9 MM	176.1%
Combined Total Life and Health Collected Premium	$2,558.5 MM	$2,555.3 MM	—	98.7%
Annuity Collected Premium	$1,158.9 MM	$1,400.4 MM	—	200%
Combined Total Fee Revenue	$135.6 MM	$147.6 MM	—	159.0%
Consumer Division Performance Measures	2021 Target*	2021 As Reported	2021 Excluding Significant Items	Payout % of Target
Life & Health NAP	$300.3 MM	$319.8 MM	—	165.2%
Annuity Collected Premium	$1,158.9 MM	$1,400.4 MM	—	200%
Fee Revenue	$88.8 MM	$107.1 MM	—	200%
Investment Performance Measures	2021 Target*	2021 As Reported	2021 Excluding Significant Items	Payout % of Target
Effective Yield (GAAP Net Yield %)	4.72%	5.14%	—	179.1%
Pre-tax C1/AUM	1.50%	1.35%	—	200.0%
Portfolio Excess Returns	Benchmark Performance	149 bps	—	199.1%
Total Return versus Benchmark	Benchmark Performance	0.7 bps	—	100.5%
ESG Metric versus Benchmark	Benchmark +7.5%	3.4%	—	0 .0%

*
See page 57 for additional detail on the threshold, target and maximum performance targets for the 2021 Annual Cash Incentive/P4P Plan.

CNO Financial Group, Inc. 2022 Proxy Statement

The table below sets forth the actual 2021 cash bonuses paid out to the NEOs pursuant to our Annual Cash Incentive/ P4P Plan. These figures combine the individual performance opportunities, weightings and targets previously discussed.
2021 Annual Cash Incentive/P4P Plan Payouts(1)
			Actual Performance
	Target Annual P4P Incentive(2)		Financial Metrics (80% of Total)		Qualitative Metric (20% of Total)		Total P4P Payout
Named Executive Officer	% of Base Salary	$	%	$	%	$	% of Target	$
Gary C. Bhojwani	160	1,648,000	166	2,193,542	110	362,560	155	2,556,103
Paul H. McDonough	100	618,000	166	822,578	110	135,960	155	958,539
Bruce K. Baude	100	654,000	166	870,495	100	130,800	153	1,001,296
Scott L. Goldberg	100	567,022	173	782,995	95	107,734	157	890,730
Matthew J. Zimpfer	100	600,000	166	798,620	105	126,000	154	924,620

(1)
Variances between values and totals may exist due to rounding.

(2)
Percentage is applied pro rata to base salary changes occurring during the calendar year. Target amounts reflect such pro rata salary changes.

Qualitative metric results are determined by the Committee using a variety of sources including peer-level input during quarterly business reviews, CEO assessment (other than for the CEO), and Committee observation and assessment.
For 2021, NEO qualitative metric payouts ranged from 95% to 110% of target. These results reflect each NEO’s:
»
Contribution in driving our mission, purpose, values and goals;

»
Leadership in navigating pandemic-related challenges and social justice issues;

»
Contributions to our ESG and DE&I programs;

»
Progress towards engaging 75% of their associates in four hours of voluntary DE&I education and participation activities; and

»
Progress on succession planning; as well as recruiting and retaining top talent.

Long-Term Incentives
Overview
Performance-based equity compensation aligns our NEOs’ interests to those of our shareholders and helps to drive long-term shareholder value creation while facilitating the retention of key executive talent. The design of our 2021 long-term incentives is largely consistent with the 2020 design, as most of the 2020 plan design continued to foster delivery of our 2021 strategic objectives.
CNO Financial Group, Inc. 2022 Proxy Statement59

Changes to Long-Term Incentive Award Mix
For 2021, no changes were made to our long-term incentive award mix. Our equity award mix consists of two award types—performance-based awards (P-shares) and restricted stock units (RSUs). This aligns with prevalent market practice. In 2020 and 2021, grants were awarded as 55% P-shares and 45% RSUs, placing a greater emphasis on our P-shares while balancing the retentive qualities of time-vested RSUs.
Changes to Long-Term Incentive Performance Metrics
For 2021, no changes were made to the LTI Plan performance metrics. The P-share awards with respect to the performance period commencing on January 1, 2021 and ending on December 31, 2023 will pay out after three years based on one-year Operating ROE and one-year Operating EPS, each as adjusted by the relative TSR for the three-year period. This is the same as the prior year’s P-share awards commencing on January 1, 2020 and ending on December 31, 2022.
The HRCC determined that the continued use of one-year financial metrics with a three-year modifier, while also preserving three-year vesting, continues to be appropriate. One-year metrics provide greater visibility and focus and are balanced by three-year vesting that encourages executive retention and a three-year relative TSR modifier that aligns payouts with shareholder experience over a long-term time horizon. Continued use of Operating ROE aligns with shareholder interests. Continued use of Operating EPS provides a clear gauge of performance, requiring solid operational execution as well as disciplined capital management, and is a metric closely followed by both sell-side analysts and buy-side investors.
TSR is measured relative to a peer group of companies over three years. Shares that vest after three years based on one-year financial performance may be modified by the relative TSR result over the three-year period. If relative TSR performance is at the 75th percentile or above, vested shares will increase by 25%. Relative TSR at the 25th percentile or lower will reduce vested shares by 25%. There is no change in the number of vested shares for performance between the 25th and 75th percentile. The TSR modifier cannot increase the P-share payout above the cap of 200%.
Continued use of a three-year relative TSR modifier maintains a long-term performance outlook and aligns payouts with shareholder experience over a long-term time horizon. Comparing TSR to a group of industry peer companies measures our ability to perform relative to those affected by the same macroeconomic conditions.
Design
The HRCC reviews and approves individual grants for the NEOs, as well as all P-share grants and any RSU awards made to other executives under the purview of the Committee based on competitive market data. Annual grants for all officers are reviewed and approved at the Committee’s scheduled meeting at approximately the same time each year. In determining the 2021 annual grant, the HRCC considered a dollar amount of equity to be awarded and calculated the number of P-shares and RSUs to be granted to each executive. Interim or off-cycle grants are reviewed and approved by the Committee as circumstances warrant. The CEO is authorized by the HRCC to utilize a designated number of shares each year to grant equity awards to non-executive officers to attract, retain, motivate and/or reward such associates, as deemed appropriate by the CEO. Such awards are regularly reviewed by the Committee.
To be eligible to vest in long-term incentive awards, NEOs generally must continue to be employed by CNO through the vesting dates or satisfy the definitions of “Retirement, Death or Disability” in our award agreements or upon an involuntary termination within six months in anticipation of or within two years after a Change in Control (as defined in our award agreements). For additional information on the terms of our equity-based awards, see pages 59–65.

CNO Financial Group, Inc. 2022 Proxy Statement

The Committee assesses aggregate share usage and dilution levels in comparison to general industry norms. This enables the Committee to be mindful of total cost, grants awards that are competitive in the market, a policy of internal equity, and reinforcement of our philosophy of pay-for-performance.
Performance Metrics/Targets
As noted previously, the Committee chose two one-year performance metrics and one relative three-year modifier for setting LTI P-share awards. The first one-year metric is an absolute measure, Operating ROE, which is directly linked to the Company’s business plan and is one of the tools used by the investment community to evaluate our performance and assess valuation.
Operating ROE, a non-GAAP financial measure, is defined as net operating income divided by average equity. In calculating average equity, we exclude accumulated other comprehensive income or loss (“AOCI”) and deferred tax assets related to net operating losses (“NOLs”). It is common industry practice to exclude AOCI from the equity component of the Operating ROE calculation as it can be highly volatile due to changes in general market interest rates rather than a result of the business decisions made by management. Our deferred tax assets related to NOLs are excluded as these assets do not provide any return to shareholders until after the NOLs are utilized, reducing taxes that would otherwise be due.
The second one-year metric is also an absolute measure, Operating EPS.
Operating EPS, a non-GAAP financial measure, is defined as net operating income divided by the weighted average number of diluted shares outstanding.
Net operating income is defined as net income excluding: (1) net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net of related amortization and taxes; (2) net change in market value of investments recognized in earnings, net of taxes; (3) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (4) fair value changes related to the agent deferred compensation plan, net of taxes; (5) loss on extinguishment of debt, net of taxes; (6) changes in the valuation allowance for deferred tax assets and other tax items; and (7) other non-operating items consisting primarily of earnings attributable to variable interest entities (“VIEs”), net of taxes. Net operating income is used consistently by CNO’s management to evaluate the operating performance of the Company and is a measure commonly used in the life insurance industry. Management and the Board share the view that an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business.
For additional information on these non-GAAP financial measures, see “Information Related to Certain Non-GAAP Financial Measures” beginning on page 92 and the information set forth in our periodic filings with the SEC.
The three-year modifier is a relative measure of TSR based on our stock price performance relative to a group of industry peers (see “—Total Shareholder Return Performance Peers” below). Relative TSR provides a strong alignment between the interests of management and those of our shareholders. Decreasing shares by 25% when three-year relative TSR performance is at the 25th percentile or lower or increasing by 25% when performance is at the 75th percentile or higher, maintains a long-term performance outlook and aligns payouts with shareholder experience over a long-term time horizon. No modification occurs when performance is between the 25th and 75th percentile.
The HRCC has the authority to adjust results for events that are (1) material; (2) non-recurring or unusual; and (3) that management cannot control or, if controllable, has determined to be in the long-term best interests of the Company and its shareholders. These adjustments may vary from year to year and may have either a favorable or unfavorable impact on the funding of long-term incentives.
Long-Term Incentive Plan Grants in 2021
The P-shares awarded in 2021 require a threshold level performance to receive 50% of the target number of shares, and the upside opportunity for maximum performance is 200% of the target number of shares, based on the one-year performance period, subject to adjustment based on the three-year relative TSR. RSUs vest ratably over a three- year period. Dividend equivalents are paid on P-shares and RSUs upon vesting.
In 2021, wider P-share performance ranges were used than in previous years. This reflects the wider range of possible outcomes modeled by management because of continued uncertainties in the ongoing pandemic and macroeconomic environment. During 2020, we ran base and adverse case scenarios that were generally aligned
CNO Financial Group, Inc. 2022 Proxy Statement61

with certain rating agency assumptions regarding COVID-19 infection rates, death rates and related economic impacts. Threshold values for 2021 performance metrics were established using the adverse scenario outcomes and resulting underperformance compared to targets. Target values were set using the base case scenario outcomes. Maximum values were set using an equivalent percentage from the target-to-maximum as compared to the threshold-to-target percentage. This created a wider range of potential performance outcomes than set for 2020 targets, with lower threshold performance required to trigger minimum payouts, and corresponding higher outperformance required to trigger maximum payouts.
The table below shows grant date fair value of the annual equity awards granted to our NEOs in 2021.
2021 Annual LTI Grants
	2021 Equity Grant
Named Executive Officer	P-Shares	RSUs
Gary C. Bhojwani	118,500	101,800
Grant Date Fair Value	$2,801,340	$2,338,346
Paul H. McDonough	26,700	21,900
Grant Date Fair Value	$631,188	$503,043
Bruce K. Baude	18,000	14,700
Grant Date Fair Value	$425,520	$337,659
Scott L. Goldberg	20,600	16,900
Grant Date Fair Value	$486,984	$388,193
Matthew J. Zimpfer	20,600	16,900
Grant Date Fair Value	$486,984	$388,193
No One-Time Grants
No special one-time grants were made in 2021 to any NEO.
2019−2021 P-Share Performance
»
The 2019 P-share award grants were based on two performance goals over the performance period commencing on January 1, 2019 and ending on December 31, 2021: (1) three-year Operating ROE with an 8.90% threshold, a 10.40% target, and an 12.00% maximum for all NEOs, and (2) relative TSR for comparator group (“TSR Performance Peers”), with the 50th percentile set for target performance.

2019−2021 3-Year Operating ROE	% Amount
≥ 12.00%	200%
10.40% (Target)	100%
8.90% (Threshold)	50%
< 8.90%	0%
Actual Results: 11.89%	Payout % of Target: 193.4%

CNO Financial Group, Inc. 2022 Proxy Statement

»
The Operating ROE targets were established in early 2019, based on our strategic goals and internal projections at that time, and their respective impacts on the components of the Operating ROE calculation.

»
The threshold value reflects the HRCC’s view of the minimum acceptable result deemed worthy of a payout, the determination that the target value aligns with our strategic plan, and the premise that the maximum value signifies exceptional performance. The Committee concluded that the combination of the two metrics would continue to focus management on improving long-term earnings growth and creating value for shareholders.

»
The Company reported Operating ROE(1) of 10.7%, 12.9% and 12.1% for the years 2019, 2020 and 2021, respectively.

•
For the 2019–2021 period, there were no adjustments made to the Operating ROE calculations.

•
For the 2019–2021 period, the Company’s three-year Operating ROE was 11.89%, which generated a payout of 193.4% of the target number of shares.

»
The 2019–2021 Operating ROE payout of 193.4% reflects strong 2021 operating earnings resulting from, among other things, the resiliency of our broad product portfolio and multi-channel business model during the COVID-19 pandemic in addition to strong variable investment income results.

»
For 2019–2021, the three-year relative TSR performance was at the 73.6th percentile relative to TSR Performance Peers, resulting in a payout of 194.4% for the target number of shares.

3-Year Relative TSR Performance (1/1/19 to 12/31/21)	TSR Performance Share Payout (Vesting)
≥ 75th Percentile	200%
50th Percentile	100%
25th Percentile	50%
< 25th Percentile	NO PAYOUT
Actual Results: 73.6%	Payout % of Target: 194.4%

(1)
Operating ROE is a non-GAAP financial measure. See “Information Related to Certain Non-GAAP Financial Measures,” beginning on page 92, for a reconciliation to the corresponding GAAP measure.

The table below shows actual Operating ROE and relative TSR P-share vesting for NEOs related to the 2019–2021 award.
P-Share Vesting for the 2019–2021 Performance Period
Named Executive Officer	Measure(1)	P-Shares Granted	P-Shares Opportunity Earned (% of Target)	P-Shares Vested
Gary C. Bhojwani	Operating ROE	56,150	193.4%	108,571
	Relative TSR	56,150	194.4%	109,155
Paul H. McDonough	Operating ROE	10,450	193.4%	20,206
	Relative TSR	10,450	194.4%	20,314
Bruce K. Baude	Operating ROE	10,050	193.4%	19,432
	Relative TSR	10,050	194.4%	19,537
Scott L. Goldberg	Operating ROE	11,500	193.4%	22,236
	Relative TSR	11,500	194.4%	22,356
Matthew J. Zimpfer	Operating ROE	11,500	193.4%	22,236
	Relative TSR	11,500	194.4%	22,356

(1)
Operating ROE is a non-GAAP financial measure. See “Information Related to Certain Non-GAAP Financial Measures,” beginning on page 92, for a reconciliation to the corresponding GAAP measure.

CNO Financial Group, Inc. 2022 Proxy Statement63

2020–2022 P-Share Performance Metrics and Targets
The 2020–2022 P-share grant was evenly split between one-year Operating ROE and one-year Operating EPS, and both are modified by relative TSR for our TSR Performance Peers, targeting the 50th percentile for target performance. The 2020–2022 Operating ROE target was set equal to our business plan at 10.2%, lower than the target set for the 2019–2021 period. The reduction in target ROE in 2020 as compared to 2019 was driven primarily by an expected decline in net investment income due to continued low interest rates and an expected increase in average shareholders’ equity due to the Company’s utilization of its NOLs. The Operating EPS target was set equal to our business plan at $2.02, higher than 2019 as-reported EPS of $1.85 and normalized EPS of $1.80, reflecting our expectation of a lower weighted average share count from share repurchases.
The 2020–2022 P-shares require a threshold level performance to receive 50% of the target number of shares, and the upside opportunity for maximum performance is 200% of the target number of shares. The payout will be based on 2020 results, subject to the three-year relative TSR modifier.
2021–2023 P-Share Performance Metrics and Targets
The 2021–2023 P-share grant was evenly split between one-year Operating ROE and one-year Operating EPS, and both are modified by relative TSR for our TSR Performance Peers, targeting the 50th percentile for target performance. The 2021–2023 Operating ROE target was set equal to our business plan at 8.4%, lower than the target set for the 2020–2022 period. The Operating EPS target was set equal to our business plan at $1.88, lower than 2020 as-reported EPS of $2.53 and EPS excluding significant items of $2.34. The lower target ROE and EPS reflected our expectation that the net favorable COVID impacts on insurance product margin and the outperformance of variable net investment income in 2020 would moderate in 2021. In addition, the lower target ROE in 2021 as compared to 2020 reflected an expected increase in average shareholders’ equity, as adjusted, due to the Company’s utilization of its NOLs.
The 2021–2023 P-shares require a threshold level performance to receive 50% of the target number of shares, and the upside opportunity for maximum performance is 200% of the target number of shares. The payout will be based on 2021 results, subject to the three-year relative TSR modifier.
Total Shareholder Return Performance Peers
Our Comparator Peer Companies are one source used to develop our TSR Performance Peers, but TSR Performance Peers may differ from that of our Comparator Peer Companies because of the use of additional selection criteria not related to organizational size and competition for executive talent. These criteria include stock price correlation, ownership concentration and macroeconomic response similarities. The Committee is of the view that the use of a second peer group that is developed with these variances from the Comparator Peer Companies more accurately measures our relative TSR performance. The Committee reviews the TSR Performance Peers annually and obtains feedback from its independent executive compensation consultant on their continued appropriateness. For additional information on the selection of the Comparator Peer Companies, see page 49.
Following feedback received from our shareholder outreach program, as well as an extensive analysis of existing and potential peers undertaken in 2019, the Committee determined that changes to our TSR Performance Peers were appropriate beginning with our 2020 performance period. The TSR Performance Peers are used to determine the value of the modifier of our 2020−2022 and 2021−2023 P-share grants. Athene Holding Ltd. was removed as a TSR performance peer for the 2020−2022 and 2021−2023 P-share grants due to its acquisition.

CNO Financial Group, Inc. 2022 Proxy Statement

Below are the TSR Performance Peers that the Committee referenced for 2021 TSR benchmarking and will use to determine the modifier of our 2021−2023 P-share grant:
2021 TSR Performance Peers
Aflac, Inc.	MetLife, Inc.
American Equity Investment Life Holding Co.	Primerica, Inc.
AXA Equitable Holdings, Inc.	Principal Financial Group, Inc.
Brighthouse Financial, Inc.	Prudential Financial, Inc.
Globe Life, Inc.	Unum Group
Lincoln National Corporation	Voya Financial, Inc.
Amended Employment Agreement and Executive Agreements
Pursuant to our CEO’s employment agreement, our severance plan, and the terms of award agreements made in accordance with our equity-based compensation plans, NEOs are entitled to payments and benefits upon the occurrence of certain specified events, including qualifying terminations of employment. The specific terms of these arrangements are described below, and an estimate of the amounts that would have been payable had the qualifying terminations occurred as of fiscal year-end are set forth in the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 75.
The termination benefits for which our NEOs are eligible were negotiated and entered into in order to address competitive concerns in the NEO recruitment and retention process. The Committee also received advice from its independent executive compensation consultant on these benefits. Providing highly qualified and skilled individuals with a fixed amount of compensation offsets the potential risk of departure from a prior employer and/or foregoing other opportunities in order to join our Company. At the time of entering into such arrangements, the HRCC carefully considers both the desirability of hiring the particular individual at the proposed compensation and also the Company’s aggregate potential obligations to our NEOs as a group.
Chief Executive Officer. The Company is a party to an employment agreement with Mr. Bhojwani that governs the terms of his employment as the Company’s Chief Executive Officer for a term that is currently scheduled to expire on December 31, 2023 (the “Amended CEO Agreement”) unless earlier terminated in accordance with its terms or renewed or extended by mutual agreement. The Amended CEO Agreement subjects Mr. Bhojwani to non-solicitation and non-competition covenants that apply during the term and for one year thereafter. The Amended CEO Agreement provides for an annual base salary of $1,030,000, with increases from time to time based on Mr. Bhojwani’s performance, and an annual performance-based bonus with a target of 160% of base salary with respect to any calendar year. The threshold payout for Mr. Bhojwani is 50% of his target payout, and the maximum payout is 200% of his target payout.
In the event that Mr. Bhojwani’s employment is terminated by the Company without “Just Cause” or by Mr. Bhojwani “With Reason” (in either case as defined in the Amended CEO Agreement), or following expiration of the term of the Amended CEO Agreement if no extension has been offered by the Company on substantially the same or better terms, Mr. Bhojwani is eligible to receive the following benefits: (1) a pro rata bonus for the year of termination; (2) a lump-sum severance payment equal to two times the sum of (a) his base salary plus (b) the target bonus; (3) outplacement services for a period of up to twelve months; (4) a lump-sum payment for six months of financial and tax preparation services in an amount not to exceed $10,000; and (5) up to twelve months of fully subsidized coverage for certain health and welfare benefits. In the event that such termination occurs within six months in anticipation of or within two years following a “Change in Control” (as defined in the employment agreement), Mr. Bhojwani would be eligible to receive the same benefits, except that (a) the lump-sum severance payment described in clause (2) above would equal three times the sum of (i) his base salary plus (ii) the target bonus and (b) the subsidized health and welfare benefits described in clause (5) above would be provided for up to 24 months. The receipt of such benefits is conditioned on Mr. Bhojwani’s timely execution of a general release of claims in favor of the Company.
Other Executive Officers. On August 6, 2019, the HRCC approved and adopted the CNO Executive Severance Pay Plan, as restated effective November 13, 2019 and further amended effective October 1, 2020 (the “Severance
CNO Financial Group, Inc. 2022 Proxy Statement65

Plan”). The Severance Plan covers the executive officers of the Company who report to the Company’s Chief Executive Officer, including the NEOs. Under the terms of the Severance Plan, in the event that the employment of an NEO (other than Mr. Bhojwani) is terminated by the Company without “Just Cause” or by such NEO “With Reason” (in each case, as defined in the Severance Plan), such NEO is eligible to receive the following benefits: (1) a pro rata bonus for the year of termination; (2) a lump-sum severance payment equal to one and one-half times the sum of (a) the NEO’s base salary plus (b) the target bonus, in each case, as in effect as of the termination date; (3) outplacement services for a period of up to twelve months; (4) a lump-sum payment for six months of financial and tax preparation services in an amount not to exceed $10,000; and (5) eighteen months of subsidized coverage for certain health and welfare benefits. In the event that such termination occurs within six months in anticipation of or within two years following a “Change in Control” (as defined in the Severance Plan), the NEO would be eligible to receive the same benefits, except that the lump-sum severance payment described in clause (2) above would equal two times the sum of (i) the NEO’s base salary plus (ii) the target bonus. At the discretion of the plan administrator, the receipt of such benefits may be conditioned on the NEO’s execution of a general release of claims in favor of the Company, and, in general, the Company may amend or terminate the Severance Plan at any time.
In connection with the adoption of the Severance Plan, the HRCC approved, and each NEO (other than Mr. Bhojwani) entered into, a Confidential Information and Nonsolicitation Agreement (the “Executive Agreement”) with the Company, effective August 6, 2019, pursuant to which each such NEO agreed to be bound by a non-solicitation covenant that applies during the executive’s term of employment and for a period of one year thereafter. Mr. Goldberg’s Executive Agreement also includes a non-competition covenant that applies during his term of employment and for a period of one year thereafter.
Benefits
In addition to participation in our Annual Cash Incentive/P4P Plan and LTI plan, our NEOs are eligible to participate in all of the broad-based, Company-sponsored, benefits programs on the same basis as other full-time associates. These include our health and welfare benefits, such as our medical/dental plans, disability plans and life insurance, as well as our 401(k) Plan.
We do not offer any form of supplemental executive health or welfare program other than our Deferred Compensation Plan, the material terms of which are described in the section entitled “Nonqualified Deferred Compensation in 2021” beginning on page 74. The Deferred Compensation Plan primarily is intended as a “restoration” plan that provides participants the ability to defer their own compensation above the Internal Revenue Service limits imposed on the 401(k) Plan. P-shares and RSUs granted in 2019 and prior years also may be deferred into the Deferred Compensation Plan. We do not make annual contributions to the Deferred Compensation Plan in addition to the amounts contributed by our executives.

CNO Financial Group, Inc. 2022 Proxy Statement

Additional Information
Prohibition Against Trading in Derivatives
It is a violation of Company policy for any Board member or senior executive to purchase, sell or engage in any other transaction involving any derivative securities or hedging related to any of our equity securities. This prohibition does not apply, however, to any exercise of our Stock Options pursuant to our Amended and Restated Long Term Incentive Plan or any other benefit plans that we may adopt from time to time, any sale of our stock in connection with any cashless exercise (if otherwise permitted), or payment of withholding tax upon the exercise, of any such Stock Option.
Clawback Rights
Our Amended and Restated Long-Term Incentive Plan, Annual Cash Incentive/P4P Plan and Clawback Policy provide for strong clawback rights related to our incentive compensation.
The Company’s Amended and Restated Long-Term Incentive Plan contains a clawback provision applicable to any covered employee in receipt of any long-term equity awards (including P-shares, RSUs and Stock Options). Under this provision, if the Committee determines the achievement of a performance goal was based on incorrect data, and the performance goal was not actually achieved or such achievement was overstated, then the Company is permitted to recapture such portion of the award that was granted, vested or paid to a covered employee on the basis of such incorrect data. To effect this provision, we may pursue various means of recovery of awards from one or more executives, including (1) seeking repayment from the executive; (2) offsetting the recovery from an amount that otherwise would be payable to the executive under another benefit plan; (3) withholding of future equity grants, bonus awards, or salary increases; or (4) any combination of these actions.
Our Annual Cash Incentive/P4P Plan also contains recapture rights of any incentive amount paid or vested in the event that the Committee determines that the achievement of performance goals was based on incorrect data.
In addition to the clawback rights described above, effective January 31, 2020, the Board adopted a Clawback Policy for all current and former executive officers that provides for recoupment of certain cash and equity performance-based incentive compensation in the event of (1) an accounting restatement resulting from material noncompliance with financial reporting requirements under applicable law, or (2) other detrimental conduct that has caused or is likely to cause material financial, operational or reputational harm to the Company. The incentive compensation recoverable in the case of an accounting restatement will be, in respect of the three years prior to such restatement, the sum of (a) the Board’s determination of the amount of excess incentive compensation received by the covered executive as a result of the error in the financial statements, (b) costs incurred by the Company in connection with the restatement, and (c) any equity-based awards that were either granted or vested during the three-year recoupment period as calculated in a manner deemed appropriate by the Board. In the case of misconduct, the amount will be determined by the Board based on its assessment of the covered executive’s involvement, the impact of the conduct on the magnitude of loss to the Company and such other relevant facts and circumstances. The Board has discretion to determine the method for recovering any incentive compensation under the Clawback Policy.
Impact of Tax and Accounting on Compensation Decisions
The HRCC considers the various tax and accounting implications of our compensation programs.
When determining the awards of long-term equity incentive grants to executives and associates, the Committee considers the accounting costs associated with the grants. Under FASB ASC Topic 718, grants of Stock Options, restricted stock, RSUs, and other share-based payments result in an accounting charge that is reflected in our financial statements.
CNO Financial Group, Inc. 2022 Proxy Statement67

Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to certain current and former senior corporate officers. The enactment of the Tax Cuts and Jobs Act of 2017 eliminated the previously commonly used qualified performance-based compensation exception to Section 162(m) and as a result, compensation paid in 2020 and later years to our NEOs in excess of $1 million will not be deductible under Section 162(m) of the Code even if subject to performance conditions. While the Committee is mindful of the benefit of the deductibility, the Committee also is of the view that compensation and benefits decisions should be driven primarily by the needs of the business, rather than by tax policy.
Compensation Committee Report
The Human Resources and Compensation Committee has reviewed the Compensation Discussion and Analysis and has discussed it with management. Based on the Committee’s review and discussions with management, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement. This report is provided by the following independent directors, who comprise the Committee:
Chair Mary R. (Nina) Henderson
Ellyn L. Brown
David B. Foss
Frederick J. Sievert

CNO Financial Group, Inc. 2022 Proxy Statement

Summary Compensation Table for 2021
The following Summary Compensation Table for 2021 sets forth compensation paid to (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) the other three most highly compensated individuals who served as executive officers of CNO as of December 31, 2021 (collectively, our “Named Executive Officers” (the “NEOs”)) for each of the years shown below.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Gary C. Bhojwani Chief Executive Officer	2021	$1,030,000	$—	$5,139,686	$—	$2,556,103	$222,377	$8,948,166
	2020	1,025,000	—	4,901,181	—	2,231,527	103,178	8,260,886
	2019	1,000,000	—	3,356,211	661,099	1,727,442	48,071	6,792,823
Paul H. McDonough Chief Financial Officer(5)	2021	618,000	—	1,134,231	—	958,539	24,730	2,735,500
	2020	615,000	—	980,275	—	836,823	15,349	2,447,447
	2019	441,667	309,799	603,015	116,563	492,787	12,597	1,976,428
Bruce K. Baude Chief Operations & Technology Officer	2021	654,000	—	763,179	—	1,001,296	42,297	2,460,772
	2020	650,833	—	761,068	—	872,558	37,082	2,321,541
	2019	632,167	—	601,348	118,484	679,575	40,466	2,072,040
Scott L. Goldberg President, Consumer Division(6)	2021	566,333	—	875,177	—	890,730	63,540	2,395,781
Matthew J. Zimpfer General Counsel	2021	600,000	—	875,177	—	924,620	58,865	2,458,662
	2020	597,167	—	870,623	—	812,548	36,222	2,316,560
	2019	577,500	—	687,309	135,754	621,057	30,585	2,052,205
(1)
This column represents the aggregate grant date fair value of RSU and P-share awards, in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information, see Note 11 to the CNO financial statements in the Form 10-K for the year ended December 31, 2021, as filed with the SEC. See the Grants of Plan-Based Awards in 2021 table for information on awards made in 2021. The amounts in this column do not necessarily correspond to the actual value that will be recognized by the NEOs. The amounts in this column for 2021 include the grant date value of P-share awards based on the target amounts for each of the NEOs. Under the terms of those P-share awards, the officers are entitled to receive 200% of the target number of shares if the Company equals or exceeds the maximum performance levels set forth in those awards. If the maximum performance levels are achieved for the P-share awards made in 2021, the aggregate grant date fair value of the awards shown in this column would be as follows: Mr. Bhojwani, $7,941,026; Mr. McDonough, $1,765,419; Mr. Baude, $1,188,699; Mr. Goldberg, $1,362,161; and Mr. Zimpfer $1,362,161.

(2)
This column represents the dollar amount of payments made after year end to the NEOs based on performance for the specified year with respect to the targets established under the Company’s Annual Cash Incentive/P4P Plan.

(3)
The amounts reported in this column for 2021 include amounts shown below paid for: (a) group life insurance premiums paid by the Company; (b) Company contributions to the 401(k) Plan; (c) (i) dividend equivalents paid in cash upon vesting of RSUs to the extent that cash dividends are paid on the common stock underlying the RSUs after the award date and prior to the issuance of shares upon vesting and (ii) dividend equivalents paid upon vesting of P-share awards; (d) tax reimbursement; (e) perquisites and other personal benefits; and (f) commissions.

Name	Group Life Insurance Premiums	401(k) Plan Contributions	Dividends	Tax Reimbursement	Perquisites and Other Personal Benefits(4)	Commissions
Gary C. Bhojwani	$966	$8,700	$186,062	$9,909	$16,740	$—
Paul H. McDonough	1,806	8,700	8,259	5,965	—	—
Bruce K. Baude	1,806	8,700	25,987	5,804	—	—
Scott L. Goldberg	966	8,700	26,882	10,473	16,330	189
Matthew J. Zimpfer	966	8,535	49,364	—	—	—

(4)
For Mr. Bhojwani, this column includes the costs of certain (a) travel for Mr. Bhojwani’s spouse; (b) financial and tax consulting services; and (c) sporting event tickets. For Mr. Goldberg, this column includes the costs of certain (a) travel for Mr. Goldberg’s spouse and (b) sporting event tickets. No other NEOs received perquisites in excess of $10,000 in 2021.

(5)
Mr. McDonough became our Chief Financial Officer on April 1, 2019. The amount set forth in the bonus column for Mr. McDonough for 2019 represents an amount paid pursuant to his then-current employment agreement in connection with his hiring and relocation to Chicago, Illinois.

(6)
Mr. Goldberg’s 2019 and 2020 compensation is not provided as he was not an NEO for those years.

CNO Financial Group, Inc. 2022 Proxy Statement69

Grants of Plan-Based Awards in 2021
The following table shows certain information concerning grants of plan-based awards in 2021 for the NEOs.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts (in Shares of Common Stock) Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Gary C. Bhojwani		$824,000	$1,648,000	$3,296,000
	2-16-21				59,250	118,500	237,000		$2,801,340
	2-16-21							101,800	2,338,346
Paul H. McDonough		309,000	618,000	1,236,000
	2-16-21				13,350	26,700	53,400		631,188
	2-16-21							21,900	503,043
Bruce K. Baude		327,000	654,000	1,308,000
	2-16-21				9,000	18,000	36,000		425,520
	2-16-21							14,700	337,659
Scott L. Goldberg		283,167	566,333	1,132,666
	2-16-21				10,300	20,600	41,200		486,984
	2-16-21							16,900	388,193
Matthew J. Zimpfer		300,000	600,000	1,200,000
	2-16-21				10,300	20,600	41,200		486,984
	2-16-21							16,900	388,193

(1)
These amounts represent the threshold, target and maximum amounts that would have been payable for 2021 if the corresponding performance-based metrics under the Annual Cash Incentive/P4P Plan had been achieved in such year. The amounts shown have been prorated to reflect any change during the year in the base salary or in the target as a percentage of base salary. The amounts paid for 2021 performance under the Annual Cash Incentive/P4P Plan are listed in the Summary Compensation Table for 2021 beginning on page 69 of this Proxy Statement under the column heading “Non-Equity Incentive Plan Compensation.”

(2)
These amounts represent the threshold, target and maximum number of shares that the NEOs can receive under the terms of the P-share awards that were awarded to the NEOs during 2021 under the Amended and Restated Long-Term Incentive Plan. See footnote 3 to the Outstanding Equity Awards at 2021 Fiscal Year-End table beginning on page 72 for additional information regarding the 2021 P-share awards.

(3)
The amount in this column represents the number of RSUs that were awarded to the Named Executive Officers during 2021 under the Amended and Restated Long-Term Incentive Plan.

(4)
The values included in this column represent the grant date fair value of RSU and P-share (at target) awards computed in accordance with ASC 718. A description of the assumptions used in calculating these values may be found in Note 11 to the CNO financial statements in the Form 10-K for the year ended December 31, 2021, as filed with the SEC.

CNO Financial Group, Inc. 2022 Proxy Statement

Narrative Supplement to the Summary Compensation Table for 2021 and the Grants of Plan-Based Awards in 2021 Table
Terms of Equity-Based Awards
Vesting Schedule
Awards of RSUs generally vest in three equal annual installments beginning one year after the grant, subject to continued service through the vesting dates. P-share awards generally vest based on performance over three years, after the conclusion of which they will vest only if and to the extent that the financial performance metrics specified in the award agreement have been achieved for such period, subject to continued service through the date on which the Committee determines such achievement. See “Compensation Discussion and Analysis” beginning on page 42 for more information on the P-share awards. Unless otherwise noted, grants to the NEOs have vesting schedules identical to other officers.
Forfeiture and Post-Employment Treatment
Unvested RSUs and P-shares granted in 2021 generally provide that, in the event of termination by the Company for any reason (other than for “cause”, as a result of the executive’s death or disability or in connection with a change in control), (i) a pro rata portion of the next installment of each RSU will vest in connection with such termination; and (ii) a pro rata portion of the P-shares granted will vest and will be payable to the extent the performance criteria are met at the same time as other holders receive payments under such P-share award. In the event that an executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” within six months prior to and in anticipation of or within 24 months after a “change in control” has occurred, (a) a pro rata portion of the P-shares will vest (based on the number of days from the beginning of the performance period to and including the date of termination); and (b) any RSU awards will vest in full, in each case as of such date of termination.
Awards outstanding under the Company’s Amended and Restated Long-Term Incentive Plan will be treated as follows upon termination of employment due to an individual’s retirement or disability (except as otherwise provided in the individual award agreement): (i) any unvested RSUs will continue to vest on the same vesting schedule as if the individual had remained employed by CNO; and (ii) a pro rata portion of any P-shares will vest and will be payable to the extent the performance criteria are met at the same time as other holders receive payments under such P-share award. For the purpose of the Amended and Restated Long-Term Incentive Plan, “retirement” means voluntary termination of employment after achieving either 62 years of age, or 60 years of age with at least 10 years of employment with the Company. Upon an individual’s death: (a) RSUs will vest in full; and (b) a pro rata portion of any P-shares will vest (based on the number of days from the beginning of the performance period to and including the date of termination) and will be payable to the extent the performance criteria are met at the same time as other holders receive payments under such P-share award.
Dividends
For RSUs, NEOs are entitled to dividend equivalents upon vesting. The payments of cash dividends and dividend equivalents are taxed as compensation income to the holders of the RSUs. Holders of P-share awards are entitled to dividend equivalents on any P-shares that vest. Such dividend equivalents are payable in cash at the time of vesting of the P-shares to the extent that cash dividends were paid on the common stock underlying the P-shares after the award date and prior to the issuance of shares upon vesting.
CNO Financial Group, Inc. 2022 Proxy Statement71

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table sets forth certain information concerning outstanding equity awards held by the NEOs as of December 31, 2021.
		OPTION AWARDS				STOCK AWARDS
Name	Award Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
Gary C. Bhojwani	2-23-17	44,250	—	$21.06	2-23-27	—	$—	—	$—
	2-21-18	100,150	—	23.33	2-21-28	—	—	—	—
	2-19-19(5)	82,300	82,300	17.48	2-19-29	22,242	530,249	—	—
	2-19-19(6)	—	—	—	—	108,571	2,588,333	—	—
	2-19-19(7)	—	—	—	—	109,155	2,602,255	—	—
	2-18-20(8)	—	—	—	—	73,062	1,741,798	135,300	3,225,552
	2-18-20(9)	—	—	—	—	—	—	135,300	3,225,552
	2-16-21(10)	—	—	—	—	101,800	2,426,912	118,500	2,825,040
	2-16-21(11)	—	—	—	—	—	—	118,500	2,825,040
Paul H. McDonough	4-1-19(12)	15,900	15,900	16.50	4-1-29	4,158	99,127	—	—
	4-1-19(6)	—	—	—	—	20,206	481,711	—	—
	4-1-19(7)	—	—	—	—	20,314	484,286	—	—
	2-18-20(8)	—	—	—	—	14,586	347,730	27,100	646,064
	2-18-20(9)	—	—	—	—	—	—	27,100	646,064
	2-16-21(10)	—	—	—	—	21,900	522,096	26,700	636,528
	2-16-21(11)	—	—	—	—	—	—	26,700	636,528
Bruce K. Baude	2-23-16	71,400	—	17.38	2-23-26	—	—	—	—
	2-23-17	30,970	—	21.06	2-23-27	—	—	—	—
	2-21-18	20,620	—	23.33	2-21-28	—	—	—	—
	2-19-19(5)	14,750	14,750	17.48	2-19-29	3,993	95,193	—	—
	2-19-19(6)	—	—	—	—	19,432	463,259	—	—
	2-19-19(7)	—	—	—	—	19,537	465,762	—	—
	2-18-20(8)	—	—	—	—	11,352	270,632	21,000	500,640
	2-18-20(9)	—	—	—	—	—	—	21,000	500,640
	2-16-21(10)	—	—	—	—	14,700	350,448	18,000	429,120
	2-16-21(11)	—	—	—	—	—	—	18,000	429,120
Scott L. Goldberg	2-25-15	17,095	—	16.42	2-25-25	—	—	—	—
	2-23-16	51,000	—	17.38	2-23-26	—	—	—	—
	2-23-17	22,120	—	21.06	2-23-27	—	—	—	—
	2-21-18	20,620	—	23.33	2-21-28	—	—	—	—
	2-19-19(5)	16,900	16,900	17.48	2-19-29	4,554	108,567	—	—
	2-19-19(6)	—	—	—	—	22,236	530,106	—	—
	2-19-19(7)	—	—	—	—	22,356	532,967	—	—
	2-18-20(8)	—	—	—	—	13,002	309,968	24,000	572,160
	2-18-20(9)	—	—	—	—	—	—	24,000	572,160
	2-16-21(10)	—	—	—	—	16,900	402,896	20,600	491,104
	2-16-21(11)	—	—	—	—	—	—	20,600	491,104

CNO Financial Group, Inc. 2022 Proxy Statement

		OPTION AWARDS				STOCK AWARDS
Name	Award Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
Matthew J. Zimpfer	2-23-16	81,600	—	$17.38	2-23-26	—	$—	—	$—
	2-23-17	30,970	—	21.06	2-23-27	—	—	—	—
	2-21-18	23,570	—	23.33	2-21-28	—	—	—	—
	2-19-19(5)	16,900	16,900	17.48	2-19-29	4,554	108,567	—	—
	2-19-19(6)	—	—	—	—	22,236	530,106	—	—
	2-19-19(7)	—	—	—	—	22,356	532,967	—	—
	2-18-20(8)	—	—	—	—	13,002	309,968	24,000	572,160
	2-18-20(9)	—	—	—	—	—	—	24,000	572,160
	2-16-21(10)	—	—	—	—	16,900	402,896	20,600	491,104
	2-16-21(11)	—	—	—	—	—	—	20,600	491,104
(1)
The amounts in this column reflect (a) RSUs; and (b) the number of shares of CNO common stock to which the NEO will be entitled to receive in respect of P-shares granted in 2019 as a result of the Company’s achievement of (i) 193.4% of the applicable Operating ROE targets; and (ii) 194.4% of the relative TSR targets, in each case, over the performance period commencing on January 1, 2019 and ending December 31, 2021 and subject to employment by the award recipient through February 15, 2022, the date the HRCC certified performance achievement levels and released such awards.

(2)
The dollar amounts in this column equal the number of RSUs or P-shares, as applicable, calculated as described in footnote (1) above, each as multiplied by $23.84 (which was the closing price of CNO common stock on December 31, 2021) (the “Year-End Closing Price”).

(3)
The amounts in this column represent the number of shares of CNO common stock to which the NEO will be entitled with respect to the P-share awards made in 2020 and 2021 assuming achievement of maximum performance levels for P-share awards based on Operating ROE and Operating EPS. The P-share awards granted in 2020 are based 50% on one-year Operating ROE, with a target set at 10.2%, and the remaining 50% are based on one-year Operating EPS, with a target set at $2.02, each as adjusted by relative TSR for the 2020−2022 performance period. The P-share awards granted in 2021 are based 50% on one-year Operating ROE, with a target set at 8.4%, and the remaining 50% are based on one-year Operating EPS, with a target set at $1.88, each as adjusted by relative TSR for the 2021−2023 performance period.

(4)
The dollar amounts in this column equal the number of P-shares, calculated as described in footnote (3) above, multiplied by the Year-End Closing Price.

(5)
Any remaining options vested on February 19, 2022. Any remaining RSUs awarded on this date vest on March 25, 2022.

(6)
These are the number of shares of CNO common stock to which the NEO is entitled following release of P-share awards based on achieved Operating ROE over the performance period commencing on January 1, 2019, and ending on December 31, 2021, and subject to employment through February 15, 2022. See footnote (1) above for additional information.

(7)
These are the number of shares of CNO common stock to which the NEO is entitled following release of P-share awards based on achieved relative TSR over the performance period commencing on January 1, 2019, and ending on December 31, 2021, and subject to employment through February 15, 2022. See footnote (1) above for additional information.

(8)
The remaining RSUs awarded on this date vest in two equal installments beginning March 25, 2022. The P-share awards included in the last two columns are based on one-year Operating ROE, as adjusted by the relative TSR over the performance period commencing on January 1, 2020 and ending on December 31, 2022. See footnote (3) above for additional information.

(9)
These are P-share awards based on one-year Operating EPS, as adjusted by the relative TSR over the performance period commencing on January 1, 2020 and ending on December 31, 2022. See footnote (3) above for additional information.

(10)
The RSUs awarded on this date vest in three equal installments beginning March 25, 2022. The P-share awards included in the last two columns are based on one-year Operating ROE, as adjusted by the relative TSR over the performance period commencing on January 1, 2021 and ending on December 31, 2023. See footnote (3) above for additional information.

(11)
These are P-share awards based on one-year Operating EPS, as adjusted by the relative TSR over the performance period commencing on January 1, 2021 and ending on December 31, 2023. See footnote (3) above for additional information.

(12)
The remaining options vest on April 1, 2022. The remaining RSUs awarded on this date vest on April 1, 2022.

CNO Financial Group, Inc. 2022 Proxy Statement73

Option Exercises and Stock Vested in 2021
The following table provides information, for the NEOs, concerning (i) Stock Option exercises during 2021 and the value realized upon exercise (before payment of any applicable withholding tax), (ii) the number of shares acquired upon the vesting of RSU awards and (iii) the number of shares to which the NEO is entitled following release of P-share awards based on achieved operating return on equity and relative TSR over the performance period commencing on January 1, 2018, and ending on December 31, 2020, as certified and released by the HRCC on February 16, 2021, and the value realized upon vesting thereof (in each case before payment of any applicable withholding tax).
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired On Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Gary C. Bhojwani	90,600	$773,537	191,861	$4,614,754
Paul H. McDonough	—	—	11,672	289,690
Bruce K. Baude	51,290	422,785	28,564	679,080
Scott L. Goldberg	—	—	29,975	714,045
Matthew J. Zimpfer	51,290	433,616	46,720	1,119,550
Nonqualified Deferred Compensation in 2021
The following table shows certain information concerning nonqualified deferred compensation activity in 2021 for our NEOs.
Name	Executive Contributions in 2021	CNO Contributions in 2021	Aggregate Earnings (Loss) in 2021(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/21(2)
Gary C. Bhojwani	$557,882	$—	$155,466	$—	$1,688,881
Paul H. McDonough	—	—	—	—	—
Bruce K. Baude	—	—	—	—	—
Scott L. Goldberg	—	—	—	—	—
Matthew J. Zimpfer	70,627	—	56,876	—	815,505

(1)
Amounts in this column are not required to be included in the Summary Compensation Table for 2021 beginning on page 69 of this Proxy Statement.

(2)
Amounts included in this column reflect the following amounts contributed under the deferred compensation plan by or on behalf of the NEOs, which amounts were in each case included in the Summary Compensation Table for the NEOs for the year(s) to which the compensation relates: Mr. Bhojwani, $1,307,882; and Mr. Zimpfer, $531,466.

The 2021 Nonqualified Deferred Compensation table presents amounts deferred under our Deferred Compensation Plan. Participants may defer up to 100% of their base salary and annual incentive plan payments, as well as equity awards, under the Deferred Compensation Plan. Deferred amounts (other than equity awards) are credited with earnings or losses based on the return of mutual funds selected by the executive, which the executive may change at any time. We do not make matching contributions to participants’ accounts under the Deferred Compensation Plan. Distributions are made in either a lump sum or an annuity as chosen by the executive at the time of deferral.

CNO Financial Group, Inc. 2022 Proxy Statement

Potential Payments Upon Termination or Change in Control
The following table describes the value of the compensation and benefits, other than compensation and benefits generally available to salaried associates, that would have been payable to each of our NEOs in the event that such NEOs experienced a termination of employment on December 31, 2021, under each of the scenarios identified below:
Name	Voluntary Resignation Not With Reason or For Cause Termination(1)	Disability(2)	Death(3)	Without Just Cause or With Reason(4)	Involuntary Termination or Resignation With Reason within 6 months before or 2 years after Change In Control(5)
Gary C. Bhojwani(6)	$—	$12,081,004	$17,179,963	$20,734,490	$26,317,530
Paul H. McDonough(7)	—	2,251,767	3,620,720	5,597,902	6,824,921
Bruce K. Baude(8)	—	1,882,621	2,998,894	5,274,299	6,360,865
Scott L. Goldberg(9)	—	2,153,356	3,374,787	5,232,520	6,295,290
Matthew J. Zimpfer(10)	—	2,153,356	3,374,787	5,383,069	6,465,917

(1)
For purposes of this table, “Voluntary Resignation” means a voluntary termination of employment that occurs prior to the NEO becoming retirement-eligible and that is not a resignation “With Reason” for purposes of the Severance Plan (or, for Mr. Bhojwani, his Amended CEO Agreement).

(2)
Upon a termination of employment due to a NEO’s disability, a pro rata portion (determined based on the number of days from the beginning of the performance period through the date employment is terminated) of any P-share awards will remain eligible to vest as of the end of the performance period without regard to continued employment, subject to achievement of the applicable performance criteria for such performance period. Amounts reflected in this column assume: (a) achievement of applicable Operating ROE targets and TSR targets for the performance period commencing on January 1, 2019, and ending December 31, 2021, as certified and released by the HRCC on February 15, 2022; (b) achievement of maximum performance levels with respect to awards based on one-year Operating ROE and one-year Operating EPS for the performance period commencing on January 1, 2020 and ending on December 31, 2022; and (c) achievement of maximum performance levels with respect to awards based on one-year Operating ROE and one-year Operating EPS for the performance period commencing on January 1, 2021 and ending on December 31, 2023, in each case, as multiplied by the closing sales price of CNO common stock on December 31, 2021 ($23.84).

(3)
Upon a termination of employment due to a NEO’s death, (a) a pro rata portion (determined based on the number of days from the beginning of the performance period through the date employment is terminated) of any P-share awards will remain eligible to vest in the same manner as described in footnote (2); (b) RSUs subject to service-based vesting conditions only will vest in full; and (c) the decedent NEO’s estate will be entitled to receive $400,000 under the Company’s group life insurance plan.

(4)
In the event that the employment of an NEO (other than Mr. Bhojwani) had terminated on December 31, 2021, either by the Company without “Just Cause” or by such NEO “With Reason” (in each case, as defined in the Severance Plan), such NEO would have been eligible, pursuant to the terms of the Severance Plan described on pages 65–66, to receive the following payments and benefits:

	Pro Rata Bonus	Severance Payment	Outplacement Services	Financial and Tax Preparation	Welfare Benefit Subsidy
Paul H. McDonough(7)	$958,539	$1,854,000	$25,000	$10,000	$21,956
Bruce K. Baude(8)	1,001,296	1,962,000	$25,000	$10,000	15,865
Scott L. Goldberg(9)	890,730	1,699,000	$25,000	$10,000	21,956
Matthew J. Zimpfer(10)	924,620	1,800,000	$25,000	$10,000	24,026
In addition to the amounts payable under the Severance Plan, a pro rata portion of each P-share award granted to each NEO would have vested in accordance with the terms of each such award’s applicable grant agreement. See footnote (2) above for additional information on the vesting of pro rata portions of the P-shares. Further, a pro rata portion of each RSU award and a pro rata portion of each option award granted to each NEO would have vested in accordance with the terms of each such award’s applicable grant agreement.
CNO Financial Group, Inc. 2022 Proxy Statement75

(5)
In the event that the employment of a NEO (other than Mr. Bhojwani) had terminated on December 31, 2021, either by the Company for any reason, or by the NEO “With Reason,” in either case, within six months in anticipation of or within two years following a “Change in Control” (as defined in the Severance Plan) (a “Change in Control Termination”), such NEO would have been eligible, pursuant to the terms of the Severance Plan described on pages 65–66, to receive the following payments and benefits:

	Pro Rata Bonus	Severance Payment	Outplacement Services	Financial and Tax Preparation	Welfare Benefit Subsidy
Paul H. McDonough(7)	$958,539	$2,472,000	$25,000	$10,000	$21,956
Bruce K. Baude(8)	1,001,296	2,616,000	25,000	10,000	15,865
Scott L. Goldberg(9)	890,730	2,265,333	25,000	10,000	21,956
Matthew J. Zimpfer(10)	924,620	2,400,000	25,000	10,000	24,026
In addition to the amounts payable under the Severance Plan, a pro rata portion of each P-share award granted to each NEO would have vested in accordance with the terms of each such award's applicable grant agreement. See footnote (2) above for additional information on the vesting of pro rata portions of the P-shares. Further, any RSU and option awards would have vested in full as of such date of termination in accordance with the terms of each such award's applicable grant agreement.
(6)
The following table contains the amounts that would have been payable to Mr. Bhojwani had his employment been terminated on December 31, 2021, pursuant to the following termination scenarios in accordance with his Amended CEO Agreement:

	Death or Disability	Without Just Cause or With Reason	Change in Control Termination
Pro Rata Target Bonus	$1,648,000	$—	$—
Pro Rata Actual Bonus	—	2,556,103	2,556,103
Severance Payment(a)	—	5,356,000	8,034,000
Welfare Benefit Subsidy(b)	—	18,518	37,036
Outplacement Services	—	25,000	25,000
Financial and Tax Preparation	—	10,000	10,000
Company Group Life Insurance(c)	400,000	—	—
Option Acceleration	—	499,565	523,428
Restricted Stock Unit Acceleration(d)	4,698,959	1,836,300	4,698,959
Performance Share Acceleration	10,433,004	10,433,004	10,433,004

(a)
Multiple is three (3) times base salary and target bonus if such termination is a Change in Control Termination and two (2) in other qualifying termination scenarios.

(b)
Twenty-four (24) months of continued participation in the event of a Change in Control Termination and twelve (12) months in other qualifying termination scenarios.

(c)
Not applicable for termination for disability.

(d)
RSUs subject to service-based vesting conditions will vest in full upon death but will not result in accelerated vesting upon disability.

The acceleration of awards shown in the table above in this footnote (6) for Mr. Bhojwani reflect vesting terms similar to the other NEOs under the Company’s Amended and Restated Long-Term Incentive Plan, as described in more detail in each such applicable award agreement and the narrative description for the other NEOs in the footnotes above.
(7)
The amount shown for Mr. McDonough includes the value, as of December 31, 2021, of such accelerated vesting of options ($116,706), RSUs ($968,953) and prorated P-shares ($2,251,767), in each case, that would accelerate in the event of a Change in Control Termination. In the event of termination by the Company for any reason other than for cause, death or disability (or in connection with a change in control), in addition to the amounts payable under the Severance Plan, the amount for Mr. McDonough also includes the value, as of December 31, 2021, of the prorated accelerated vesting of options ($107,025), RSUs ($369,615) and P-share awards ($2,251,767) that Mr. McDonough would receive in connection with such termination. See footnotes 2, 3, 4 and 5 for additional information.

(8)
The amount shown for Mr. Baude includes the value, as of December 31, 2021, of such accelerated vesting of options ($93,810), RSUs ($716,273) and prorated P-shares ($1,882,621), in each case, that would accelerate in the event of a Change in Control Termination. In the event of termination by the Company for any reason other than for cause, death or disability (or in connection with a change in control), in addition to the amounts payable under the Severance Plan, the amount for Mr. Baude also includes the value, as of December 31, 2021, of the prorated accelerated vesting of options ($89,530), RSUs ($287,987) and P-share awards ($1,882,621) that Mr. Baude would receive in connection with such termination. See footnotes 2, 3, 4 and 5 for additional information.

(9)
The amount shown for Mr. Goldberg includes the value, as of December 31, 2021, of such accelerated vesting of options ($107,484), RSUs ($821,431) and prorated P-shares ($2,153,356), in each case, that would accelerate in the event of a Change in Control Termination. In the event of termination by the Company for any reason other than for cause, death or disability (or in connection with a change in control), in addition to the amounts payable under the Severance Plan, the amount for Mr. Goldberg also includes the value, as of December 31, 2021, of the prorated accelerated vesting of options ($102,580), RSUs ($329,898) and P-share awards ($2,153,356) that Mr. Goldberg would receive in connection with such termination. See footnotes 2, 3, 4 and 5 for additional information.

(10)
The amount shown for Mr. Zimpfer includes the value, as of December 31, 2021, of such accelerated vesting of options ($107,484), RSUs ($821,431) and prorated P-shares ($2,153,356), in each case, that would accelerate in the event of a Change in Control Termination. In the event of termination by the Company for any reason other than for cause, death or disability (or in connection with a change in control), in addition to the amounts payable under the Severance Plan, the amount for Mr. Zimpfer also includes the value, as of December 31, 2021, of the prorated accelerated vesting of options ($102,580), RSUs ($343,487) and P-share awards ($2,153,356) that Mr. Zimpfer would receive in connection with such termination. See footnotes 2, 3, 4 and 5 for additional information.

CNO Financial Group, Inc. 2022 Proxy Statement

CEO Pay Ratio
The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. We determined our median employee based on W-2 gross earnings of each of our 3,494 employees as of December 31, 2020. W-2 gross earnings data are readily available, consistently reported for our entire employee population and provide a fair representation of the total compensation an employee receives in a given year. Of the two potential median employees, we selected the employee who is not on a sales incentive plan due to the greater consistency expected in future years in the amount earned by that employee. The same median employee identified in 2020 was used for the 2021 comparison. The 2021 annual total compensation of our median employee was $67,555. As disclosed in the Summary Compensation Table for 2021 beginning on page 69, the 2021 annual total compensation for Mr. Bhojwani was $8,948,166. Based on the information above, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees is 132 to 1.
CNO Financial Group, Inc. 2022 Proxy Statement77

Proposal 3

Approval of the Company’s Amended and Restated Certificate of Incorporation to include the Replacement NOL Protective Amendment to Preserve Value of Tax Net Operating Losses and Certain Other Tax Losses

The Board of Directors unanimously recommends you vote FOR this proposal.
Introduction and Effective Date
In 2019, following shareholder approval, we filed an Amended and Restated Certificate of Incorporation, which included, among other things, an amendment (the “NOL Protective Amendment”) to extend the term of certain restrictions on transfers of our common stock or other interests that would be treated as our “stock” for purposes of Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”, and such stock and interests, “Company 382 Securities”). These restrictions were designed to prevent transfers of our stock that could otherwise result in an ownership change under Section 382 and, therefore, adversely affect our ability to utilize tax net operating losses (“NOLs”) and certain other tax losses (collectively, “Tax Benefits”) to offset our taxable income for U.S. federal income tax purposes. The NOL Protective Amendment will expire according to its terms on July 31, 2022.
At the Annual Meeting, you will consider and vote on an amendment (the “Replacement NOL Protective Amendment”) to amend and restate our Amended and Restated Certificate of Incorporation to replace the NOL Protective Amendment with a new amendment that is substantially the same as the NOL Protective Amendment. The Replacement NOL Protective Amendment will take effect on July 31, 2022 and will replace the NOL Protective Amendment. The Replacement NOL Protective Amendment will expire according to its terms on July 31, 2025.
Purpose of the Fourth Amended Rights Plan
As of December 31, 2021, we had approximately $1.1 billion of federal tax NOLs resulting in deferred tax assets of approximately $240 million (which expire in years 2023 through 2035). Generally, the unexpired balance of our Tax Benefits can be used to offset tax on income (if any). However, as discussed further below, the utilization of Tax Benefits to offset taxable income can be limited in certain circumstances. Because the amount and timing of our future taxable income cannot be accurately predicted, we cannot predict the amount of Tax Benefits that will ultimately be used to reduce our income tax liability. Although we are unable to quantify an exact value, we are of the view that the Tax Benefits are a very valuable asset and the Board is of the view that it is in the Company’s best interests to attempt to prevent the imposition of limitations on their use by adopting the Replacement NOL Protective Amendment.
The benefit of the Tax Benefits to the Company could be significantly reduced or eliminated if we experience an “ownership change” within the meaning of Section 382 (an “Ownership Change”). An Ownership Change can occur through one or more acquisitions of our stock, whether or not occurring pursuant to a single plan, by which shareholders or groups of shareholders, each of whom owns or is deemed to own directly or indirectly at least 5% or more in value of our stock, increase their aggregate ownership of our stock by more than 50 percentage points over their lowest aggregate percentage interest within a rolling three-year period. See “—Section 382 Ownership Change Calculations” below for additional detail. If that were to happen, we would only be allowed to use a limited amount of Tax Benefits to offset our taxable income subsequent to an Ownership Change (the “Annual 382 Limitation”). The Annual 382 Limitation is obtained by multiplying (i) the aggregate value of our outstanding equity immediately prior to the Ownership Change (reduced by certain capital contributions made during the immediately preceding two years and certain other items) by (ii) the federal long-term tax-exempt rate (as defined by Section 382 and regularly published by the Internal Revenue Service (the “IRS”)) in effect for the month of the Ownership Change. The Annual 382 Limitation is subject to certain adjustments and limitations. If we were to experience an Ownership Change at our current stock price levels, we would be subject to the Annual 382 Limitation which would result in a material amount of Tax Benefits expiring unused, resulting in a significant impairment to the Company’s deferred tax assets.

CNO Financial Group, Inc. 2022 Proxy Statement

If the Company were to have taxable income in excess of the Annual 382 Limitation following an Ownership Change, it would not be able to utilize Tax Benefits to offset the tax liability on the excess of taxable income over the Annual 382 Limitation. Although any Tax Benefits not used as a result of the Annual 382 Limitation would remain available to offset taxable income in future years (subject to the Annual 382 Limitation) until the expiration of such Tax Benefits, an Ownership Change could (i) significantly defer the utilization of such Tax Benefits, (ii) accelerate payment of tax liabilities and (iii) result in the expiration of certain Tax Benefits prior to their utilization. Because the aggregate value of our outstanding common stock and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the Annual 382 Limitation which would apply upon an Ownership Change, but such limitation could be material.
Currently, we do not believe that we have experienced an Ownership Change, but calculating whether an Ownership Change has occurred is subject to inherent uncertainty. This uncertainty results from the complexity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities. However, we and our advisors have analyzed the information available, along with various scenarios of possible future changes of ownership. If no actions were taken, it is possible that we could undergo an Ownership Change in the future.
Effective November 13, 2020, the Board adopted a Fourth Amended and Restated Section 382 Rights Agreement (the “Fourth Amended and Restated Section 382 Rights Agreement”), which was approved by the shareholders at the Company’s 2021 Annual Meeting. Although the Fourth Amended and Restated Section 382 Rights Agreement assists in protecting the Tax Benefits by acting as a deterrent to any person or group acquiring 4.99% or more of our stock without the approval of the Board, we do not have the ability to completely restrict transactions that could result in an Ownership Change and there is nothing we can do under the Fourth Amended and Restated Section 382 Rights Agreement to block the impact of any resulting Ownership Change. The Board is of the view that the best interests of shareholders will be served by extending the effective date of the provisions in the NOL Protective Amendment that are designed to restrict direct and indirect transfers of our stock if such transfers will affect the percentage of stock that is treated as owned by a 4.99% shareholder. In addition, the Replacement NOL Protective Amendment, like the NOL Protective Amendment, includes a mechanism to prevent an Ownership Change while allowing purchasers to receive their money back from prohibited purchases. In order to continue these transfer restrictions beyond July 31, 2022, the Replacement NOL Protective Amendment must be approved.
The Replacement NOL Protective Amendment is contained in ARTICLE FIFTEEN to the proposed Amended and Restated Certificate of Incorporation which is attached as Annex A to this Proxy Statement and is incorporated by reference herein. The only changes to the proposed Amended and Restated Certificate of Incorporation are included in ARTICLE FIFTEEN of Annex A. You are urged to read carefully the Replacement NOL Protective Amendment in its entirety as the discussion in this Proxy Statement is only a summary. The Replacement NOL Protective Amendment will only become effective if approved by the requisite vote of shareholders.
Section 382 Ownership Change Calculations
Generally, an Ownership Change can occur through one or more acquisitions by which one or more shareholders, each of whom owns or is deemed to own directly or indirectly 5% or more in value of a corporation’s stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such shareholders at any time during the preceding rolling three-year period. The amount of the increase in the percentage of stock ownership (measured as a percentage of the value of the Company’s outstanding shares rather than voting power) of each “5-percent shareholder” (within the meaning of Section 382) is computed separately, and each such increase is then added together with any other such increases to determine whether an Ownership Change has occurred.
For example, if a single investor acquired 50.1% of our stock in a three-year period, an Ownership Change would occur. Similarly, if 10 persons, none of whom owned our stock, each acquired slightly over 5% of our stock within a three-year period (so that such persons owned, in the aggregate, more than 50%), an Ownership Change would occur.
In determining whether an Ownership Change has occurred, the rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether an Ownership Change has occurred include the following:
»
All holders who each own less than 5% of a company’s Company 382 Securities are generally (but not always) treated as a single “5-percent shareholder.” Transactions in the public markets among shareholders who are not “5-percent shareholders” are generally (but not always) excluded from the calculation.

CNO Financial Group, Inc. 2022 Proxy Statement79

»
There are several rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as “5-percent shareholders.”

»
Acquisitions by a person which cause that person to become a “5-percent shareholder” generally result in a five percentage (or more) point change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

»
Certain constructive ownership rules, which generally attribute ownership of Company 382 Securities owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of Company 382 Securities ownership of a particular holder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an Ownership Change.

»
The redemption or buyback of shares by an issuer will increase the ownership of any “5-percent shareholders” (including groups of shareholders who are not themselves “5-percent shareholders”) and can contribute to an Ownership Change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a “5-percent shareholder,” resulting in a five percentage (or more) point change in ownership.

Shareholders are advised to carefully monitor their ownership of our Company 382 Securities and consult with their own legal advisors to determine whether their ownership of our Company 382 Securities approaches the proscribed level.
Description of the Replacement NOL Protective Amendment
The following is a summary of the proposed Replacement NOL Protective Amendment included in the Amended and Restated Certificate of Incorporation. This summary is qualified in its entirety by reference to the full text of the Replacement NOL Protective Amendment, which is contained in the proposed amended and restated ARTICLE FIFTEEN to our Amended and Restated Certificate of Incorporation attached as Annex A to this Proxy Statement and incorporated by reference herein. Shareholders are urged to read in their entirety the transfer restrictions and other provisions set forth in ARTICLE FIFTEEN in the accompanying Annex A.
Prohibited Transfers. The transfer restrictions generally will restrict any direct or indirect transfer (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if:
•
The transferor is a Person (as defined below) who directly or indirectly owns or is deemed to own 4.99% or more of our stock;

•
The effect of the transfer would be to increase the direct or indirect ownership of our stock by any Person from less than 4.99% to 4.99% or more of our stock; or

•
The effect of the transfer would be to increase the percentage of our stock owned directly or indirectly by a Person owning or deemed to own 4.99% or more of our stock.

”Person” means any individual, firm, corporation, business trust, joint stock company, partnership, trust association, limited liability company, limited partnership, or other entity, or any group of Persons making a “coordinated acquisition” of stock or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i), and shall include any successor (by merger or otherwise) of any such entity; provided, however, that a Person shall not mean a “public group” (as defined under Treasury Regulation Section 1.382-2T(f)(13)).
Transfers included under the transfer restrictions include sales to Persons whose resulting percentage ownership (direct or indirect) of stock would exceed the 4.99% thresholds discussed above, or to Persons whose direct or indirect ownership of stock would by attribution cause another Person to exceed such threshold. We will apply complicated rules of constructive ownership, aggregation, segregation, combination and other stock ownership rules prescribed by the Code (and related regulations) in determining whether a Person or group of Persons constitutes a 4.99% shareholder under the Replacement NOL Protective Amendment. For purposes of determining the existence and identity of, and the amount of stock owned by, any shareholder, we will be entitled to rely on the existence or absence of filings with the SEC of Schedules 13D and 13G (or any similar filings) as of any date, subject to our actual knowledge of the ownership of stock. A transfer from one member of a “public group” (as defined under Treasury Regulation Section 1.382-2T(f)(13)) to another member of the same public group does not increase the percentage of our stock owned directly or indirectly by the public group, and, therefore, such transfers are not restricted.

CNO Financial Group, Inc. 2022 Proxy Statement

The transfer restrictions will include the right to require a proposed transferee, as a condition to registration of a transfer of any stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of stock. The transfer restrictions may result in the delay or refusal of certain requested transfers of our stock. As a result of these rules, the transfer restrictions could result in prohibiting ownership (thus requiring dispositions) of our stock as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than us, such as an interest in an entity that, directly or indirectly, owns our stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) in respect of our stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.
Consequences of Prohibited Transfers. Any direct or indirect transfer attempted in violation of the Replacement NOL Protective Amendment would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such stock, or in the case of options, receiving stock in respect of their exercise. In this Proxy Statement, stock purportedly acquired in violation of the transfer restrictions is referred to as “excess stock.”
In addition to the purported transfer being void as of the date of the purported transfer, upon demand by the Company sent within 30 days of the date on which the Board determines that such transfer would result in excess stock, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock within 30 days of such demand. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any dividends or other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock at the time of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to one or more charitable organizations selected by the Board. If the excess stock is sold by the purported transferee before receiving the Company’s demand, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent, along with any dividends or other distributions paid with respect to such excess stock (except to the extent we grant written permission to the purported transferee to retain a portion of such sales proceeds not exceeding the amount such purported transferee would have received from our agent had our agent sold such shares).
To the fullest extent permitted by law, any shareholder who knowingly violates the transfer restrictions, and any persons controlling, controlled by or under common control with such shareholder, will be jointly and severally liable for any and all damages suffered by the Company as a result of such violation, including damages resulting from a reduction in or elimination of the ability to utilize the Tax Benefits and any professional fees incurred in connection with addressing such violation.
With respect to any transfer of stock which does not involve a transfer of “securities” of the Company within the meaning of Delaware law but which would cause any 4.99% shareholder to violate the transfer restrictions, the following procedure will apply in lieu of those described above. In such case, no such 4.99% shareholder shall be required to dispose of any interest that is not a security of the Company, but such 4.99% shareholder and/or any Person whose ownership of securities of the Company is attributed to such 4.99% shareholder shall be deemed to have disposed of (and shall be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 4.99% shareholder, following such disposition, not to be in violation of the transfer restrictions, and such securities shall be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum aggregate amount payable to such 4.99% shareholder, or such other Person that was the direct holder of such excess stock, from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.
Modification and Waiver of Transfer Restrictions. Our Board has the discretion to approve a transfer of stock that would otherwise violate the transfer restrictions. In considering a waiver, we expect the Board to consider, such factors, among others, as:
•
The impact of the proposed transfer on our Section 382 change in ownership percentage;

•
The then existing level of our Section 382 change in ownership percentage;

CNO Financial Group, Inc. 2022 Proxy Statement81

•
The timing of the expected “roll-off” of our existing change in ownership;

•
The economic impact of any Section 382 limitation that might result, taking into account factors such as our market capitalization and cash position;

•
The impact on possible future issuances or purchases of our stock by us;

•
Any changes or expected changes in applicable tax law; and

•
The existing contractual obligations the Company has to permit transfers of stock.

If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.
In addition, in the event of a change in law, the Board will be authorized to modify the applicable allowable percentage ownership interest (currently less than 4.99%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions; provided that the Board determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of the transfer restrictions is no longer reasonably necessary for such purpose, as applicable. Shareholders of the Company will be notified of any such determination through a filing with the SEC or such other method of notice as the Secretary of the Company shall deem appropriate.
The Board may establish, modify, amend or rescind by-laws, regulations and procedures of the Company not inconsistent with the provisions of the Replacement NOL Protective Amendment for purposes of determining whether any transfer of stock would jeopardize the Company’s ability to preserve and use the Tax Benefits.
Implementation and Expiration of the Replacement NOL Protective Amendment
If the Replacement NOL Protective Amendment is approved by our shareholders at the Annual Meeting, we intend to enforce its transfer restrictions to preserve future use of the Tax Benefits. The Replacement NOL Protective Amendment would expire on the earlier of (i) July 31, 2025, (ii) the repeal of Section 382 or any successor statute if the Board determines that the Replacement NOL Protective Amendment is no longer necessary for the preservation of the Tax Benefits, and (iii) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward. The Board is also permitted to accelerate the expiration date of the transfer restrictions in the event of a change in law if it determines by adopting a written resolution that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of the transfer restrictions is no longer reasonably necessary for the preservation of Tax Benefits, as applicable.
Effectiveness and Enforceability
Although the Replacement NOL Protective Amendment is intended to reduce the likelihood of an Ownership Change, we cannot eliminate the possibility that an Ownership Change will occur even if we adopt it:
•
The Board can permit a transfer to an acquirer that results or contributes to an Ownership Change.

•
A court could find that part or all of the Replacement NOL Protective Amendment is not enforceable, either in general or as to a particular fact situation. Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation may provide in its certificate of incorporation for restrictions on the transfer of securities for the purpose of maintaining any tax advantage (including operating losses). Delaware law provides that transfer restrictions with respect to shares of our stock issued prior to the effectiveness of the Replacement NOL Protective Amendment will be effective against (i) shareholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of shares that were voted for this proposal if (A) the transfer restrictions are conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). As has been the case under the NOL Protective Amendment, the Company intends that shares of stock issued after the effectiveness of the Replacement NOL Protective Amendment will be issued with the transfer restriction conspicuously noted on the certificate(s) representing such shares and therefore under Delaware law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our stock in uncertificated form. For the purpose of determining whether a shareholder is subject to the Replacement NOL Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Replacement NOL Protective Amendment that

CNO Financial Group, Inc. 2022 Proxy Statement

are proposed to be transferred were voted in favor of the Replacement NOL Protective Amendment unless the contrary is established to our satisfaction. We also intend in certain circumstances to assert the position that shareholders have waived the right to challenge or are estopped from challenging the enforceability of the Replacement NOL Protective Amendment, unless a shareholder establishes, to our satisfaction, that such shareholder did not vote in favor of the Replacement NOL Protective Amendment. Nonetheless, we are not aware of case law supporting these positions and a court could find that the provision is unenforceable, either in general or as applied to a particular shareholder or fact situation.
•
Despite the adoption of the Replacement NOL Protective Amendment, there would still remain a risk that certain changes in relationships among shareholders or other events would cause an Ownership Change of us and our subsidiaries under Section 382. We cannot assure you that the Replacement NOL Protective Amendment is enforceable under all circumstances, particularly against shareholders who do not vote in favor of this proposal or who do not have notice of the transfer restrictions at the time they subsequently acquire their shares. Accordingly, we cannot assure you that an Ownership Change will not occur.

•
The Company agreed with certain holders to permit certain transfers which would be prohibited by the NOL Protective Amendment and the Replacement NOL Protective Amendment.

As a result of these and other factors, the Replacement NOL Protective Amendment serves to reduce, but does not eliminate, the risk that we will undergo an Ownership Change. We cannot assure you that upon audit, the IRS would agree that all of the Tax Benefits are allowable. See “—Certain Considerations Relating to the Replacement NOL Protective Amendment” for a further discussion of the matters you should consider before voting.
Certain Considerations Relating to the Replacement NOL Protective Amendment
Our Board is of the view that attempting to protect the Tax Benefits described above is in the best interests of the Company and our shareholders. Nonetheless, we cannot eliminate the possibility that an Ownership Change will occur even if the Replacement NOL Protective Amendment is approved. You should consider the factors below when making your decision.
Continued Risk of Ownership Change. Although the Replacement NOL Protective Amendment is intended to reduce the likelihood of an Ownership Change that could adversely affect us, we cannot assure you that such restrictions would prevent all transfers that could result in such an Ownership Change. In particular, absent a court determination, there can be no assurance that the transfer restrictions of the Replacement NOL Protective Amendment will be enforceable against all our shareholders, and they may be subject to challenge on equitable grounds. In particular, the transfer restrictions may not be enforceable against shareholders who vote against or abstain from voting on the Replacement NOL Protective Amendment or who do not have notice of the transfer restrictions at the time when they subsequently acquire their shares.
Potential IRS Challenge to the Tax Benefits. The IRS could challenge the amount of the Tax Benefits, which could result in an increase in our liability in the future for income taxes. As discussed above, determining whether an Ownership Change has occurred is subject to uncertainty, both because of the complexity of the Section 382 provisions and because of limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an Ownership Change and attempt to reduce or eliminate our utilization of Tax Benefits even if the Replacement NOL Protective Amendment is in place.
Potential Effects on Liquidity. The Replacement NOL Protective Amendment is intended to deter persons or groups of persons from acquiring beneficial ownership of shares of our stock in excess of the specified limitations. A shareholder’s ability to dispose of our stock may be limited if the Replacement NOL Protective Amendment reduces the number of persons willing to acquire our stock or the amount they are willing to acquire.
Potential Impact on Value. If the Replacement NOL Protective Amendment is approved, the Board intends to impose a legend reflecting the Replacement NOL Protective Amendment on certificates representing newly issued or transferred shares held by shareholders that voted for approval of the Replacement NOL Protective Amendment. It is possible that the Replacement NOL Protective Amendment could deter certain buyers, including persons who wish to acquire more than 4.99% of our stock and certain institutional holders that may not be comfortable holding stock with restrictive legends, and that this could result in diminished demand for and, therefore, potentially
CNO Financial Group, Inc. 2022 Proxy Statement83

decrease the value of our stock. We believe, however, the value protected as a result of the preservation of the Tax Benefits would outweigh any such potential decrease in the value of our stock.
Potential Anti-Takeover Effect. The Replacement NOL Protective Amendment is designed to preserve the long-term value of our accumulated Tax Benefits and is not intended to prevent a takeover of the Company. However, it could be deemed to have an “anti-takeover” effect because, among other things, it will restrict the ability of a person, entity or group to accumulate our stock above the applicable thresholds, without the approval of our Board. The Replacement NOL Protective Amendment approval proposal is not part of a plan by us to adopt a series of anti-takeover measures, and we are not presently aware of any potential takeover transaction.
Required Vote
Approval of the proposed amendment to our Amended and Restated Certificate of Incorporation requires the affirmative vote of at least a majority of the votes of the Company’s issued and outstanding shares of common stock entitled to vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the Company’s issued and outstanding shares of common stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business.
In determining whether the proposal has received the requisite number of affirmative votes, broker non-votes and abstentions will have the same effect as votes cast against the proposal.
The Replacement NOL Protective Amendment, if approved, would become effective upon the later of (i) July 31, 2022 or (ii) the filing of an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware.

CNO Financial Group, Inc. 2022 Proxy Statement

Proposal 4
Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022
The Board of Directors unanimously recommends you vote FOR this proposal.
PricewaterhouseCoopers LLP (“PwC”) served as our independent registered public accounting firm for 2021 and has been selected to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Representatives of the Company’s independent registered public accounting firm are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the shareholders.
Evaluation of the Independent Registered Public
Accounting Firm
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm (“independent auditor”) retained to provide an audit opinion on the Company’s financial statements and internal control over financial reporting. Annually, the Audit Committee meets in executive session, without the independent auditors present, to evaluate the performance of the Company’s independent auditor, including the senior members of the audit engagement team, and determines whether to reengage PwC or to consider other audit firms. In doing so, the Audit Committee considers several factors, including the following:
»
The appropriateness of the proposed audit fee in comparison to the fees reported by the CNO peer group;

»
The experience and professional qualifications of the firm and the lead audit partner assigned to CNO, including both industry experience and technical expertise in accounting, auditing and tax;

»
The quality and candor of the firm’s communications with the Audit Committee and the Company during the prior audit;

»
The firm’s quality control procedures;

»
Evidence supporting the firm’s independence, objectivity, and professional skepticism and information publicly available in the Public Company Accounting Oversight Board (“PCAOB”) inspection reports;

»
The quality and efficiency of the services provided by the firm during prior audits;

»
The firm’s capability, technical expertise, and knowledge of the Company and its operations, processes, personnel, industry, accounting systems and risk profile;

»
If reappointment is considered, the length of time the firm has been engaged as the Company’s independent auditor;

»
Use of technology and data analytics in the firm’s audit process; and

»
Other potential accounting firms with comparable professional qualifications.

In accordance with SEC rules and PwC’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to the Company. For the lead audit partner, the maximum number of consecutive years of service in that capacity is five years. In conjunction with the mandated rotation of the independent auditor’s lead audit partner, the Audit Committee and its Chair were directly involved in the selection of the independent auditor’s current lead audit partner, who assumed this role in 2020 after meeting with the Audit Committee and management during which his qualifications were discussed. As part of the lead audit partner selection process, the Audit Committee considered candidates who meet professional, industry, personal and other criteria consistent with the factors specified above.
The Audit Committee meets regularly with the independent auditor, including attendance by the independent auditor at all regularly scheduled Audit Committee meetings and separate executive sessions—at least four meetings
CNO Financial Group, Inc. 2022 Proxy Statement85

per year. The Audit Committee uses these interactions, as well as the factors noted above, to assess the performance of the independent auditor.
CNO undertakes an annual benchmarking of audit fees paid by our peers in the insurance industry. This data provides a reference point to the Audit Committee to judge the appropriateness of the audit fee. Additionally, the Audit Committee evaluates the scope of the audit, the complexity of the CNO environment, any history of prior issues and adjustments and the overall audit plan presented by the independent auditor in arriving at an appropriate fee.
After giving due attention to the factors and considerations mentioned herein, the Audit Committee has appointed PwC as the Company’s independent auditor for the fiscal year ending December 31, 2022. PwC’s background knowledge of the Company and its subsidiaries, combined with its industry expertise, has enabled it to carry out its audits of the Company’s financial statements and the effectiveness of the Company’s internal controls over financial reporting with effectiveness and efficiency.
Fees Paid to PricewaterhouseCoopers LLP
Aggregate fees (including out-of-pocket expenses) billed to the Company for the years ended December 31, 2021 and 2020, by PwC were as follows (dollars in millions):
	Year Ended December 31,
	2021	2020
Audit fees(1)	$4.8	$4.8
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total	$4.8	$4.8

(1)
Audit fees were for professional services rendered for the audits of CNO’s consolidated financial statements, statutory and subsidiary audits, and assistance with review of documents filed with the SEC.

(2)
Audit-related fees primarily include services provided for other assurance-related services.

(3)
Fees include services provided for tax compliance, tax advice and tax planning.

(4)
All other fees for products and services.

Pre-Approval Policy and Independence
The Audit Committee has adopted an auditor independence policy that, among other things, mandates pre-approval by the Audit Committee of all audit and permissible non-audit services performed by our independent registered public accounting firm and the related fees, and that the Audit Committee be provided each quarter with a summary of the services provided by and fees paid to, PwC. These services may include work associated with the following:
»
Internal control reviews and assistance with internal control reporting requirements;

»
Tax compliance, tax planning and related tax services; and

»
Due diligence work for potential transactions.

Each proposed service is evaluated by the Audit Committee to ensure that it would not impair the independence of PwC under SEC and other applicable rules. In 2020 and 2021, all new engagements of PwC were pre-approved by the Audit Committee for all audit, audit-related, tax and other services.

CNO Financial Group, Inc. 2022 Proxy Statement

Report of the Audit and Enterprise Risk Committee
The Audit Committee provides assistance to the Board in fulfilling its responsibilities for oversight of the integrity of the financial statements, public disclosures and financial reporting practices of the Company, including the systems of internal controls. The Audit Committee has sole authority to appoint or replace the Company’s independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee.
In overseeing the preparation of the Company’s audited financial statements for the year ended December 31, 2021, the Audit Committee reviewed and discussed the audited financial statements with the Company’s management and with PwC, the Company’s independent registered public accounting firm. The Audit Committee also discussed with PwC the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301.
The Audit Committee has received from PwC and reviewed the written disclosures and the letter required by applicable PCAOB requirements regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PwC its independence from the Company. In addition, the Audit Committee has reviewed and discussed PwC’s most recent PCAOB inspection report of the firm’s internal quality controls.
Based on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.
Submitted by the Audit and Enterprise Risk Committee:
Robert C. Greving, Chair
Stephen N. David
Chetlur S. Ragavan
Steven E. Shebik
Required Vote
Approval of the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of shares of common stock present in person, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting. Abstentions will have the effect of a vote “against” this proposal.
CNO Financial Group, Inc. 2022 Proxy Statement87

Stock Ownership Information

Securities Ownership
The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 21, 2022 (except as otherwise noted) by each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, each of our directors and nominees, each of our Named Executive Officers and all of our directors, nominees and executive officers as a group. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 21, 2022 and RSUs that are scheduled to vest within 60 days of March 21, 2022 are deemed to be outstanding and to be beneficially owned by the person holding the options or RSUs for the purpose of computing the percentage ownership of that person or group of persons but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Name of Beneficial Owner	Shares Beneficially Owned
	Number(1)	Percentage
BlackRock, Inc.(2)	14,614,072	11.9%
The Vanguard Group(3)	13,660,551	11.08%
Fuller & Thaler Asset Management, Inc.(4)	6,999,775	5.68%
Pzena Investment Management, LLC(5)	6,634,014	5.37%
Dimensional Fund Advisors LP(6)	5,967,483	4.8%
Gary C. Bhojwani(7)	870,065	*
Ellyn L. Brown	85,059	*
Stephen N. David	13,000	*
David B. Foss	21,691	*
Robert C. Greving	60,224	*
Mary R. (Nina) Henderson	23,963	*
Daniel R. Maurer	24,624	*
Chetlur S. Ragavan	5,291	*
Steven E. Shebik	16,222	*
Frederick J. Sievert	27,204	*
Bruce K. Baude(8)	290,998	*
Scott L. Goldberg(9)	255,529	*
Paul H. McDonough(10)	101,351	*
Matthew J. Zimpfer(11)	359,942	*
All directors, nominees and executive officers as a group – 20 persons(12)	3,220,892	[ ]%

*
Represents less than 1% of the outstanding shares of our common stock as of March 21, 2022.

(1)
Does not include an aggregate of 173,965 deferred stock units held by certain directors, as described below under “—Director Deferred Stock Units.”

(2)
Based solely on Amendment No. 9 to Schedule 13G filed with the SEC on January 31, 2022 by BlackRock, Inc. The Amendment No. 9 to Schedule 13G reports sole power to vote or direct the vote of 14,083,286 shares and sole power to dispose or direct the disposition of 14,614,072 shares. The business address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
Based solely on Amendment No. 11 to Schedule 13G filed with the SEC on February 9, 2022 by The Vanguard Group. The Amendment No. 11 to Schedule 13G reports shared power to vote or direct the vote of 110,734 shares, sole power to dispose or direct the disposition of 13,436,072 shares, and shared power to dispose or direct the disposition of 224,479 shares. The business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based solely on Schedule 13G filed with the SEC on February 8, 2022 by Fuller & Thaler Asset Management, Inc. The Schedule 13G reports sole power to vote or direct the vote of 6,850,070 shares and sole power to dispose or direct the disposition of 6,999,775 shares. The business address for Fuller & Thaler Asset Management, Inc. is 411 Borel Avenue, Suite 300, San Mateo, CA 94402.

(5)
Based solely on Amendment No. 1 to Schedule 13G filed with the SEC on January 24, 2022 by Pzena Investment Management, LLC. The Amendment No. 1 to Schedule 13G reports sole power to vote or direct the vote of 5,787,545 shares and sole power to dispose or direct the disposition of 6,634,014 shares. The business address for Pzena Investment Management, LLC is 320 Park Avenue, 8th Floor, New York, NY 10022.

(6)
Based solely on Amendment No. 10 to Schedule 13G filed with the SEC on February 8, 2022 by Dimensional Fund Advisors LP. The Amendment No. 10 to Schedule 13G reports sole power to vote or direct the vote of 5,951,360 shares and sole power to dispose or direct the disposition of 5,967,483 shares. The business address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

CNO Financial Group, Inc. 2022 Proxy Statement

(7)
Includes options, exercisable currently or within 60 days of March 21, 2022, to purchase 226,700 shares of common stock and includes 93,385 RSUs scheduled to vest within 60 days of March 21, 2022. Amount also includes 298,644 shares of common stock held in a revocable trust and 41,494 shares of common stock held in irrevocable family trusts.

(8)
Includes options, exercisable currently or within 60 days of March 21, 2022, to purchase 137,740 shares of common stock and includes 14,667 RSUs scheduled to vest within 60 days of March 21, 2022.

(9)
Includes options, exercisable currently or within 60 days of March 21, 2022, to purchase 127,735 shares of common stock and includes 16,801 RSUs scheduled to vest within 60 days of March 21, 2022.

(10)
Includes options, exercisable currently or within 60 days of March 21, 2022, to purchase 15,900 shares of common stock and includes 14,739 RSUs scheduled to vest within 60 days of March 21, 2022.

(11)
Includes options, exercisable currently or within 60 days of March 21, 2022, to purchase 153,040 shares of common stock and includes 16,801 RSUs scheduled to vest within 60 days of March 21, 2022.

(12)
Includes options, exercisable currently or within 60 days of March 21, 2022, to purchase an aggregate of 949,670 shares of common stock held by executive officers and includes an aggregate of 201,828 RSUs scheduled to vest within 60 days of March 21, 2022.

Director Deferred Stock Units
Under the CNO Board of Directors Deferred Compensation Plan, the non-employee directors may elect each year to defer some or all of their compensation, including the equity portion of the annual director fees. Any equity that is so deferred is represented by vested deferred stock units, on which dividend equivalents are paid during the deferral period. The deferred stock units are not entitled to vote. At the end of the deferral period selected by the director, one share of common stock will be issued for each deferred stock unit. As of March 21, 2022, the non- employee directors held deferred stock units as set forth below (these units are in addition to the share ownership set forth above):
Name	2021 Number of Deferred Stock Units	Total Deferred Stock Units
Stephen N. David	5,291	38,217
Mary R. (Nina) Henderson	5,291	38,217
Daniel R. Maurer	8,818	59,314
Frederick J. Sievert	5,291	38,217
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires CNO’s directors and executive officers, and each person who is the beneficial owner of more than 10 percent of any class of CNO’s outstanding equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of CNO. Specific due dates for these reports have been established by the SEC, and CNO is required to disclose any failure by such persons to file such reports for fiscal year 2021 by the prescribed dates. Officers, directors and greater than 10 percent beneficial owners are required to furnish CNO with copies of all reports filed with the SEC pursuant to Section 16(a). To CNO’s knowledge, based solely on the review of the copies of the reports furnished to CNO and written representations that no other reports were required, all filings required pursuant to Section 16(a) of the Securities Exchange Act of 1934 applicable to CNO’s officers, directors and greater than 10 percent beneficial owners were timely made by each such person during the year ended December 31, 2021.
CNO Financial Group, Inc. 2022 Proxy Statement89

Other Information

Shareholder Proposals for 2023 Annual Meeting
Any proper proposal which a shareholder wishes to have included in the Board’s proxy statement and form of proxy for the 2023 Annual Meeting of shareholders pursuant to SEC Rule 14a-8 must be received by CNO by November 29, 2022. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2023 Annual Meeting of shareholders.
The Board has implemented a proxy access provision in the Company’s Bylaws, which permits a shareholder or group of up to 20 shareholders owning 3% or more of the Company’s common stock continuously for at least three years to nominate for election to the Board, and include in the Company’s proxy materials for its annual meeting of shareholders, nominees constituting up to the greater of 20% of the number of directors then serving on the Board (rounding down to the closest whole number) or two individuals, subject to certain limitations and provided that such nominating shareholder(s) and nominee(s) satisfy the informational and other applicable requirements specified in the Bylaws. Pursuant to our proxy access Bylaw, notice must be received by the Secretary of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Company’s definitive proxy statement was released to shareholders in connection with the prior year’s annual meeting. Accordingly, to be timely for inclusion in the proxy materials for the Company’s 2023 Annual Meeting of shareholders, the Secretary must receive a shareholder’s notice to nominate a director using the Company’s proxy materials between October 30, 2022 and November 29, 2022, inclusive.
In addition, the Company’s Bylaws establish advance notice procedures with regard to certain matters, including shareholder nominations for directors, to be brought before a meeting of shareholders at which directors are to be elected. In the case of an annual meeting, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the case of a special meeting of shareholders at which directors are to be elected, notice of a shareholder nomination must be received by the Secretary of the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. A nomination will not be considered if it does not comply with these notice procedures and the additional requirements set forth in our Bylaws.
Any shareholder who wishes to submit a proposal to be acted upon at the 2023 Annual Meeting of shareholders or who wishes to nominate a candidate for election as director should obtain a copy of these Bylaw provisions and may do so by written request addressed to the Secretary of CNO Financial Group, Inc. at 11825 North Pennsylvania Street, Carmel, Indiana 46032. Please note that these Bylaw requirements are separate from the SEC’s requirements to have a shareholder nomination or other proposal included in our proxy statement.
Annual Report
Access to CNO’s Annual Report for 2021 (which includes its annual report on Form 10-K as filed with the SEC) is being provided with this Proxy Statement to all holders of common stock as of March 21, 2022. The Annual Report is not part of the proxy solicitation material. If you wish to receive an additional copy of the Annual Report for 2021, the Form 10-K, this Proxy Statement or the Notice without charge, please contact CNO Financial Group, Inc. Investor Relations, 11825 North Pennsylvania Street, Carmel, Indiana 46032; or by telephone (317) 817-2893 or email ir@CNOinc.com.

CNO Financial Group, Inc. 2022 Proxy Statement

Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call (800) 542-1061 or write to: Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of a copy of the Proxy Statement and Annual Report by contacting CNO Financial Group, Inc. Investor Relations, 11825 North Pennsylvania Street, Carmel, Indiana 46032, (317) 817-2893 or email ir@CNOinc.com
CNO Financial Group, Inc. 2022 Proxy Statement91

Information Related to Certain Non-GAAP Financial Measures
Net operating income is defined as net income before: (i) net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net of related amortization and taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss on extinguishment of debt, net of taxes; (vi) changes in the valuation allowance for deferred tax assets and other tax items; and (vii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. A reconciliation from net operating income (and related per share amounts) to net income is as follows (dollars in millions, except per share amounts):
	Year ended December 31,
	2021	2020
Insurance product margin:
Annuity margin	$270.3	$296.7
Health margin	493.0	459.8
Life margin	150.4	165.0
Total insurance product margin	913.7	921.5
Allocated expenses	(566.5)	(557.7)
Income from insurance products	347.2	363.8
Fee income	19.4	16.7
Investment income not allocated to product lines	184.5	167.1
Expenses not allocated to product lines	(80.5)	(83.8)
Operating earnings before taxes	470.6	463.8
Income tax expense on operating income	(105.0)	(101.5)
Net operating income	365.6	362.3
Non-operating items:
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses (net of related amortization)	34.8	(31.1)
Net change in market value of investments recognized in earnings	(17.4)	(2.7)
Fair value changes in embedded derivative liabilities (net of related amortization)	67.2	(79.1)
Fair value changes related to agent deferred compensation plan	8.9	(16.3)
Other	3.6	9.7
Net non-operating income (loss) before taxes	97.1	(119.5)
Income tax expense (benefit) on non-operating income (loss)	21.7	(25.0)
Valuation allowance for deferred tax assets and other tax items	—	(34.0)
Net non-operating income (loss)	75.4	(60.5)
Net income	$441.0	$301.8

CNO Financial Group, Inc. 2022 Proxy Statement

	Year ended December 31,
	2021	2020
Per diluted share:
Net operating income	$2.79	$2.53
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses (net of related amortization and taxes)	.20	(.17)
Net change in market value of investments recognized in earnings (net of taxes)	(.10)	(.02)
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	.40	(.44)
Fair value changes related to agent deferred compensation plan (net of taxes)	.05	(.09)
Valuation allowance for deferred tax assets and other tax items	—	.24
Other	.02	.06
Net income	$3.36	$2.11
Allocated expenses in 2021 includes higher variable expenses related to sales production. Certain costs in 2020 and 2019 were allocated to a transition services agreement with a third party that was completed in the third quarter of 2020, favorably impacting allocated expenses in both 2020 and 2019. Both allocated and unallocated expenses include higher incentive compensation expense related to business outperformance in 2021 and 2020. Expenses not allocated to product lines in 2021 include $12.8 million of significant items related to legal and regulatory matters and $2.5 million of transaction expenses related to the acquisition of DirectPath. In 2020, $23.5 million of legal and regulatory matters related to an increase to our liability for claims and interest pursuant to the Global Resolution Agreement. In addition, expenses not allocated to product lines in 2020 included a $3.7 million charge related to asset impairments.
The following summarizes total allocated and unallocated expenses adjusted for the significant items summarized above (dollars in millions):
	2021	2020
Expenses allocated to product lines	$566.5	$557.7
Expenses not allocated to product lines	80.5	83.8
Net expenses related to significant legal and regulatory matters	(12.8)	(23.5)
Charge related to asset impairments	—	(3.7)
Transaction expenses related to acquisition of DirectPath	(2.5)	—
Adjusted total	$631.7	$614.3
Management also believes that operating return on equity, excluding accumulated other comprehensive income and net operating loss carryforwards, enhances the understanding of our operating results.
This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management.
In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period to period.
Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation.
The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on
CNO Financial Group, Inc. 2022 Proxy Statement93

equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure); and (iii) return on equity are as follows (dollars in millions):
	Year ended December 31,
	2021	2020	2019
Net operating income	$365.6	$362.3	$290.0
Net Income	$441.0	$301.8	$409.4
Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,026.0	$2,812.4	$2,703.9
Average common shareholders’ equity	$5,197.4	$4,665.4	$4,166.8
Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	12.1%	12.9%	10.7%
Return on equity	8.5%	6.5%	9.8%
A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):
4Q18
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$2,687.3
Net operating loss carryforwards	505.9
Accumulated other comprehensive income	177.7
Common shareholders’ equity	$3,370.9
	1Q19	2Q19	3Q19	4Q19
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non‑GAAP financial measure)	$2,703.4	$2,702.9	$2,685.0	$2,761.9
Net operating loss carryforwards	479.6	451.1	425.4	542.6
Accumulated other comprehensive income	654.9	1,098.2	1,442.9	1,372.5
Common shareholders’ equity	$3,837.9	$4,252.2	$4,553.3	$4,677.0
	1Q20	2Q20	3Q20	4Q20
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non‑GAAP financial measure)	$2,701.2	$2,784.2	$2,905.1	$2,956.2
Net operating loss carryforwards	469.4	426.8	377.2	341.9
Accumulated other comprehensive income	595.2	1,520.2	1,801.6	2,186.1
Common shareholders’ equity	$3,765.8	$4,731.2	$5,083.9	$5,484.2
	1Q21	2Q21	3Q21	4Q21
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non‑GAAP financial measure)	$3,019.5	$3,035.6	$3,036.3	$3,068.9
Net operating loss carryforwards	323.1	292.9	266.9	243.7
Accumulated other comprehensive income	1,518.1	1,995.5	1,929.7	1,947.1
Common shareholders’ equity	$4,860.7	$5,324.0	$5,232.9	$5,259.7

CNO Financial Group, Inc. 2022 Proxy Statement

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):
	Trailing four quarter average
	4Q21	4Q20	4Q19
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) .	$3,026.0	$2,812.4	$2,703.9
Net operating loss carryforwards	293.9	428.9	470.1
Accumulated other comprehensive income	1,877.5	1,424.1	992.8
Common shareholders’ equity	$5,197.4	$4,665.4	$4,166.8
Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised; and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except share and per share amounts):
	December 31,
	2021	2020
Total shareholders’ equity	$5,259.7	$5,484.2
Shares outstanding at period end	120,377,152	135,279,119
Book value per share	$43.69	$40.54
Total shareholders’ equity	$5,259.7	$5,484.2
Less accumulated other comprehensive income	(1,947.1)	(2,186.1)
Adjusted shareholders’ equity excluding accumulated other comprehensive income	$3,312.6	$3,298.1
Shares outstanding at period end	120,377,152	135,279,119
Dilutive common stock equivalents related to:
Amounts related to employee benefit plans	2,953,586	2,438,176
Diluted shares outstanding	123,330,738	137,717,295
Book value per diluted share (a non-GAAP financial measure)	$26.86	$23.95
CNO Financial Group, Inc. 2022 Proxy Statement95

The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. A reconciliation of these ratios is as follows (dollars in millions):
December 31, 2021
Corporate notes payable	$1,137.3
Total shareholders’ equity	5,259.7
Total capital	$6,397.0
Debt to capital ratio	17.8%
Corporate notes payable	$1,137.3
Total shareholders’ equity	5,259.7
Less accumulated other comprehensive income	(1,947.1)
Total capital	$4,449.9
Debt to total capital ratio, excluding accumulated other comprehensive income (a non-GAAP financial measure)	25.6%
The following reconciles our free cash flow to the change in holding company cash and investments (dollars in millions):
Year ended December 31, 2021
Holding company cash flows, excluding capital transactions(1):
Dividends from subsidiaries	$349.0
Management fees	117.8
Surplus debenture interest	55.4
Earnings on corporate investments	7.7
Other	36.6
Holding company sources of cash, excluding capital transactions:	566.5
Holding company expenses and other	(73.1)
Tax payments	(53.0)
Interest expense	(60.8)
Cash flow to holding company, excluding capital transactions:	379.6
Share repurchases	(402.4)
Dividend payments to stockholders	(65.6)
Acquisition	(51.1)
Net change in holding company cash and investments	(139.5)
Non-cash changes in investment balances	—
Cash and investments, beginning of period	388.1
Cash and investments, end of period	$248.6

(1)
Cash flows exclude share repurchases, capital contributions to insurance subsidiaries, dividend payments and refinancing and acquisition transactions.

CNO Financial Group, Inc. 2022 Proxy Statement

Other Matters
Management knows of no other matters which may be presented at the Annual Meeting. If any other matters should properly come before the meeting or any adjournment or postponement thereof, the persons named in the form of proxy will vote in accordance with their best judgment on such matters.
CNO Financial Group, Inc. 2022 Proxy Statement97

Annex A
CNO Financial Group, Inc. 2022 Proxy StatementA-1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
CNO FINANCIAL GROUP, INC.
ARTICLE ONE
The name of the Corporation is CNO Financial Group, Inc.
ARTICLE TWO
The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE THREE
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE FOUR
Section 1.   Authorized Shares.   The total number of shares of capital stock which the Corporation has authority to issue is 8,265,000,000 shares, consisting of:
(a)   265,000,000 shares of Preferred Stock, par value $.01 per share (“Preferred Stock”); and
(b)   8,000,000,000 shares of Common Stock, par value $.01 per share (“Common Stock”).
The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.
Section 2.   Preferred Stock.   The Preferred Stock may be issued from time to time and in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) the number of shares of any such series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law.
Section 3.   Common Stock.
(a)   Dividends.   Except as otherwise provided by the Delaware General Corporation Law or this Amended and Restated Certificate of Incorporation (the “Certificate”), the holders of Common Stock, subject to the rights of holders of any series of Preferred Stock, shall share ratably in all dividends as may from time to time be declared by the Board of Directors in respect of the Common Stock out of funds legally available for the payment thereof and payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise after payment of liabilities and liquidation preference on any outstanding Preferred Stock.
(b)   Preemptive Rights.   No holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.
(c)   Voting Rights.   Except as otherwise provided by the Delaware General Corporation Law or this Certificate and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.
Section 4.   Limitations on Voting Rights.
Notwithstanding the voting rights granted to holders of Common Stock and Preferred Stock (collectively, the “Stock”) elsewhere in this Certificate or in any certificate of designations with respect to Preferred Stock, the voting rights of any Stock held by any holder as of the effective date of the Reorganizing Debtors’ Joint Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code, dated March 18, 2003, as amended

CNO Financial Group, Inc. 2022 Proxy Statement

from time to time shall be automatically reduced, with respect to any particular stockholder vote or action by written consent, to the extent, if any, required to avoid a presumption of control arising from the beneficial ownership of voting securities under the insurance statutes or regulations applicable to any direct or indirect insurance company subsidiary of the Corporation, provided that no such reduction shall (without such holder’s written consent) reduce such voting rights (i) by more than the minimum amount required to reduce such voting rights to less than 10% of the aggregate voting rights of all Stock entitled to vote or consent with respect to such vote or action, or (ii) to the extent that such holder’s acquisition of control or deemed acquisition of control of the direct and indirect insurance company subsidiaries of the Corporation has been approved under, or is exempt from the approval requirements of, all insurance statutes and regulations applicable to the direct and indirect insurance company subsidiaries of the Corporation.
ARTICLE FIVE
The Corporation is to have perpetual existence.
ARTICLE SIX
Except as otherwise provided in this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock), Directors shall be elected in accordance with the procedures and requirements prescribed by the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
ARTICLE SEVEN
Subject to any rights of the holders of any series of Preferred Stock pursuant to a duly authorized certificate of designation to elect additional Directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall initially be established at seven and, thereafter, shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of Directors then in office.
ARTICLE EIGHT
In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.
ARTICLE NINE
Section 1.   Limitation of Liability.
(a)   To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Corporation’s Bylaws, no Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.
(b)   Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.
Section 2.   Right to Indemnification.   Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a Director, officer or employee of the Corporation or a wholly owned subsidiary of the Corporation or, while a Director, officer or employee of the Corporation or a wholly owned subsidiary of the Corporation, is or was serving at the request of the Corporation or a wholly owned subsidiary of the Corporation as a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan (an “indemnitee”) shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee, partner, member, trustee, fiduciary or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such indemnitee in
CNO Financial Group, Inc. 2022 Proxy StatementA-3

connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 2 of this ARTICLE NINE shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advance of expenses incurred by an indemnitee in his or her capacity as a Director or officer shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.
ARTICLE TEN
Section 1.   Classification of Directors.   At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the next succeeding annual meeting and until their successors have been duly elected and qualified; except that if any such election shall be not so held, such election shall take place at a stockholders’ meeting called and held in accordance with the Delaware General Corporation Law.
Section 2.   Removal.   Subject to the rights, if any, of the holders of any series of Preferred Stock to remove directors (with or without cause) and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock), (i) prior to the second annual meeting of stockholders, no Director may be removed from office without cause and without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of Directors voting together as a single class and (ii) thereafter, a Director may be removed with or without cause with the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of Directors voting together as a single class; provided, however, that if the holders of any class or series of capital stock are entitled by the provisions of any duly authorized certificate of designation to elect one or more Directors, such Director or Directors so elected may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote.
Section 3.   Vacancies.   Subject to the rights of the holders of any series of Preferred Stock to remove Directors and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock), vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors or by the stockholders. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.
ARTICLE ELEVEN
Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
ARTICLE TWELVE
The stockholders of the Corporation may take any action by written consent in lieu of a meeting. Subject to the rights of the holders of any series of Preferred Stock as specified in any duly authorized certificate of designation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office, by the chairman of the Board of Directors or the chief executive officer of the Corporation, or by the secretary of the Corporation upon request in writing of the stockholder or stockholders holding of record at least 25% of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting.
ARTICLE THIRTEEN
The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.
ARTICLE FOURTEEN
The Corporation shall not issue any class of non-voting equity securities unless and solely to the extent permitted by Section 1123(a)(6) of the United States Bankruptcy Code (the “Bankruptcy Code”) as in effect on the date of filing

CNO Financial Group, Inc. 2022 Proxy Statement

this Certificate with the Secretary of State of the State of Delaware; provided, however, that this ARTICLE FOURTEEN: (a) will have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code; (b) will have such force and effect, if any, only for so long as Section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation; and (c) in all events may be amended or eliminated in accordance with applicable law from time to time in effect.
ARTICLE FIFTEEN
Section 1.   Definitions.   As used in this ARTICLE FIFTEEN, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation Sections 1.382-2T, 1.382-3 and 1.382-4 shall include any successor provisions):
“4.99% Stockholder” means any Person with a Percentage Stock Ownership of 4.99% or more.
“4.99% Transaction” means any Transfer described in clause (x) or (y) of Section 2 of this ARTICLE FIFTEEN.
“Affiliate” and “Associate” mean, with respect to any Person, any other Person whose common stock would be deemed to be (i) constructively owned by such first Person, or (ii) otherwise aggregated with the shares owned by such first Person (other than aggregation solely by reason of such shares being part of the same “public group” as defined under Treasury Regulation Section 1.382-2T(f)(13), in each case pursuant to the provisions of Section 382 of the Code, or any successor or replacement provision, and the Treasury Regulations promulgated thereunder.
“Agent” has the meaning set forth in Section 5(a) of this ARTICLE FIFTEEN.
A Person shall be deemed the “beneficial owner” of, shall be deemed to have “beneficial ownership” of and shall be deemed to “beneficially own” any securities which such Person: (i) directly owns, or (ii) would be deemed to own constructively pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder (including as a result of the deemed exercise of an “option” pursuant to Treasury Regulation Section 1.382-4(d) and including, without duplication, Stock, as applicable, owned by any Affiliate or Associate of such Person); provided, that, a Person shall not be treated as “beneficially owning” Stock pursuant to clause (i) above to the extent that such Person is acting solely in a fiduciary capacity in respect of such Stock and does not have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, Stock.
“Board of Directors” means the board of directors of the Corporation.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any comparable successor statute, and the Treasury Regulations issued thereunder.
“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
“Corporation Security” or “Corporation Securities” means (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation Section 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation and (iv) any Stock.
“Effective Date” means the later of (i) July 31, 2022 or (ii) the date of filing of this Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.
“Excess Securities” has the meaning given such term in Section 4 of this ARTICLE FIFTEEN.
“Expiration Date” means the earlier of (i) July 31, 2025, (ii) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this ARTICLE FIFTEEN is no longer necessary for the preservation of Tax Benefits, (iii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward or (iv) such date as the Board of Directors shall fix in accordance with Section 12 of this ARTICLE FIFTEEN.
“Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation Sections 1.382-2T(g), (h), (j) and (k) and 1.382-4 or any successor provision.
“Person” means any individual, firm, corporation, business trust, joint stock company, partnership, trust association, limited liability company, limited partnership, or other entity, or any group of Persons making a “coordinated acquisition” of Stock or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i), and shall include any successor (by merger or otherwise) of any such entity; provided, however, that a Person shall not mean a Public Group.
CNO Financial Group, Inc. 2022 Proxy StatementA-5

“Preferred Stock” means the preferred stock, par value $0.01 per share, of the Corporation.
“Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.
“Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this ARTICLE FIFTEEN.
“Public Group” has the meaning set forth in Treasury Regulation Section 1.382-2T(f)(13).
“Purported Transferee” has the meaning set forth in Section 4 of this ARTICLE FIFTEEN.
“Securities” and “Security” each has the meaning set forth in Section 7 of this ARTICLE FIFTEEN.
“Stock” means any interest that would be treated as “stock” of the Corporation for purposes of Section 382 of the Code (including pursuant to Treasury Regulation Section 1.382-2T(f)(18)).
“Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code.
“Subsidiary” or “Subsidiaries” of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other Persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.
“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any of its Subsidiaries, within the meaning of Section 382 of the Code.
“Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation Sections 1.382-2T(h)(4)(v) and 1.382-4). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation.
“Transferee” means any Person to whom Corporation Securities are Transferred.
“Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.
Section 2.   Transfer and Ownership Restrictions.
(a)   In order to preserve the Tax Benefits, from and after the Effective Date of this ARTICLE FIFTEEN, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio (x) if the transferor is a 4.99% Stockholder or (y) to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons would become a 4.99% Stockholder or (ii) the Percentage Stock Ownership in the Corporation of any 4.99% Stockholder would be increased. The prior sentence is not intended to prevent Corporation Securities from being DTC-eligible and shall not preclude the settlement of any transactions in Corporation Securities entered into through the facilities of a national securities exchange or any national securities quotation system; provided that if the settlement of the transaction would result in a Prohibited Transfer, such Transfer shall nonetheless be a Prohibited Transfer subject to all of the provisions and limitations set forth in this ARTICLE FIFTEEN.
(b)   The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this ARTICLE FIFTEEN, including, without limitation, authorizing such transfer agent to require an

CNO Financial Group, Inc. 2022 Proxy Statement

affidavit from a proposed Transferee regarding such Person’s actual and constructive ownership of Stock and other evidence that a Transfer will not be prohibited by this ARTICLE FIFTEEN as a condition to registering any Transfer.
Section 3.   Waiver of Transfer and Ownership Restrictions.   The restrictions set forth in Section 2(a) of this ARTICLE FIFTEEN shall not apply to a Transfer that is a 4.99% Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE FIFTEEN through duly authorized officers or agents of the Corporation. Nothing in this Section 3 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
Section 4.   Excess Securities.   No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 5 of this ARTICLE FIFTEEN or until an approval is obtained under Section 3 of this ARTICLE FIFTEEN. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section 4 or Section 5 of this ARTICLE FIFTEEN shall also be a Prohibited Transfer. For the avoidance doubt, all of the Corporation Securities which are the subject of a Prohibited Transfer shall constitute Excess Securities.
Section 5.   Transfer to Agent.
(a)   If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer, then, upon written demand by the Corporation sent within thirty (30) days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided,however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale or sales within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities, would otherwise adversely affect the value of the Corporation Securities or would be in violation of applicable securities laws.
(b)   If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 6 of this ARTICLE FIFTEEN if the Agent rather than the Purported Transferee had resold the Excess Securities.
Section 6.   Application of Proceeds and Prohibited Distributions.   The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third,
CNO Financial Group, Inc. 2022 Proxy StatementA-7

any remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 6. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 6 inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.
Section 7.   Modification of Remedies for Certain Indirect Transfers.   In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware law (“Securities,” and individually, a “Security”) but which would cause a 4.99% Stockholder to violate a restriction on Transfers provided for in this ARTICLE FIFTEEN, the application of Section 5 and Section 6 of this ARTICLE FIFTEEN shall be modified as described in this Section 7. In such case, no such 4.99% Stockholder shall be required to dispose of any interest that is not a Security, but such 4.99% Stockholder and/or any Person whose ownership of Securities is attributed to such 4.99% Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.99% Stockholder, following such disposition, not to be in violation of this ARTICLE FIFTEEN. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 5 and 6 of this ARTICLE FIFTEEN, except that the maximum aggregate amount payable either to such 4.99% Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such 4.99% Stockholder or such other Person. The purpose of this Section 7 is to extend the restrictions in Sections 2 and 5 of this ARTICLE FIFTEEN to situations in which there is a 4.99% Transaction without a direct Transfer of Securities, and this Section 7, along with the other provisions of this ARTICLE FIFTEEN, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.
Section 8.   Legal Proceedings; Prompt Enforcement.   If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a written demand pursuant to Section 5 of this ARTICLE FIFTEEN (whether or not made within the time specified in Section 5 of this ARTICLE FIFTEEN), then the Corporation may take all such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 8 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this ARTICLE FIFTEEN being void ab initio, (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (c) cause any failure of the Corporation to act within the time periods set forth in Section 5 of this ARTICLE FIFTEEN to constitute a waiver or loss of any right of the Corporation under this ARTICLE FIFTEEN. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this ARTICLE FIFTEEN.
Section 9.   Liability.   To the fullest extent permitted by law, any stockholder subject to the provisions of this ARTICLE FIFTEEN who knowingly violates the provisions of this ARTICLE FIFTEEN and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.
Section 10.   Obligation to Provide Information.   As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this ARTICLE FIFTEEN or the status of the Tax Benefits of the Corporation.
Section 11.   Legends.   The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this ARTICLE FIFTEEN bear the following legend:
“THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED (THE “AMENDED AND RESTATED CERTIFICATE OF INCORPORATION”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING

CNO Financial Group, Inc. 2022 Proxy Statement

THE TRANSFER (AS DEFINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 4.99% STOCKHOLDER (AS DEFINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER THE EXCESS SECURITIES (AS DEFINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CAUSE THE 4.99% STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE.”
The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Section 3 of this ARTICLE FIFTEEN also bear a conspicuous legend referencing the applicable restrictions.
Section 12.   Authority of Board of Directors.
(a)   The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this ARTICLE FIFTEEN, including, without limitation, determining (i) the identification of 4.99% Stockholders, (ii) whether a Transfer is a 4.99% Transaction or a Prohibited Transfer, (iii) whether it shall grant a waiver in accordance with Section 3 of this ARTICLE FIFTEEN, (iv) the Percentage Stock Ownership in the Corporation of any 4.99% Stockholder, (v) whether an instrument constitutes a Corporation Security, (vi) the amount (or fair market value) due to a Purported Transferee pursuant to Section 6 of this ARTICLE FIFTEEN, and (vii) any other matters which the Board of Directors deems relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this ARTICLE FIFTEEN. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this ARTICLE FIFTEEN for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this ARTICLE FIFTEEN.
(b)   Nothing contained in this ARTICLE FIFTEEN shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits; provided that the Board of Directors shall not extend the Expiration Date. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate the Expiration Date, (ii) modify the percentage Stock Ownership interest in the Corporation or the Persons or groups covered by this ARTICLE FIFTEEN, (iii) modify the definitions of any terms set forth in this ARTICLE FIFTEEN or (iv) modify the terms of this ARTICLE FIFTEEN as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.
(c)   In the case of an ambiguity in the application of any of the provisions of this ARTICLE FIFTEEN, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this ARTICLE FIFTEEN requires an action by the Board of Directors but fails to provide specific guidance with
CNO Financial Group, Inc. 2022 Proxy StatementA-9

respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this ARTICLE FIFTEEN. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this ARTICLE FIFTEEN. The Board of Directors may delegate all or any portion of its duties and powers under this ARTICLE FIFTEEN to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE FIFTEEN through duly authorized officers or agents of the Corporation. Nothing in this ARTICLE FIFTEEN shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
Section 13.   Reliance.   To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this ARTICLE FIFTEEN, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.
Section 14.   Benefits of This ARTICLE FIFTEEN.   Nothing in this ARTICLE FIFTEEN shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this ARTICLE FIFTEEN. This ARTICLE FIFTEEN shall be for the sole and exclusive benefit of the Corporation and the Agent.
Section 15.   Severability.   The purpose of this ARTICLE FIFTEEN is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this ARTICLE FIFTEEN or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this ARTICLE FIFTEEN.
Section 16.   Waiver.   With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this ARTICLE FIFTEEN, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

CNO Financial Group, Inc. 2022 Proxy Statement

CNO Financial Group, Inc.
11825 N. Pennsylvania Street
Carmel, IN 46032
(317) 817-6100
CNOinc.com
© 2022 CNO Financial Group
(03/22) 198706

CNO FINANCIAL GROUP, INC. 11825 N PENNSYLVANIA ST CARMEL, IN 46032 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 18, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CNO2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 18, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY D74861-P69979 CNO FINANCIAL GROUP, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees:1a. Gary C. Bhojwani 1b. Ellyn L. Brown 1e. Mary R. (Nina) Henderson 1c. Stephen N. David 1d. David B. Foss 1h. Steven E. Shebik 1f. Daniel R. Maurer 1g. Chetlur S. Ragavan 1i. Frederick J. Sievert The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2022. 2. Approval, by non-binding advisory vote, of the executive compensation of the Company's Named Executive Officers. 3. Approval of the Company's Amended and Restated Certificate of Incorporation to include the Replacement NOL Protective Amendment. NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

D74862-P69979

CNO FINANCIAL GROUP, INC.
Annual Meeting of Shareholders
May 19, 2022 8:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Paul H. McDonough, Eric R. Johnson and John R. Kline, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common Stock of CNO FINANCIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, EDT on May 19, 2022, via live webcast at www.virtualshareholdermeeting.com/CNO2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side